SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                     FORM 10

                   GENERAL FORM FOR REGISTRATION OF SECURITIES
     Pursuant to Section 12(b) or (g) of the Securities Exchange Act of 1934


                     Belcrest Capital Fund LLC (the "Fund")
                     --------------------------------------
             (Exact name of registrant as specified in its charter)


          Massachusetts                                  04-3453080
          -------------                          -------------------------
    (State of organization)                 (I.R.S. Employer Identification No.)


                The Eaton Vance Building
         255 State Street, Boston, Massachusetts                    02109
         ---------------------------------------                    -----
         (Address of principal executive offices)                 (Zip Code)


Registrant's telephone number:        617-482-8260
                               -------------------

Securities to be registered pursuant to Section 12(b) of the Act:    None
                                                                 --------

Securities to be registered pursuant to Section 12(g) of the Act:

           Limited Liability Company Interests in the Fund ("Shares")
           ----------------------------------------------------------
                                (Title of class)





                    The Exhibit Index is located on page 70.

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT
                 ----------------------------------------------


ITEM 1.  BUSINESS
-----------------

     Belcrest Capital Fund LLC (the "Fund") is a Massachusetts limited liability company organized in 1998 to provide diversification and tax-sensitive investment management to investors who are "qualified purchasers" as defined in
Section 2(a)(51)(A) of the Investment Company Act of 1940, as amended (the "1940 Act"), and the rules thereunder. The Fund commenced its investment operations on November 24, 1998. The Fund conducted no operations prior to that date.

     The Fund seeks to achieve long-term, after-tax returns for qualified purchasers who have invested in the Fund ("Shareholders") by acquiring limited liability company interests ("Shares") in the Fund. The Fund pursues its investment objective primarily by investing indirectly in Tax-Managed Growth Portfolio (the "Portfolio"), a diversified, open-end management investment company registered under the 1940 Act, with net assets of approximately $15.1 billion as of December 31, 1999. The Portfolio was organized in 1995 as successor to the investment operations of Capital Exchange Fund, a mutual fund established in 1966 and managed from inception for long-term, after-tax returns. The Fund maintains its indirect investment in the Portfolio by investing in Belvedere Capital Fund Company LLC (the "Company"), a separate Massachusetts limited liability company that invests exclusively in the Portfolio. As of December 31, 1999, the investment assets of the Company consisted exclusively of an interest in the Portfolio with a value of $7.70 billion. As of such date, assets of the Fund invested in the Company totaled $4.08 billion.

     The investment objective of the Portfolio is to achieve long-term, after-tax returns for its investors by investing in a diversified portfolio of equity securities. The Portfolio emphasizes investments in common stocks of domestic and foreign growth companies that are considered to be high in quality and attractive in their long-term investment prospects. Under normal market conditions, the Portfolio will invest at least 65% of its assets in common stocks. Although the Portfolio may also invest in investment-grade preferred stocks and debt securities, purchases of such securities are normally limited to securities convertible into common stocks and temporary investments in short-term notes and government obligations. During periods in which the investment adviser to the Portfolio believes that returns on common stock investments may be unfavorable, the Portfolio may invest a portion of its assets in U.S. government obligations and high quality short-term notes. The Portfolio's holdings represent a number of different industries. Not more than 25% of the Portfolio's assets may be invested in the securities of issuers having their principal business activity in the same industry, determined as of the time of acquisition of any such securities.

     In its operations, the Portfolio seeks to achieve long-term, after-tax returns in part by minimizing the taxes incurred by investors in the Portfolio in connection with the Portfolio's investment income and realized capital gains. Taxes on investment income are minimized by investing primarily in lower-yielding securities. Taxes on realized capital gains are minimized by avoiding or minimizing the sale of securities holdings with large accumulated capital gains. The Portfolio seeks to invest in a broadly diversified portfolio of stocks and to invest primarily in established companies with characteristics of above-average growth, predictability and stability that are acquired with the expectation of being held for a period of years. The Portfolio generally seeks to avoid realizing short-term capital gains. When a decision is made to sell a particular appreciated security, the Portfolio will select for sale the share lots resulting in the most favorable tax treatment, generally those with holding periods sufficient to qualify for long-term capital gains treatment that have the highest cost basis. The Portfolio may, when deemed prudent by its investment adviser, sell securities to realize capital losses that can be used to offset realized gains.

     To protect against price declines in securities holdings with large accumulated capital gains, the Portfolio may use various investment techniques, including, but not limited to, the purchase of put options on securities held, equity collars (combining the purchase of a put option and the sale of a call option), equity swaps, covered short sales, and the sale of stock index futures contracts. By using these techniques rather than selling such securities, the Portfolio can reduce its exposure to price declines in the securities without realizing substantial capital gains under current tax law. The Portfolio's ability to utilize covered short sales, certain equity swaps and certain equity collar strategies as a tax-efficient management technique with respect to holdings of appreciated securities is limited to circumstances in which the hedging transaction is closed out within thirty days after the end of the Portfolio's taxable year and the underlying appreciated securities position is held unhedged for at least the next sixty days after such hedging transaction is closed. The use of these investment techniques may require the Portfolio to commit or make available cash and, therefore, may not be available at such times as the Portfolio has limited holdings of cash.

     Separate from its investment in the Portfolio through the Company, the Fund invests through its subsidiary, Belcrest Realty Corporation ("BRC"), in a portfolio of income-producing preferred equity interests in real estate operating partnerships ("Partnership Preference Units") affiliated with real estate investment trusts ("REITs") that are publicly traded. Each issue of Partnership Preference Units held by BRC pays, or is expected to pay, regular quarterly dividends at fixed rates. None of the issues of Partnership Preference Units is or will be registered under the Securities Act of 1933, as amended (the "Securities Act"), and each issue is thus subject to restrictions on transfer. BRC invests in Partnership Preference Units of issuers whose preferred equity or senior debt securities are deemed by its investment adviser to be of investment-grade quality. BRC may make other types of real estate investments, such as interests in real properties subject to triple net leases and equity interests in other types of entities (such as partnerships and REITs) holding income-producing real properties. BRC may purchase Partnership Preference Units from, and sell them to, other investment funds sponsored by the Eaton Vance organization and REIT subsidiaries thereof.

     BRC is a Delaware corporation that intends to operate in such a manner as to qualify for taxation as a REIT under the Internal Revenue Code (the "Code"). As a REIT, BRC will not be subject to federal income tax to the extent that it distributes all of its earnings to its stockholders each year. As at December 31, 1999, assets of the Fund invested in BRC totaled $949.8 million.

     Subsequent to December 31, 1999, the Fund indirectly acquired real property through a newly created wholly-owned subsidiary of BRC, Bel Santa Ana LLC. The property, two suburban office buildings in Santa Ana, California, is leased to a single investment-grade rated tenant under a triple net lease. The property carries secured, non-recourse, fixed-rate financing from GMAC Commercial Mortgage Corporation. Additionally, BRC formed a REIT with a major private multifamily property company in which BRC is a majority shareholder and the multifamily company is a minority shareholder. The initial assets of the new REIT are multi-family housing units formerly owned by the minority shareholder and financed through secured, non-recourse, fixed-rate debt.

     The Fund's investments in real estate through BRC are financed using borrowings under a seven-year revolving credit facility (the "Credit Facility") established with Merrill Lynch International Bank Limited. The Fund's obligations under the Credit Facility are secured by a pledge of its assets, including BRC common stock and shares of the Company. Borrowings under the Credit Facility are at an annual rate of LIBOR plus 0.45%, based on interest periods of one month to five years as selected by the Fund. Interest on outstanding borrowings is payable at the end of each interest period, but not less frequently than semi-annually. The Fund also pays a commitment fee of 0.10% on the unused loan commitment amount. As of December 31, 1999, outstanding borrowings under the Credit Facility totaled $1.13 billion, and the unused loan commitment amount was $20.0 million.

     The Fund has entered into cancelable interest rate swap agreements (the "swap agreements") with Merrill Lynch Capital Services, Inc. ("MLCS"), to lock in a positive spread between the distributions payable on BRC's current holdings of Partnership Preference Units and the interest cost of the associated Fund borrowings under the Credit Facility. The swap agreements are valued on an ongoing basis by the Fund's investment adviser. The Fund has the right to terminate the swap agreements beginning in 2003, at dates corresponding approximately to the initial call dates of the Partnership Preference Units held by BRC. MLCS is a secured party under the Credit Facility. The obligations of MLCS under the arrangements are supported by the guarantee of Merrill Lynch & Co., Inc.

     The Fund issued Shares to Shareholders at closings taking place on November 24, 1998, February 23, 1999, April 29, 1999, July 28, 1999, September 7, 1999,
September 29, 1999 and October 22, 1999. At the seven closings, an aggregate of 33,519,481 Shares were issued in exchange for Shareholder contributions totaling $3,646.0 million. All Shareholder contributions (other than contributions by the Fund's Manager) were made in the form of securities. At each closing, all of the securities contributed by Shareholders were exchanged by the Fund into the Company for shares of the Company. Immediately thereafter, all of such securities were exchanged by the Company into the Portfolio for an interest in the Portfolio.

     Shares of the Fund were privately offered and sold only to "accredited investors" as defined in Rule 501(a) under the Securities Act who were "qualified purchasers" (as defined in Section 2(a)(51)(A) of the 1940 Act). The offering was conducted by Eaton Vance Distributors, Inc. ("EVD") as placement agent and by certain subagents appointed by EVD in reliance upon the exemption from registration provided by Rule 506 under the Securities Act.

     The Fund discontinued its private offering on October 22, 1999.

     The Fund has no officers or employees, inasmuch as its business affairs are conducted by its Manager, Eaton Vance Management ("EVM"), a Massachusetts business trust with offices at The Eaton Vance Building, 255 State Street, Boston, Massachusetts 02109, and its investment operations are conducted by its investment adviser, Boston Management and Research, a wholly-owned subsidiary of EVM.

ITEM 2.  FINANCIAL INFORMATION.
-------------------------------

Table of Selected Financial Data
--------------------------------

Note: The Fund commenced its investment operations on November 24, 1998 (start of business), and the consolidated data referred to below reflects the period commencing on that date through December 31, 1998 (the end of the Fund's first fiscal year) and the fiscal year ended December 31, 1999.

                                                           Period Ended                Fiscal Year
                                                         December 31, 1998           December 31, 1999
                                                         -----------------           -----------------
Total investment income                                       $1,303,798                 $69,398,141

Interest expense                                              $1,006,805                 $39,181,865

Net expenses (including interest expense)                     $1,918,650                 $53,487,074

Net investment income (loss)                                  $(614,852)                 $15,911,067

                                       3



Net realized loss                                             $(233,937)               $(20,032,514)

Net change in unrealized appreciation                        $30,412,330                $351,001,290

Net increase in net assets from operations                   $29,563,541                $346,879,843

Total assets                                                $711,459,486              $5,066,809,383

Loan payable                                                $165,000,000              $1,130,000,000

Net assets                                                  $544,202,835              $3,920,612,531

Shares outstanding                                             5,148,858                  33,007,386

Net Asset Value and Redemption Price per Share                   $105.69                     $118.78

Distribution paid per Share                                        $0.05                       $0.91

Management's Discussion and Analysis of
Financial Condition and Result of Operations
--------------------------------------------

Results of Operations
---------------------

     Increases and decreases in the Fund's net asset value per Share are derived from net investment income, and realized and unrealized gains and losses on investments, including securities investments held through the Fund's indirect interest (through the Company) in the Portfolio, real estate investments held through BRC and any direct investments of the Fund. Expenses of the Fund include its pro-rata share of the expenses of BRC, the Company, and indirectly the Portfolio, as well as the actual and accrued expenses of the Fund. The Fund's most significant expense is interest incurred on borrowings under the Credit Facility. Fund borrowings are used primarily to finance the purchase of Partnership Preference Units through BRC. The interest paid on Fund borrowings is offset by the dividends earned from the Fund's indirect investment in Partnership Preference Units. The Fund's realized and unrealized gains and losses on investments are based on its allocated share of the realized and unrealized gains and losses of the Company, and indirectly the Portfolio, as well as realized and unrealized gains and losses on investments in Partnership Preference Units through BRC. The realized and unrealized gains and losses on investments have the most significant impact on the Fund's net asset value per Share and result from sales of such investments and changes in their underlying value. The investments of the Portfolio consist primarily of common stocks of domestic and foreign growth companies that are considered to be high in quality and attractive in their long-term investment prospects. Because the securities holdings of the Portfolio are broadly diversified, the performance of the Portfolio cannot be attributed to one particular stock or one particular industry or market sector. The performance of the Portfolio and the Fund are substantially influenced by the overall performance of the United States stock market, as well as by the relative performance versus the overall market of specific stocks and classes of stocks in which the Portfolio maintains large positions. Through the impact of interest rates on the valuation of the Fund's investments in Partnership Preference Units through BRC and its positions in interest rate swap agreements, the performance of the Fund is also affected by movements in interest rates and, particularly, by changes in credit spread relationships. On a combined basis, the Fund's Partnership Preference Units and interest rate swaps generally decline in value when credit spreads widen (as fixed income markets grow more risk-averse) and generally increase in value when credit spreads tighten.

RESULTS OF OPERATIONS  FOR THE PERIOD FROM THE START OF BUSINESS TO DECEMBER 31,
     1999

     The Fund achieved a total return of 5.7% for the period from its inception on November 24, 1998 until December 31, 1998. This return reflects an increase in the Fund's net asset value per Share from $100.00 to $105.69, and the payment of an income distribution of $0.05 per share at the conclusion of the year. For comparison, the Standard & Poor's 500 Index (the "S&P 500"), an unmanaged index commonly used to measure the performance of U.S. stocks, had a total return of 3.8% over the same period.

     For the fiscal year ended December 31, 1999, the Fund achieved a total return of 13.30%. This return reflects an increase in the Fund's net asset value per Share from $105.69 to $118.78, and the payment of an income distribution of $0.91 per share at the conclusion of the year. For comparison, the S&P 500 had a total return of 21.03% over the same period.

     The stock market's 1999 performance was similar to its performance for 1998. 1999 marked an unprecedented fifth consecutive year of 20%-plus returns for the S&P 500. Similar to 1998, though, the Index's returns came from a very narrow group of stocks, with only 31 stocks accounting for all the appreciation in the S&P 500. The other 469 stocks included in the Index were, on balance, flat. Of the 31 top-contributing stocks in the Index, over two-thirds were drawn from the technology, media, and communications industries.

     The fixed income markets experienced a very volatile 1999, as the Federal Reserve Board's actions and economic strength kept the bond markets on the defensive for much of the year. Rates on the benchmark 30-year Treasury bond rose nearly 1.90% in 1999, one of the biggest annual increases in recent history.

     The Fund participates in fixed income markets through its portfolio of Partnership Preference Units, issued by operating partnerships affiliated with publicly-traded REITs. The Fund's performance during the year was negatively affected by markdowns in the value of its holdings of Partnership Preference Units, particularly in the last few weeks of 1999. At year-end, the REIT preferred stock universe that the Fund uses as a primary valuation benchmark was quite weak, largely as a result of tax-loss selling pressures and other short-term technical factors. The U.S. real estate market remains fundamentally strong. All of the Fund's holdings of Partnership Preference Units are current in their distribution payments and none of their issuers have experienced credit rating downgrades.

Liquidity and Capital Resources
-------------------------------

     As of December 31, 1999, the Fund had outstanding borrowings of $1.13 billion and unused loan commitments of $20.0 million under the Credit Facility established with Merrill Lynch International Bank Limited, the term of which extends until November 24, 2005. As of December 31, 1998, the Fund had outstanding borrowings of $165 million and unused loan commitments of $135 million under the Credit Facility. The Credit Facility is being used primarily to finance the Fund's investments in Partnership Preference Units and will continue to be used for such purposes in the future, as well as to provide for any short-term liquidity needs of the Fund. In the future, the Fund may increase the size of the Credit Facility (subject to lender consent) and the amount of outstanding borrowings thereunder for these purposes.

     The Fund may redeem shares of the Company at any time. Both the Company and the Portfolio follow the practice of normally meeting redemptions by distributing securities, consisting, in the case of the Company, of securities drawn from the Portfolio. The Company and the Portfolio may also meet redemptions by distributing cash. As of December 31, 1999, the Portfolio had cash and short-term investments totaling $642.7 million, compared to $432.4 million as of December 31, 1998. The Portfolio participates in a $150 million multi-fund unsecured line of credit agreement with a group of banks. The Portfolio may temporarily borrow from the line of credit to satisfy redemption requests in cash or to settle investment transactions. The Portfolio had no outstanding borrowings at December 31, 1998 or December 31, 1999. As of December 31,1999, the net assets of the Portfolio totaled $15.1 billion, compared to $8.7 billion as of December 31, 1998. To ensure liquidity for investors in the Portfolio, the Portfolio may not invest more than 15% of its net assets in illiquid assets. As of December 31, 1999, restricted securities, which are considered illiquid, constituted 5.0% of the net assets of the Portfolio, compared to 6.5% as of December 31, 1998.

     The Partnership Preference Units held by BRC are not registered under the Securities Act and are subject to substantial restrictions on transfer. As such, they are considered illiquid.

     Redemptions of Fund Shares are met primarily by distributing securities drawn from the Portfolio, although cash may also be distributed. Shareholders generally do not have the right to receive the proceeds of Fund redemptions in cash.

Market Risks
------------

     The value of Fund Shares may not increase or may decline. The performance of the Fund fluctuates. There can be no assurance that the performance of the Fund will match that of the United States stock market or that of other equity funds. In managing the Portfolio for long-term, after-tax returns, the Portfolio's investment adviser generally seeks to avoid or minimize sales of securities with large accumulated capital gains, including contributed securities. Such securities constitute a substantial portion of the assets of the Portfolio. Although the Portfolio may utilize certain management strategies in lieu of selling appreciated securities, the Portfolio's, and hence the Fund's, exposure to losses during stock market declines may nonetheless be higher than that of funds that do not follow a general policy of avoiding sales of highly-appreciated securities.

     The Portfolio invests in securities issued by foreign companies and the Fund may acquire foreign investments. Foreign investments involve considerations and possible risks not typically associated with investing in the United States. The value of foreign investments to U.S. investors may be adversely affected by changes in currency rates. Foreign brokerage commissions, custody fees and other costs of investing are generally higher than in the United States, and foreign investments may be less liquid, more volatile and more subject to government regulation than in the United States. Foreign investments could be adversely affected by other factors not present in the United States, including expropriation, confiscatory taxation, lack of uniform accounting and auditing standards, armed conflict, and potential difficulty in enforcing contractual obligations.

     In managing the Portfolio, the investment adviser may purchase or sell derivative instruments (which derive their value by reference to other securities, indices, instruments, or currencies) to hedge against securities price declines and currency movements and to enhance returns. Such transactions may include, without limitation, the purchase and sale of stock index futures contracts and options on stock index futures; the purchase of put options and the sale of call options on securities held; equity swaps; and the purchase and sale of forward currency exchange contracts and currency futures. The Portfolio may make short sales of securities provided that an equal amount is held of the security sold short (a covered short sale) and may also lend portfolio securities. The Fund utilizes cancelable interest rate swap agreements to fix the cost of its borrowings over the term of the Credit Facility. In the future, the

Fund may use other interest rate hedging arrangements (such as caps, floors and collars) to fix or limit borrowing costs. The use of these investment techniques is a specialized activity that may be considered speculative and which can expose the Fund and the Portfolio to significant risk of loss. Successful use of these investment techniques is subject to the ability and performance of the investment adviser. The Fund's and the Portfolio's ability to meet their investment objectives may be adversely affected by the use of these techniques. The writer of an option or a party to an equity swap may incur losses that substantially exceed the payments, if any, received from a counterparty. Swaps, caps, floors, collars and over-the-counter options are private contracts in which there is also a risk of loss in the event of a default on an obligation to pay by the counterparty. Such instruments may be difficult to value, may be illiquid and may be subject to wide swings in valuation caused by changes in the price of the underlying security, index, instrument or currency. In addition, if the Fund or the Portfolio has insufficient cash to meet margin, collateral or settlement requirements, it may have to sell assets to meet such requirements. Alternatively, should the Fund or the Portfolio fail to meet these requirements, the counterparty or broker may liquidate positions of the Fund or the Portfolio. The Portfolio may also have to sell or deliver securities holdings in the event that it is not able to purchase securities on the open market to cover its short positions or to close out or satisfy an exercise notice with respect to options positions it has sold. In any of these cases, such sales may be made at prices or in circumstances that the investment adviser considers unfavorable.

     The Portfolio's ability to utilize covered short sales, certain equity swaps and certain equity collar strategies (combining the purchase of a put option and the sale of a call option) as a tax-efficient management technique with respect to holdings of appreciated securities is limited to circumstances in which the hedging transaction is closed out within thirty days of the end of the Portfolio's taxable year and the underlying appreciated securities position is held unhedged for at least the next sixty days after such hedging transaction is closed. There can be no assurance that counterparties will at all times be willing to enter into covered short sales, interest rate hedges, equity swaps and other derivative instrument transactions on terms satisfactory to the Fund or the Portfolio. The Fund's and the Portfolio's ability to enter into such transactions may also be limited by covenants under the Credit Facility, the federal margin regulations and other laws and regulations. The Portfolio's use of certain investment techniques may be constrained because the Portfolio is a diversified, open-end management investment company registered under the 1940 Act and because other investors in the Portfolio are regulated investment companies under Subchapter M of the Code. Moreover, the Fund and the Portfolio are subject to restrictions under the federal securities laws on their ability to enter into transactions in respect of securities that are subject to restrictions on transfer pursuant to the Securities Act.

     Although intended to add to returns, the borrowing of funds to purchase Partnership Preference Units through BRC exposes the Fund to the risk that the returns achieved on the Partnership Preference Units will be lower than the cost of borrowing to purchase such assets and that the leveraging of the Fund to buy such assets will therefore diminish the returns to be achieved by the Fund as a whole. In addition, there is a risk that the availability of financing will be interrupted at some future time, requiring the Fund to sell assets to repay outstanding borrowings or a portion thereof. It may be necessary to make such sales at unfavorable prices. The Fund's obligations under the Credit Facility are secured by a pledge of its assets. In the event of default, the lender could elect to sell assets of the Fund without regard to consequences of such action for Shareholders. The rights of the lender to receive payments of interest on and repayments of principal of borrowings is senior to the rights of the Shareholders. Under the terms of the Credit Facility, the Fund is not permitted to make distributions of cash or securities while there is outstanding an event of default under the Credit Facility. During such periods, the Fund would not be able to honor redemption requests or make cash distributions.

     The Partnership Preference Units held by the Fund through its investment in BRC are subject to restrictions on transfer, including, among other restrictions, limitations on the manner of resale and the requirement that the general partner of the issuer consent to transfers. In addition, there is no active secondary market for any Partnership Preference Units that BRC holds. Accordingly, BRC's investments in Partnership Preference Units are illiquid. The success of BRC's investments in Partnership Preference Units depends in part on many factors related to the real estate market and to the issuing partnerships that may affect such partnerships' profitability and their ability to make distributions to holders of Partnership Preference Units. These factors include, without limitation, general economic conditions, the supply and demand for different types of real properties, the financial health of tenants, the timing of lease expirations and terminations, fluctuations in rental rates and operating costs, exposure to adverse environmental conditions and losses from casualty or condemnation, interest rates, availability of financing, managerial performance, government rules and regulations, and acts of God. Although BRC's investments in Partnership Preference Units are, to some degree, insulated from risk by virtue of their senior position relative to other equity interests in the issuing partnerships and by their diversification across a range of property types and geographic regions, the above-referenced factors can substantially affect the value and marketability of such investments over time. There can be no assurance that the investments in Partnership Preference Units will be an economic success.

     The valuations of Partnership Preference Units held by the Fund through its investment in BRC fluctuate over time to reflect, among other factors, changes in interest rates, changes in the perceived riskiness of such units (including call risk), changes in the perceived riskiness of comparable or similar securities trading in the public market and the relationship between supply and demand for comparable or similar securities trading in the public market. Increases in interest rates and increases in the perceived riskiness of such units or comparable or similar securities will adversely affect the valuation of the Partnership Preference Units. Fluctuations in the value of Partnership Preference Units derived from changes in general interest rates can be expected to be offset in part (but not entirely) by changes in the value of cancelable interest rate swap agreements or other interest rate hedges entered into by the Fund with respect to its borrowings under the Credit Facility. Fluctuations in the value of Partnership Preference Units derived from other factors besides general interest rate movements (including issuer-specific and sector-specific credit concerns and changes in interest rate spread relationships) will not be offset by changes in the value of interest rate swap agreements or other interest rate hedges entered into by the Fund. Changes in the valuation of the Partnership Preference Units not offset by changes in the valuation of interest rate swap agreements or other interest rate hedges entered into by the Fund will cause the performance of the Fund to deviate from the performance of the Portfolio. Over time, the performance of the Fund can be expected to be more volatile than the performance of the Portfolio.

ITEM 3.  PROPERTIES.
--------------------

     At December 31, 1999, the Fund did not own any physical properties, other than indirectly as a result of BRC's investments in Partnership Preference Units.

     Subsequent to December 31, 1999, the Fund indirectly acquired real property through a newly created wholly-owned subsidiary of BRC, Bel Santa Ana LLC. The property, two suburban office buildings in Santa Ana, California, is leased to a single investment-grade rated tenant under a triple net lease. Additionally, BRC formed a REIT with a major private multifamily property company in which BRC is the majority shareholder and the multifamily company is a minority shareholder. The initial assets of the new REIT are multifamily housing units formerly owned by minority shareholder.

ITEM 4.  SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT.
------------------------------------------------------------------------

     (a) Security Ownership of Certain Beneficial Owners.

          To the knowledge of the Fund, no person beneficially owns more than five percent of the Shares of the Fund.

     (b) Security Ownership of Management.

          EVM, the Manager of the Fund, beneficially owned 100.862 Shares of the Fund as of March 31, 2000. None of the other entities or individuals named in response to Item 5 below beneficially owned Shares of the Fund as of March 31, 2000.

     (c) Changes in Control.

         Not applicable.

ITEM 5.  DIRECTORS AND EXECUTIVE OFFICERS.
------------------------------------------

     The Fund has no individual directors or executive officers. The Fund is managed by EVM. Each of the Fund, BRC and the Portfolio engage Boston Management and Research ("BMR"), a wholly-owned subsidiary of EVM, as investment adviser. EVM, its affiliates and predecessor companies have been investment advisers to individuals and institutions since 1924 and have been advising investment companies since 1931. BMR and EVM currently have assets under investment management of approximately $45 billion. EVM is a wholly-owned subsidiary of Eaton Vance Corp. ("EVC"), a publicly-held holding company which, through its subsidiaries and affiliates, engages primarily in investment management, administration and marketing activities. The non-voting common stock of EVC is listed and traded on the New York Stock Exchange. All shares of the voting common stock of EVC are held in a voting trust, the voting trustees of which are senior officers of the Eaton Vance organization. Eaton Vance, Inc. ("EV"), a wholly-owned subsidiary of EVC, is the sole trustee of EVM and of BMR, each of which is a Massachusetts business trust. The names of the executive officers and the directors of EV and their ages and principal occupations are set forth below:

DIRECTORS AND EXECUTIVE OFFICERS OF EATON VANCE, INC.
-----------------------------------------------------

     James B. Hawkes, (58), is Chairman, President and Chief Executive Officer of EVM, BMR, EVC and EV and a Director of EVC and EV. He is also Director or Trustee and an officer of various investment companies managed by EVM or BMR and has been employed by the Eaton Vance organization for 29 years.

     Alan R. Dynner, (59), is a Vice President and Chief Legal Officer of EVM, BMR, EVC and EV and an officer of various investment companies managed by EVM or BMR. He joined Eaton Vance on November 1, 1996. Prior to joining Eaton Vance, Mr. Dynner was a partner in the New York and Washington offices of the law firm of Kirkpatrick & Lockhart LLP. Mr. Dynner was Executive Vice President of Neuberger & Berman Management, Inc. from 1994 to 1995.

     William M. Steul, (57), is a Vice President and Chief Financial Officer of EVM, BMR, EVC and EV. He joined Eaton Vance in December 1994.

     Eric G. Woodbury (42), is a Vice President of EVM, BMR and EVC and Assistant Secretary of EV. He joined Eaton Vance in February 1993.

ITEM 6.  EXECUTIVE COMPENSATION.
--------------------------------

     Under the terms of the Fund's investment advisory and administrative agreement with BMR, BMR receives a monthly advisory and administrative fee at the rate of 1/20th of 1% (equivalent to 0.60% annually) of the average daily gross investment assets of the Fund reduced by that portion of the monthly advisory fee for such month payable by the Portfolio which is attributable to the value of the Fund's investment in the Company. The term gross investment assets of the Fund is defined in the agreement to include the value of all assets of the Fund other than the Fund's investments in BRC, minus the sum of the Fund's liabilities other than the principal amount of money borrowed. The advisory fee payable for such month to BMR by the Portfolio in respect of the Fund's indirect investment in the Portfolio is credited toward the Fund's advisory and administrative fee payment. For the period commencing with the start of the Fund's business, November 24, 1998, through December 31, 1998 and for the fiscal year ended December 31, 1999 the advisory and administrative fees paid by the Fund to BMR, less the Fund's allocated share of the Portfolio's advisory fee, totaled $179,998 and $6,963,463, respectively.

     Under the terms of BRC's management agreement with BMR, BMR receives a monthly management fee at the rate of 1/20th of 1% (equivalent to 0.60%
annually) of the average daily gross investment assets of BRC. The term gross investment assets of BRC is defined in the agreement to include the value of all assets of BRC, minus the sum of BRC's liabilities other than the principal amount of money borrowed. For the period commencing with the start of BRC's business, November 24, 1998, through December 31, 1998 and for the fiscal year ended December 31, 1999, BRC paid BMR management fees of $97,730 and $3,646,587, respectively.

     Under the terms of the Portfolio's investment advisory agreement with BMR, BMR receives a monthly advisory fee at a base rate of 5/96 of 1% (equivalent to 0.625% annually) of the average daily net assets of the Portfolio up to $500 million. On net assets of $500 million or more the monthly fee is reduced and is computed as follows: 9/192 of 1% (equivalent to 0.5625% annually) of the average daily net assets of the Portfolio of $500 million but less than $1 billion; 1/24 of 1% (equivalent to 0.50% annually) of the average daily net assets of the Portfolio of $1 billion but less than 1.5 billion; 7/192 of 1% (equivalent to 0.4375% annually) of the average daily net assets of the Portfolio of $1.5 billion; but less than $7 billion; 17/480 of 1% (equivalent to 0.425% annually) of the average daily net assets of the Portfolio of $7 billion but less than $10 billion; and 11/320 of 1% (equivalent to 0.4125% annually) of the average daily net assets of the Portfolio of $10 billion and above. As of December 31, 1998 and December 31, 1999, net assets of the Portfolio totaled $8,704.9 million and $15,114.6 million, respectively. Effective February 23, 2000, the monthly advisory fee on average daily net assets of the Portfolio of $15 billion and above is computed at the rate of 1/30 of 1% (equivalent to 0.40% annually). As indicated above, the Fund's allocated share of the monthly advisory fee paid by the Portfolio to BMR is credited toward the Fund's advisory and administrative fee payments. For the period commencing with the start of the Fund's business, November 24, 1998, through December 31, 1998 and for the fiscal year ended December 31, 1999, the advisory fee applicable to the Portfolio was 0.46% and 0.45%, respectively, of average daily net assets for such periods, and the Fund's allocated portion of the fee amounted to $179,998 and $9,380,632, respectively.

ITEM 7.  CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS.
--------------------------------------------------------

     See the information set forth under Item 6 above.

     Shares of the Fund were privately placed with qualified purchasers pursuant to a placement agency agreement entered into between the Fund and EVD as exclusive placement agent. EVD is a wholly-owned subsidiary of EVM. EVD appointed certain securities dealers as subagents to participate in the private offering. No selling commissions were paid by the Fund on behalf of Shareholders making investment commitments of $5 million or more. The Fund paid a 1.5% selling commission to EVD on behalf of each Shareholder making an investment commitment of less than $2 million and a 1.0% selling commission to EVD on behalf of each shareholder making an investment commitment of at least $2 million but less than $5 million. The selling commission paid by the Fund on behalf of a Shareholder was deducted from the contribution to the Fund by such Shareholder, thereby reducing the number of Shares of the Fund issued to the Shareholder. During the period from November 24, 1998 to December 31, 1998 and for the fiscal year ended December 31, 1999, the Fund paid selling commissions aggregating $2,577,428 and $11,854,961, respectively, pursuant to the placement agency agreement, and such selling commissions were paid by EVD to those subagents through which Shareholders invested in the Fund.

     Pursuant to a servicing agreement between the Company and EVD, the Company pays a servicing fee to EVD for providing certain services and information to direct and indirect investors in the Company. The servicing fee is paid on a quarterly basis, at an annual rate of 0.15% of the Company's average daily net assets. With respect to investors in the Company and Shareholders of the Fund who subscribed through a subagent, EVD will assign servicing responsibilities and fees to the applicable subagent, beginning twelve months after the issuance of shares of the Company or Shares of the Fund to such persons. The Fund will assume its allocated share of the Company's servicing fee. The servicing fee payable in respect of the Fund's investment in the Company is credited toward the Fund servicing fee described below. During the period from November 24, 1998 to December 31, 1998 and for the fiscal year ended December 31, 1999, the Company paid servicing fees aggregating $81,611 and $3,186,480, respectively, which were attributable to the Fund's investments in the Company.

     Pursuant to a servicing agreement between the Fund and EVD, the Fund pays a servicing fee to EVD for providing certain services and information to the Shareholders of the Fund. The servicing fee is paid on a quarterly basis, at an annual rate of 0.20% of the Fund's average daily net assets. With respect to Shareholders who subscribed through a subagent, EVD will assign servicing responsibilities and fees to the applicable subagent, beginning twelve months after the issuance of Shares of the Fund to such persons. The Fund's allocated share of the servicing fee paid by the Company is credited toward the Fund's servicing fee payment, thereby reducing the amount of the servicing fee paid by the Fund. During the period from November 24, 1998 to December 31, 1998 and for the fiscal year ended December 31, 1999, the Fund paid servicing fees aggregating $25,024 and $967,055, respectively.

     Of the foregoing service fee amounts allocated to and incurred by the Fund, $149,554 was paid to sub-agents based on the value of Shares sold by them. The balance of such amounts was retained by EVD.

     Under the terms of the Fund's distribution agreement with EVD, EVD receives a monthly distribution fee at an annual rate of 0.10% of the average daily net assets of the Fund as compensation for its services as placement agent. The distribution fee accrued from the Fund's initial closing and will continue for a period of ten years (subject to the annual approval of Eaton Vance, Inc.). For the period commencing with the start of the Fund's business, November 24, 1998, through December 31, 1998 and for the fiscal year ended December 31, 1999, the distribution fees paid or accrued to EVD totaled $52,501 and $2,075,525, respectively. BMR has agreed to waive a portion of the monthly advisory and administrative fee payable by the Fund to the extent that such fee, together with the BRC management fee and the monthly distribution fee to EVD, exceeds an annual rate of 0.60% of the average daily gross investment assets of the Fund (as defined in Item 6 above), reduced by the portion of the monthly advisory fee for such month payable by the Portfolio which is attributable to the value of the Fund's investment in the Portfolio. For the period commencing with the start of the Fund's business, November 24, 1998, through December 31, 1998 and for the fiscal year ended December 31, 1999, BMR has waived $52,501 and $2,075,525, respectively, of the advisory and administrative fee payable by the Fund.

     Shares of the Fund redeemed within three years of issuance are generally subject to a redemption fee equal to 1% of the net asset value of the Shares redeemed. The redemption fee is payable to BMR in cash by the Fund on behalf of the redeeming Shareholder. No redemption fee is imposed on Shares of the Fund held for at least three years, Shares acquired through the reinvestment of Fund distributions, Shares redeemed in connection with a tender offer or other extraordinary corporate event involving securities contributed by the redeeming Shareholder, or Shares redeemed following the death of all of the initial owners of the Shares redeemed. No redemption fee applies to redemptions by a Shareholder who, during any 12 month period, redeems less than 8% of the total number of Shares held by the Shareholder as of the beginning of such period. During the period from November 24, 1998 to December 31, 1998 and for the fiscal year ended December 31, 1999, BMR received redemption fees of $2,783 and $287,414, respectively, from the Fund on behalf of redeeming Shareholders.

ITEM 8.  LEGAL PROCEEDINGS.
---------------------------

     There are no material pending legal proceedings to which the Fund or BRC is a party or of which any of their property is the subject.

ITEM 9. NET ASSET VALUE OF AND DISTRIBUTIONS ON THE FUND'S SHARES AND RELATED SHAREHOLDER MATTERS.

     (a) Market Information, Restrictions on Transfer of Shares and Redemption of Shares.

     There is no established public trading market for the Shares of the Fund, and the transfer of Shares is severely restricted by the Operating Agreement of the Fund.

     Other than transfer to the Fund in a redemption, transfers of Shares are expressly prohibited without the consent of EVM, which consent may be withheld in its sole discretion for any reason or for no reason. The Shares have not been and will not be registered under the Securities Act, and may not be resold unless an exemption from such registration is available. Shareholders have no right to require registration of the Shares and the Fund does not intend to register the Shares under the Securities Act or take any action to cause an exemption (whether pursuant to Rule 144 of the Securities Act or otherwise) to be available. The Fund is not and will not be registered under the 1940 Act, and no transfer of Shares may be made that would, in the opinion of counsel to the Fund, result in the Fund being required to be registered under the 1940 Act. In addition, no transfer of Shares may be made unless, in the opinion of counsel for the Fund, such transfer would not result in termination of the Fund for purposes of Section 708 of the Code or result in the classification of the Fund as an association or a publicly traded partnership taxable as a corporation under the Code. In no event shall all or any part of a Shareholder's Shares be assigned to a minor or an incompetent, unless in trust for the benefit of such person. Shares may be sold, transferred, assigned or otherwise disposed of by a Shareholder only if, in the opinion of counsel, such transfer, assignment or disposition would not violate federal securities or state securities or "blue sky" laws (including investor qualification standards).

     Shares of the Fund may be redeemed on any business day. Redemptions of Shares held for at least three years will be met at net asset value. Shares redeemed within these years of issuance are generally subject to a redemption fee equal to 1% of the net asset value of the Shares redeemed. See Item 7 above. The Fund plans to meet redemption requests principally by distributing securities drawn from the Portfolio, but may also distribute cash. If requested by a redeeming Shareholder, the Fund will meet a redemption request by distributing securities that were contributed by the redeeming Shareholder, provided that such securities are held in the Portfolio at the time of redemption. The securities contributed by a Shareholder will not be distributed to any other Shareholder in the Fund (or to any other investor in the Company or the Portfolio) during the first seven years following their contribution. A shareholder redemption request within seven years of a contribution of securities by such Shareholder will ordinarily be met by distributing securities that were contributed by such Shareholder, prior to distributing to such Shareholder any other securities held in the Portfolio. Securities contributed by a Shareholder may be distributed to other Shareholders in the Fund (or to other investors in the Company or the Portfolio) after a holding period of at least seven years and, if so distributed, would not be available to meet subsequent redemption requests made by the contributing Shareholder. If requested by a redeeming Shareholder making a redemption of at least $1 million occurring more than seven years after such Shareholder's admission to the Fund, the Fund will generally distribute to the redeeming Shareholder a diversified basket of securities representing a range of industry groups that is drawn from the Portfolio, but the selection of individual securities would be made by BMR in its sole discretion. No Partnership Preference Units or real estate investments held by BRC will be distributed to meet a redemption request, and "restricted securities" will be distributed only to the Shareholder who contributed such securities or such Shareholder's successor in interest. Other than as set forth above, the allocation of each redemption between securities and cash and the selection of securities to be distributed will be at the sole discretion of BMR. Distributed securities may include securities contributed by Shareholders as well as other readily marketable securities held in the Portfolio. The value of securities and cash distributed to meet a redemption will equal the net asset value of the number of Shares being redeemed less the applicable redemption fee, if any. The Fund's Credit Facility prohibits the Fund from honoring redemption requests while there is outstanding an event of default under the Credit Facility.

     The Fund may compulsorily redeem all or a portion of the Shares of a Shareholder if the Fund has determined that such redemption is necessary or appropriate to avoid registration of the Fund or the Company under the 1940 Act, to avoid adverse tax or other consequences to the Portfolio, the Company, the Fund or the Shareholders, or to discharge such Shareholder's obligation to reimburse the Fund for state taxes paid by the Fund on behalf of the Shareholder and accrued interest thereon. No redemption fee is payable in the event of a compulsory redemption.

     The high and low net asset values per Share of the Fund during each full quarterly period from the Fund's inception, November 24, 1998, through the fiscal year ended December 31, 1999 are as follows:

         Quarter Ended                       High                      Low
         -------------                       ----                      ---
              3/31/99                       $111.50                  $103.03
              6/30/99                       $115.22                  $108.40
              9/30/99                       $118.09                  $104.83
             12/31/99                       $118.78                  $100.44

     There are no outstanding options or warrants to purchase, or securities convertible into, Shares of the Fund. Shares of the Fund cannot be sold pursuant to Rule 144 under the Securities Act, and the Fund does not propose to publicly offer any of its Shares at any time.

     (b) Record Holders of Shares of the Fund.

     As of March 31, 2000, there were 1,200 record holders of Shares of the Fund.

     (c) Distributions.

     On December 30, 1998 the Fund made an income distribution of $0.05 per Share from its net investment income to Shareholders of record on December 29, 1998. On December 20, 1999, the Fund made an income distribution of $0.91 per Share from its net investment income to Shareholders of record on December 20, 1999.

     Except as provided in the next paragraph, the Fund intends to make annual income distributions approximately equal to the amount of its net investment income, if any, and annual capital gains distributions equal to approximately 22% of the amount of its net realized capital gains, if any, other than precontribution gain allocated to a Shareholder in connection with a tender offer or other extraordinary corporate event involving a security contributed by such Shareholder. In addition, whenever a distribution in respect of a
precontribution   gain  is  made,  the  Fund  intends  to  make  a  supplemental distribution generally equal to approximately 6% of the allocated precontribution gain or such other percentage as deemed appropriate to compensate Shareholders receiving such distributions for taxes that may be due in connection with the precontribution gain and supplemental distributions. The Fund's distribution rates with respect to realized gains may be adjusted at a future time to reflect changes in the effective maximum marginal individual federal tax rate applicable to long-term capital gains. Shareholder distributions with respect to net investment income and realized post-contribution gains will be made pro rata in proportion to the number of Shares held as of the record date of the distribution. Distributions that are made in respect of realized precontribution gains and the associated supplemental distributions will be made solely to the Shareholders to whom such gain is allocated. The Fund's net investment income and net realized gains include the Fund's allocated share of the net investment income and net realized gains of BRC, the Company and, indirectly, the Portfolio. The Fund's Credit Facility prohibits the Fund from making any distribution to Shareholders while there is outstanding an event of default under the Credit Facility.

     The Fund may make state tax payments on behalf of eligible Shareholders through a composite or similar filing. Distributions to a Shareholder on whose behalf the Fund has made state tax payments will be reduced by the outstanding balance of unreimbursed state tax payments and accrued interest thereon until repaid in full.

ITEM 10.  RECENT SALES OF UNREGISTERED SECURITIES.
--------------------------------------------------

     The Fund held its initial closing of November 24, 1998, at which time qualified purchasers contributed cash of $10,000* and equity securities with an aggregate exchange value of $517,599,933 in exchange for an aggregate of 5,150,225.046 Shares of the Fund. Shares of the Fund were privately offered and sold only to "accredited investors" as defined in Rule 501 (a) under the Securities Act who were "qualified purchasers" (as defined in Section 2(a)(51)(A) of the 1940 Act) in certain states through EVD, the placement agent, and certain subagents appointed by EVD in reliance upon the exemption from registration provided by Rule 506 under the Securities Act.

     The Fund held a second closing on February 23, 1999, at which time qualified purchasers contributed equity securities with an aggregate exchange value of $668,374,856 in exchange for an aggregate of 6,122,657.185 Shares of the Fund. The Fund held a third closing on April 29, 1999, at which time qualified purchasers contributed equity securities with an aggregate exchange value of $435,673,373 in exchange for an aggregate of 3,823,915.545 Shares of the Fund. The Fund held a fourth closing on July 28, 1999, at which time qualified purchasers contributed equity securities with an aggregate exchange value of $804,331,565 in exchange for an aggregate of 7,051,661.181 Shares of the Fund. The Fund held a fifth closing on September 7, 1999, at which time qualified purchasers contributed equity securities with an aggregate exchange value of $358,807,908 in exchange for an aggregate of 3,185,637.791 Shares of the Fund. The Fund held a sixth closing on September 29, 1999, at which time qualified purchasers contributed equity securities with an aggregate exchange value of

____________________
*Contributed by EVM in exchange for 100 Shares of the Fund. No selling commission applied to such 100 Shares.

$743,904,897 in exchange for an aggregate of 7,058,869.442 Shares of the Fund. The Fund held a seventh and final closing on October 22, 1999, at which time qualified purchasers contributed equity securities with an aggregate exchange value of $117,303,803 in exchange for an aggregate of 1,126,515.900 Shares of the Fund. In connection with each of the foregoing closings, Shares of the Fund were privately offered and sold only to accredited investors who were qualified purchasers in the manner described above.

ITEM 11.  DESCRIPTION OF THE FUND'S SECURITIES TO BE REGISTERED.
----------------------------------------------------------------

     The Fund is registering only Shares representing limited liability company interests in the Fund pursuant to Section 12(g) of the Securities Exchange Act of 1934.

     The distribution practices of the Fund are described in Item 9(c) above. The Shares have no conversion or preemption rights, and there are no sinking fund provisions applicable to the Shares. The redemption rights of Shareholders are described in Item 9(a) above. Restrictions on transfer of the Shares are described in Item 9(a) above. Upon liquidation of the Fund, all assets remaining after payment of all liabilities and obligations of the Fund and after provision for liquidation expenses will be distributed in cash or in kind to Shareholders in proportion to the positive balances in their capital accounts. The Shares are not subject to any assessment by the Fund, and the Fund's Operating Agreement provides that no Shareholder shall be liable for any obligations or liabilities of the Fund.

     Shareholders have no control of the Fund's business or activities. Shareholders do not have the right to replace EVM as Manager of the Fund, but may do so only upon the bankruptcy of EVM. Except as specifically required by the Operating Agreement, no Shareholder shall have any right to vote on, consent to or approve any action or matter under any circumstances whatsoever. Shareholders have a very limited right to consent, pursuant to and in accordance with the Operating Agreement, only (i) to change in or elimination of the Fund's investment objective and fundamental investment restrictions set forth in the Operating Agreement, (ii) to the designation by EVM of another Manager which is not an entity directly or indirectly owned by EVC, (iii) to the designation of a substitute Manager upon the bankruptcy of EVM, (iv) to authorize the bringing of a suit, action or proceeding by a Shareholder in the right of or on behalf of or in the name of the Fund, (v) to an election to dissolve the Fund upon the occurrence of certain events or (vi) to the appointment of a liquidator to wind up the Fund's affairs upon its dissolution in the event there is no Manager to serve as liquidator.

     The Fund's Operating Agreement provides that no action, suit or other proceeding may be brought by a Shareholder in the right of or on behalf of or in the name of the Fund unless such Shareholder has first obtained the written consents of those Shareholders holding at least a majority of the outstanding Shares, which consents specifically authorize the bringing of such suit, action or other proceeding.

     The Fund's Operating Agreement may be amended or restated only by action of the Manager by an instrument in writing signed by or on behalf of the Manager. No such amendment or restatement shall in any material respect increase, add to or alter any financial obligation of any Shareholder. No consent or approval of the Shareholders is required to affect any such amendment or restatement, except that the Fund's investment objective and fundamental investment restrictions set forth in the Operating Agreement may be changed or eliminated only with the Consent of the Shareholders (defined as the consent or approval of Shareholders holding the lesser of (i) 50% of the outstanding Shares, (ii) 67% of those Shares acting on the matter if Shareholders holding more than 50% of the outstanding Shares have responded to the consent solicitation or (iii) 67% of those Shares present or represented by proxy at a meeting if Shareholders holding more than 50% of the outstanding Shares are present or represented by proxy at the meeting).

ITEM 12.  INDEMNIFICATION OF THE MANAGER AND ITS AFFILIATES.
------------------------------------------------------------

     EVM and BMR, their trustee, and their officers, employees and affiliates are entitled to indemnification from the Fund against all liabilities and expenses incurred or paid by them in connection with any claim, suit, action or proceeding in which they become involved as a party or otherwise. No indemnification shall be provided to any such person with respect to any matter as to which it shall be ultimately determined by final judicial decision that such person did not act in good faith in the reasonable belief that such person's action was in the best interest of the Fund and therefore is not entitled to indemnification by the Fund. Expenses incurred in defending any claim, suit, action or proceeding may be paid by the Fund as they are incurred upon receipt in each case of an undertaking by or on behalf of the relevant party to repay such amounts if it is ultimately determined that such party is not entitled to be indemnified by the Fund in accordance with the Operating Agreement. The indemnification is not to be deemed exclusive of any other rights to which the indemnified parties may be entitled under any statute, contract or otherwise.

     The Operating Agreement provides that EVM and BMR, their trustee, and their officers, employees and affiliates shall not be liable to the Fund or to any Shareholder by reason of (i) any tax liabilities incurred by the Shareholders, including, without limitation, as a result of their contribution of securities to the Fund or upon the exchange of such securities from the Fund to the Company or from the Company to the Portfolio, or as a result of any sale or distribution of any such securities; (ii) any failure to withhold income tax under federal or state tax laws with respect to income or gains allocated to the Shareholders;
(iii) any change in the federal or state tax laws or regulations or in the interpretations thereof as they apply to the Portfolio, the Company, BRC, the Fund or the Shareholders, whether such change or interpretation occurs through legislative, judicial or administrative action; or (iv) any failure of BRC to qualify as a REIT under the Code. The Operating Agreement also provides that such persons, when acting in their respective capacities in connection with the Fund's business or affairs, shall not be liable to the Fund or to any Shareholder for any act, omission or breach of duty of any such person or of any other such persons, provided that no such person shall be exonerated from such liability who has been finally adjudicated by a court or other body before which a proceeding was brought not to have acted in good faith in the reasonable belief that such action was in the best interest of the Fund and to be liable to the Fund or to such Shareholder by reason thereof.

     Reference is made to Sections 3.2 and 13.1 of the Operating Agreement (Exhibit 3.1 hereto), which provisions are incorporated herein by reference.

ITEM 13.  FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA.
------------------------------------------------------

     The Fund's financial statements, together with the auditors' report thereon, appearing on pages 21 through 68 hereof, are incorporated herein by reference.

ITEM 14. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURES.

     There have been no changes in, or disagreements with, accountants on accounting and financial disclosures.

ITEM 15.  FINANCIAL STATEMENTS AND EXHIBITS.
--------------------------------------------

     (a) The following is a list of all financial statements filed as a part of this registration statement:

          (i)  Portfolio of Investments as of December 31, 1998

               Consolidated Statement of Assets and Liabilities as of December 31, 1998

               Consolidated Statement of Operations for the period from the start of business, November 24, 1998, to December 31, 1998

               Consolidated Statement of Changes in Net Assets for the period from the start of business, November 24, 1998, to December 31, 1998

               Consolidated Statement of Cash Flows for the period from the start of business, November 24, 1998, to December 31, 1998

               Notes to Consolidated Financial Statements

               Portfolio of Investments of Tax-Managed Growth Portfolio as of December 31, 1998

               Independent Auditors' Report dated February 12, 1999

          (ii) Portfolio of Investments as of December 31, 1999

               Consolidated Statement of Assets and Liabilities as of December 31, 1999

               Consolidated Statement of Operations for the fiscal year ended December 31, 1999

               Consolidated Statement of Changes in Net Assets for the fiscal year ended December 31, 1999

               Consolidated Statement of Cash Flows for the fiscal year ended December 31, 1999

               Notes to Consolidated Financial Statements

               Independent Auditors' Report dated February 11, 2000

               Portfolio of Investments of Tax-Managed Growth Portfolio as of December 31, 1999

               Statement  of  Assets  and  Liabilities  of  Tax-Managed   Growth
               Portfolio as of December 31, 1999

               Statement of Operations of Tax-Managed Growth Portfolio for the fiscal year ended December 31, 1999

               Statement  of  Changed  in  Net  Assets  of  Tax-Managed   Growth
               Portfolio for the fiscal year ended December 31, 1999

               Supplementary Data of Tax-Managed Growth Portfolio for the fiscal periods ended December 31, 1999, December 31, 1998, October 31, 1998, October 31, 1997 and October 31, 1996

               Notes to Financial Statements

               Independent Auditors' Report dated February 11, 2000

     (b) The following is a list of all exhibits filed as a part of this registration statement:

                  3 Copy of Amended and Restated Operating Agreement of the Fund dated November 24, 1998. (Note: the Operating Agreement also defines the rights of the holders of Shares of the Fund)

                  4                             Copy   of  Loan   and   Security
                                                Agreement  dated as of  November
                                                24,   1998,    First   Amendment
                                                thereto dated as of February 23,
                                                1999;  Second Amendment  thereto
                                                dated  as  of  April  28,  1999;
                                                Third Amendment thereto dated as
                                                of July  28,  1999,  and  Fourth
                                                Amendment  thereto  dated  as of
                                                September    1,   1999,    Fifth
                                                Amendment  thereto  dated  as of
                                                September  29,  1999;  and Sixth
                                                Amendment  thereto  dated  as of
                                                March 8, 2000.

                  9                             Not applicable and not filed.

                  10(1) Copy of Investment Advisory and Administration Agreement between the Fund and Boston Management and Research dated November 24, 1998.

                  10(2)                         Copy   of   anagement  Agreement
                                                between     Belcrest      Realty
                                                Corporation      and      Boston
                                                Management   and  Research dated
                                                November 24, 1998.

                  10(3) Copy of Investor Servicing Agreement between the Fund and Eaton Vance Distributors, Inc. dated August 14, 1998.

                  10(4) Copy of Custody and Transfer Agency Agreement between the Fund and Investors Bank & Trust Company dated August 14, 1998.

                  11                            Not applicable and not filed.

                  12                            Not applicable and not filed.

                  21                           List of Subsidiaries of the Fund.

                  24                            Not applicable and not filed.

                  27(1)                         Financial Data Schedule for
                                                12/31/98

                  27(2)                         Financial Data Schedule for
                                                12/31/99

                  99                            Form   N-SAR  of   Eaton   Vance
                                                Tax-Managed   Growth   Portfolio
                                                (File  No.   811-7409)  for  its
                                                fiscal year ended  December  31,
                                                1999 filed  electronically  with
                                                the   Securities   and  Exchange
                                                Commission  under the Investment
                                                Company  Act of 1940 on February
                                                17,    2000    (Accession    No.
                                                0000940394-00-000073)
                                                (incorporated      herein     by
                                                reference   pursuant   to   Rule
                                                12b-32).

Belcrest Capital Fund LLC and Subsidiary as of December 31, 1998
--------------------------------------------------------------------------------------------------------
PORTFOLIO OF INVESTMENTS
--------------------------------------------------------------------------------------------------------

Investment in Belvedere Capital Fund
Company LLC -- 77.6%

Security                                                                     Shares         Value
--------------------------------------------------------------------------------------------------------
Investment in Belvedere Capital Fund Company LLC (Belvedere Capital)         3,718,814      $551,199,008
--------------------------------------------------------------------------------------------------------

Total Investment in Belvedere Capital
  (identified cost $524,102,381)                                                            $551,199,008
--------------------------------------------------------------------------------------------------------

Partnership Preference Units -- 22.4%

Security                                                                       Units        Value
--------------------------------------------------------------------------------------------------------
AMB Property II, L.P. (Delaware Limited Partnership affiliate of AMB Property Corporation), 8.75% Series C Cumulative
Redeemable Preferred Units, Callable from 11/24/03+                            480,000      $ 24,768,000

CP Liimited Partnership (Maryland Limited Partnership affiliate of Chateau Communities, Inc.), 8.125% Series A Cumulative
Redeemable Preferred Units, Callable from 4/20/03+                             440,000        21,252,880

Essex Portfolio L.P. (California Limited Partnership affiliate of Essex Property Trust, Inc.), 9.125% Series C Cumulative
Redeemable Preferred Units, Callable from 11/24/03+                            420,000        21,781,200

Kilroy Realty, L.P. (Delaware Limited Partnership affiliate of
Kilroy Realty Corporation), 9.375% Series C Cumulative
Redeemable Preferred Units, Callable from 2/6/03+                              475,000        24,624,000

National Golf Operating Partnership, L.P. (Delaware Limited
Partnership affiliate of National Golf Properties, Inc.), 8%
Series A Cumulative Redeemable Preferred Units, Callable from
3/4/03+                                                                        470,000        21,123,680

Prentiss Properties Acquisition Partners, L.P. (Delaware
Limited Partnership affiliate of Prentiss Properties Trust),
8.30% Series B Cumulative Redeemable Perpetual Preferred Units,
Callable from 6/25/03+                                                         525,000        25,068,750

Spieker Properties, L.P. (California Limited Partnership
affiliate of Spieker Properties, Inc.), 7.6875% Series D
Cumulative Redeemable Preferred Units, Callable from 4/20/03+                  450,000        20,653,200
--------------------------------------------------------------------------------------------------------

Total Partnership Preference Units
  (identified cost $155,290,940)                                                            $159,271,710
--------------------------------------------------------------------------------------------------------

Total Investments  -- 100.0%
  (identified cost $679,393,321)                                                            $710,470,718
--------------------------------------------------------------------------------------------------------
+ Security Exempt from registration under the Securities Act of 1933. At December 31, 1998, the value of these securities totaled $159,271,710, or 22.4% of investments.

                             See notes to consolidated financial statements

                                       20

Belcrest Capital Fund LLC and Subsidiary as of December 31, 1998
--------------------------------------------------------------------------------
FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

Consolidated Statement of
Assets and Liabilities

As of December 31, 1998

Assets
-------------------------------------------------------------------------------
Investments, at value (identified cost, $679,393,321)              $710,470,718
Cash                                                                    377,275
Dividends receivable                                                    432,422
Deferred offering expenses                                              179,071
-------------------------------------------------------------------------------
Total assets                                                       $711,459,486
-------------------------------------------------------------------------------

Liabilities
-------------------------------------------------------------------------------
Notes payable                                                      $165,000,000
Payable for swap contracts                                              665,067
Payable to affiliate for distribution fees                               52,501
Payable to affiliate for investment advisory fees                        20,360
Accrued expenses:
  Interest expense                                                    1,133,330
  Organization, offering and other expenses                             385,393
-------------------------------------------------------------------------------
Total liabilities                                                  $167,256,651
-------------------------------------------------------------------------------
Net Assets for 5,148,858 shares outstanding                        $544,202,835
-------------------------------------------------------------------------------

Sources of Net Assets
-------------------------------------------------------------------------------
Paid-in capital                                                    $514,896,671
Accumulated undistributed net realized loss on investments
  (computed on the basis of identified cost)                           (233,937)
Accumulated distributions in excess of net investment income           (872,229)
Unrealized appreciation of investments (computed on the basis
  of identified cost)                                                30,412,330
-------------------------------------------------------------------------------
Total                                                              $544,202,835
-------------------------------------------------------------------------------

Net Asset Value and Redemption
Price Per Share
-------------------------------------------------------------------------------
($544,202,835 / 5,148,858 shares outstanding)                      $     105.69
-------------------------------------------------------------------------------

Consolidated Statement of Operations

For the Period Ended
December 31, 1998*

Investment Income
-------------------------------------------------------------------------------
Dividends allocated from Belvedere Capital (net of foreign
  taxes, $2,751)                                                   $    549,615
Interest allocated from Belvedere Capital                               132,508
Expenses allocated from Belvedere Capital                              (355,435)
-------------------------------------------------------------------------------
Net investment income allocated from Belvedere Capital             $    326,688
Dividends from partnership preference units                             977,110
-------------------------------------------------------------------------------
Total investment income                                            $  1,303,798
-------------------------------------------------------------------------------

Expenses
-------------------------------------------------------------------------------
Investment advisory and administrative fee                         $    179,998
Distribution and servicing fee                                           77,525
Interest expense                                                      1,006,805
Organization expense                                                    378,475
Interest expense on swap contracts                                      140,580
Legal and accounting services                                           139,836
Amortization of offering expenses                                        35,929
Printing and postage                                                      5,443
Custodian and transfer agent fees                                         5,206
Miscellaneous                                                             1,354
-------------------------------------------------------------------------------
Total expenses                                                     $  1,971,151
Reduction of investment adviser fee                                     (52,501)
-------------------------------------------------------------------------------
Net expenses                                                       $  1,918,650
-------------------------------------------------------------------------------

Net investment loss                                                $   (614,852)
-------------------------------------------------------------------------------

Realized and Unrealized
Gain (Loss)
-------------------------------------------------------------------------------
Net realized gain (loss) --
  Investment transactions from Belvedere Capital
    (identified cost basis)                                        $   (233,937)
-------------------------------------------------------------------------------
Net realized loss                                                  $   (233,937)
-------------------------------------------------------------------------------
Change in unrealized appreciation (depreciation) --
  Investment in Belvedere Capital (identified cost basis)          $ 27,096,627
  Investments in partnership preference units
    (identified cost basis)                                           3,980,770
  Interest rate swap contracts                                         (665,067)
-------------------------------------------------------------------------------
Net change in unrealized appreciation (depreciation)               $ 30,412,330
-------------------------------------------------------------------------------

Net realized and unrealized gain                                   $ 30,178,393
-------------------------------------------------------------------------------

Net increase in net assets from operations                         $ 29,563,541
-------------------------------------------------------------------------------
* For the period from the start of business, November 24, 1998, to December
  31, 1998.

                 See notes to consolidated financial statements

Belcrest Capital Fund LLC and Subsidiary as of December 31, 1998
--------------------------------------------------------------------------------
FINANCIAL STATEMENTS CONT'D
--------------------------------------------------------------------------------

Consolidated Statement of
Changes in Net Assets

Increase (Decrease)                                            Period Ended
in Net Assets                                                 December 31, 1998*
-------------------------------------------------------------------------------
Net investment loss                                             $   (614,852)
Net realized loss on investment transactions                        (233,937)
Net change in unrealized appreciation of investments              30,412,330
-------------------------------------------------------------------------------
Net increase in net assets from operations                      $ 29,563,541
-------------------------------------------------------------------------------
Transactions in Fund shares --
  Investment securities contributed                             $517,599,932
  Less -- Selling commissions                                     (2,577,428)
-------------------------------------------------------------------------------
Net contributions                                               $515,022,504
Net asset value of shares issued to shareholders in payment
  of distributions declared                                          142,355
Net asset value of shares redeemed                                  (278,288)
-------------------------------------------------------------------------------
Net increase in net assets from Fund share transactions         $514,886,571
-------------------------------------------------------------------------------
Distributions to shareholders --
  In excess of net investment income                            $   (257,377)
-------------------------------------------------------------------------------
Total distributions to shareholders                             $   (257,377)
-------------------------------------------------------------------------------
Net increase in net assets                                      $544,192,735
-------------------------------------------------------------------------------

Net Assets
-------------------------------------------------------------------------------
At beginning of period                                          $     10,100
-------------------------------------------------------------------------------
At end of period                                                $544,202,835
-------------------------------------------------------------------------------

Accumulated distributions in excess of net
investment income included in net assets
-------------------------------------------------------------------------------
At end of period                                                $   (872,229)
-------------------------------------------------------------------------------
* For the period from the start of business, November 24, 1998, to December
  31, 1998.

Consolidated Statement of Cash Flows

Increase (Decrease)
in Cash

                                                            For the Period Ended
                                                             December 31, 1998*
-------------------------------------------------------------------------------
Cash Flows From (For) Operating Activities --
Net investment loss                                             $   (614,852)
Adjustment to reconcile net investment loss to
  net cash flows from (for) operations --
  Amortization of offering expenses                                   35,929
  Net investment income allocated from Belvedere Capital            (326,688)
  Payment of organization and offering expenses                     (215,000)
  Increase in dividend receivable                                   (432,422)
  Increase in accrued interest and accrued operating expenses      1,591,584
  Purchases of partnership preference units                     (155,290,940)
  Net increase in investment in Belvedere Capital                 (6,687,986)
-------------------------------------------------------------------------------
Net cash flows used for operating activities                    $(161,940,375)
-------------------------------------------------------------------------------
Cash Flows From (For) Financing Activities --
  Proceeds of loan                                              $165,000,000
  Payments on behalf of investors (selling commissions)           (2,577,428)
  Distributions paid                                                (115,022)
-------------------------------------------------------------------------------
Net cash flows from financing activities                        $162,307,550
-------------------------------------------------------------------------------
Net increase in cash                                            $    367,175
-------------------------------------------------------------------------------
Cash at Beginning of Period                                     $     10,100
-------------------------------------------------------------------------------

Cash at End of Period                                           $    377,275
-------------------------------------------------------------------------------

Supplemental Disclosure and Non-cash
Investing and Financing Activities
-------------------------------------------------------------------------------
Securities contributed by Shareholders, invested in Belvedere
  Capital                                                       $517,599,932
Unrealized appreciation of investments and open swap
  contracts                                                     $ 30,412,330
Interest paid on loan                                           $     14,055
Market value of securities distributed in payment of
  redemptions                                                   $    278,288
-------------------------------------------------------------------------------
* For the period from the state of business, November 24, 1998, to December
  31, 1998.

                 See notes to consolidated financial statements

Belcrest Capital Fund LLC and Subsidiary as of December 31, 1998
--------------------------------------------------------------------------------
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

1 Significant Accounting Policies
--------------------------------------------------------------------------------
  Belcrest Capital Fund LLC (Belcrest Capital) is organized as a Massachusetts limited liability company to offer diversification and tax-sensitive investment management to persons holding large and concentrated positions in equity securities of selected publicly traded companies. The investment objective of Belcrest Capital is to achieve long-term, after-tax returns for Shareholders. Belcrest Capital pursues this objective primarily by investing indirectly in Tax-Managed Growth Portfolio (the Portfolio), a diversified, open-end management investment company registered under the Investment
  Company Act of 1940, as amended. The Portfolio is organized as a trust under the laws of the state of New York. Belcrest Capital maintains its investment in the Portfolio by investing in Belvedere Capital Fund Company LLC
  (Belvedere Capital), a separate Massachusetts limited liability company that invests exclusively in the Portfolio. The performance of Belcrest Capital and Belvedere Capital are directly and substantially affected by the performance of the Portfolio. Separate from its investment in the Portfolio through Belvedere Capital, the Fund invests indirectly in income-producing preferred equity interests in real estate operating partnerships
  (partnership preference units) affiliated with publicly-traded real estate investment trusts (REITs). Belcrest Capital's investment in partnership preference units is achieved through its investment in Belcrest Realty Corporation (BRC). BRC is a Delaware corporation that has been organized and intends to operate in such a manner as to qualify for taxation as a REIT under the Internal Revenue Code. At December 31, 1998, BRC was a wholly-owned subsidiary of the Fund.

  The accompanying consolidated financial statements include the accounts of Belcrest Capital and BRC (collectively, the Fund). All material intercompany accounts and transactions have been eliminated. For informational purposes, the Portfolio's audited schedule of investments as well as an unaudited summary of its operations is included with these financial statements (see
  Note 8). The following is a summary of significant accounting policies consistently followed by the Fund in the preparation of its financial statements.

  A Investment Security Costs -- The Fund's investment assets were principally acquired on November 24, 1998 through contributions of common stock by Shareholders in exchange for Shares of the Fund and in private purchases of partnership preference units. The Fund immediately exchanged the contributed securities into Belvedere Capital for shares thereof, and Belvedere Capital, in turn, immediately thereafter exchanged the contributed securities into the Portfolio for an interest in the Portfolio. The cost at which the Fund's investments are carried on the books and in the financial statements is the value of the contributed securities as of the close of business on the day prior to their contribution to the Fund and, in the case of purchased securities, the acquisition price thereof. The initial tax basis of the Fund's investment in the Portfolio through Belvedere Capital is the same as the contributing shareholders' basis in securities and cash contributed to the Fund. The initial tax basis of securities purchased by the Fund is the purchase cost. As of December 31, 1998 the aggregate tax basis of the Fund's investments was $189,481,416.

  B Investment Valuations -- The Fund's investments consist of partnership preference units and shares of Belvedere Capital. Belvedere Capital's exclusive investment is an interest in the Portfolio, the value of which is derived from a proportional interest therein. Additionally, the Fund has entered into interest rate swap contracts (see Note 7). The valuation policy that follows is applicable to the assets of the Fund, Belvedere Capital and the Portfolio. Marketable securities, including options, that are listed on foreign or U.S. securities exchanges or in the NASDAQ National Market System are valued at closing sale prices, on the exchange where such securities are principally traded. Futures positions on securities or currencies are generally valued at closing settlement prices. Unlisted or listed securities for which closing sale prices are not available are valued at the mean between the latest bid and asked prices. Short-term debt securities with a remaining maturity of 60 days or less are valued at amortized cost, which approximates value. Other fixed income and debt securities, including listed securities and securities for which price quotations are available, will normally be valued on the basis of valuations furnished by a pricing service. Investments held by the Portfolio for which valuations or market quotations are unavailable are valued at fair value using methods determined in good faith by or at the direction of the Trustees. Investments held by the Fund for which valuations or market quotations are unavailable are valued at fair value using methods determined in good faith by the Investment Adviser. Interest rate swap contracts are valued by obtaining dealer or counterparty quotes.

  C Income -- Dividend income is recorded on the ex-dividend date and interest income is recorded on the accrual basis. Belvedere Capital's net investment income or loss consists of Belvedere Capital's pro-rata share of the net investment income of the Portfolio, less all actual or accrued expenses of Belvedere Capital, determined in accordance with generally accepted accounting principles. The Fund's net investment income or loss consists of the Fund's pro-rata share of the net investment income of Belvedere Capital, plus all income earned on the Fund's direct investments, less all actual and accrued expenses of the Fund determined in accordance with generally accepted accounting principles.

  D Income Taxes -- Belcrest Capital, Belvedere Capital and the Portfolio are treated as partnerships for federal income tax purposes. As a result, Belcrest Capital, Belvedere Capital and the Portfolio do not incur federal income tax liability, and the shareholders and partners thereof are individually responsible for taxes on items of partnership income, gain, loss, and deduction. Belcrest Realty expects to qualify as a REIT under the Internal Revenue Code of 1986, as amended. Belcrest Realty will generally not be subject to federal income tax to the extent that it distributes its earnings to its stockholders and maintains its qualification as a REIT.

  E Organization Costs and Deferred Offering Expenses -- Costs incurred by the Fund in connection with its organization are being expensed as incurred. Costs incurred by the Fund in connection with its offering are being amortized over the Fund's offering period.

  F Interest Rate Swaps -- The Fund has entered into interest rate swap agreements with respect to its borrowings and investments in fixed-rate partnership preference units. Pursuant to these agreements, the Fund will make quarterly payments to the counterparty at predetermined fixed rates, in exchange for floating-rate payments from the counterparty at a predetermined spread to three-month LIBOR, based on notional values approximately equal to the Fund's acquisition cost for the fixed-rate partnership preference units. During the terms of the outstanding swap agreements, changes in the underlying values of the swaps are recorded as unrealized gains or losses. The Fund is exposed to credit loss in the event of non-performance by the swap counterparty. However, the Fund does not anticipate non-performance by the counterparty.

  G Written Options -- The Portfolio and the Fund may write listed and over-the-counter call options on individual securities, on baskets of securities and on stock market indices. Upon the writing of a call option, an amount equal to the premium received by the Portfolio or Fund is included in the Statement of Assets and Liabilities as a liability. The amount of the liability is subsequently marked-to-market to reflect the current value of the option written in accordance with the investment valuation policies discussed above. Premiums received from writing options that expire are treated as realized gains. Premiums received from writing options that are exercised or are closed are added to or offset against the proceeds or amount paid on the transaction to determine the realized gain or loss. The Portfolio or Fund as a writer of an option may have no control over whether the underlying securities may be sold and as a result bears the market risk of an unfavorable change in the price of the securities underlying the written option.

  H Purchased Options -- Upon the purchase of a put option, the premium paid by the Portfolio or Fund is included in the Statement of Assets and Liabilities as an investment. The amount of the investment is subsequently marked-to-market to reflect the current market value of the option purchased, in accordance with the investment valuation policies discussed above. If an option which the Portfolio or Fund has purchased expires on the stipulated expiration date, the Portfolio or Fund will realize a loss in the amount of the cost of the option. If the Portfolio or Fund enters into a closing sale transaction, the Portfolio or Fund will realize a gain or loss, depending on whether the sales proceeds from the closing sale transaction are greater or less than the cost of the option. If the Portfolio or Fund exercises a put option, it will realize a gain or loss from the sale of the underlying security and the proceeds from such sale will be decreased by the premium originally paid.

  I Other --  Investment transactions are accounted for on a trade date basis.

  J Use of Estimates -- The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of income and expense during the reporting period. Actual results could differ from those estimates.

2 Distributions to Shareholders
--------------------------------------------------------------------------------
  Belcrest Capital intends to make annual income distributions approximately equal to the amount of its net investment income, if any, and annual capital gains distributions equal to approximately 22% of the amount of its net realized capital gains, if any, other than precontribution gains allocated to a shareholder in connection with a tender offer or other extraordinary corporate event with respect to a security contributed by such shareholder, for which no capital gain distribution will be made. In addition, whenever a distribution in respect of a precontribution gain is made, the Fund intends to make a supplemental distribution to compensate shareholders receiving such distributions for taxes that may be due in connection with the precontribution gain and supplemental distributions.

3 Shareholder Transactions
--------------------------------------------------------------------------------
  The Fund may issue an unlimited number of full and fractional shares. Transactions in Fund shares during the period from the start of business, November 24, 1998, to December 31, 1998, including contributions of securities and cash in exchange for shares of the Fund were as follows:

                                                          Period Ended
                                                          December 31, 1998
  --------------------------------------------------------------------------
  Issued at Fund closing                                          5,150,225
  Issued to shareholders electing to receive payment of
  distributions in Fund shares                                        1,360
  Redemptions                                                        (2,828)
  --------------------------------------------------------------------------
  Net increase                                                    5,148,757
  --------------------------------------------------------------------------

  Redemptions of shares held less than three years are generally subject to a redemption fee of 1% of the net asset value of shares redeemed. The redemption fee is paid to the Investment Adviser by the Fund on behalf of the redeeming Shareholder. No charge is levied on redemptions of shares acquired through the reinvestment of distributions, shares redeemed in connection with a Tender Security or shares redeemed following the death of all of the initial holders of the shares redeemed. In addition, no fee applies to redemptions by a shareholder, who, during any 12-month period, redeem less than 8% of the total number of shares held by the Shareholder as of the beginning of the 12-month period. For the period from the start of business, November 24, 1998, to December 31, 1998, the Investment Adviser received $2,783 in redemption fees.

  In connection with the offering of shares, Eaton Vance Distributors, Inc.
  (EVD), the Placement Agent, received $2,577,428 in selling commissions paid by the Fund on behalf of shareholders. EVD, in turn, paid this amount to the applicable subagent on behalf of shareholders investing in the Fund through such subagent. In addition, EVD made payments to subagents from its own resources totaling $5,175,999, equal to 1.0% of the value of investments in the Fund made through subagents.

4 Investment Transactions
--------------------------------------------------------------------------------
  Increases and decreases of the Fund's investment in Belvedere Capital for the period from the start of business, November 24, 1998, to December 31, 1998 aggregated $525,037,381 and $3,605,179, respectively. Purchases of partnership preference units aggregated $155,290,940 during the period, including the purchase of partnership preference units with a value on the date purchased of $86,540,940 from Belair Capital Fund LLC (Belair Capital), a fund similar to the Fund that is sponsored by Eaton Vance Management
  (EVM). There were no sales of partnership preference units during the period. In addition, investments were distributed in payment of Fund shares redeemed resulting in realized capital losses of $22,367 for book purposes.

5 Management Fee and Other Transactions with Affiliates
--------------------------------------------------------------------------------
  The Fund and the Portfolio have engaged Boston Management and Research
  (BMR), a wholly-owned subsidiary of Eaton Vance Management (EVM) as investment adviser. Under the terms of the advisory agreement with the Portfolio, BMR receives a monthly fee of 5/96 of 1% (0.625% annually) of the average daily net assets of the Portfolio up to $500,000,000 and at reduced rates as daily net assets exceed that level. For the period from the Fund's start of business, November 24, 1998, to December 31, 1998 the advisory fee applicable to the Portfolio was 0.46% of average net assets for such period. Belvedere Capital's allocated portion of the advisory fee amounted to $1,665,880, of which $242,154 was allocated to the Fund for the period from the start of business, November 24, 1998, to December 31, 1998.
  In addition, Belcrest Capital pays BMR a monthly advisory and administrative fee of 1/20 of 1% (0.60% annually) of the average daily gross investment assets of Belcrest Capital (including the value of all assets of the Belcrest Capital other than Belcrest Capital's investment in BRC, minus the sum of Belcrest Capital's liabilities other than the principal amount of money borrowed) and BRC pays BMR a monthly management fee at a rate of 1/ 20th of 1% (equivalent to 0.60% annually of the average daily gross investment assets of BRC (including the value of all assets of BRC, minus the sum of BRC's liabilities other than any BRC liability with respect to Belcrest Capital's Credit Facility). The advisory fee payable by the Portfolio in respect of the Fund's indirect investment in the Portfolio is credited toward the Fund's advisory and administrative fee payment. For the period from the start of business, November 24, 1998, to December 31, 1998 the advisory and administrative fee payable to BMR by the Fund, less the Fund's allocated share of the Portfolio's advisory fee, totaled $179,998.

  Eaton Vance Management (EVM) serves as manager of the Fund and receives no separate compensation for services provided in such capacity.

  Pursuant to a servicing agreement between Belvedere Capital and Eaton Vance Distributors, Inc. (EVD), Belvedere Capital pays a servicing fee to EVD for providing certain services and information to shareholders. The servicing fee is paid on a quarterly basis at an annual rate of 0.15% of Belvedere Capital's average daily net assets and totaled $561,466 for the period from the Fund's start of business, November 24, 1998, to December 31, 1998, of which $81,611 was allocated to Belcrest Capital. Pursuant to a servicing agreement between Belcrest Capital and EVD, Belcrest Capital pays a servicing fee to EVD on a quarterly basis at an annual rate of 0.20% of Belcrest Capital's average daily net assets, less Belcrest Capital's allocated share of the servicing fee payable by Belvedere Capital. For the period from the start of business, November 24, 1998, to December 31, 1998, the servicing fee paid directly by Belcrest Capital totaled $25,024. For shares sold through a subagent, EVD intends to assign servicing responsibilities and fees to the applicable subagent beginning twelve months after the issuance of Fund shares to such persons.

  As compensation for its services as placement agent, Belcrest Capital pays EVD a monthly distribution fee at an annual rate of 0.10% of the average daily net assets of Belcrest Capital. For the period from the start of Belcrest Capital's business on November 24, 1998 to December 31, 1998, distribution fees paid or accrued to EVD totaled $52,501.

  BMR has agreed to waive a portion of the monthly advisory and administrative fee payable by Belcrest Capital to the extent that such fee, together with the monthly distribution fee to EVD, exceeds an annual rate of 0.60% of the average daily gross investment assets of Belcrest Capital, reduced by that portion of the monthly advisory fee for such month payable by the Portfolio which is attributable to the value of Belcrest Capital's investment in Belvedere Capital. For the period from the start of business, November 24, 1998, to December 31, 1998, BMR has waived $52,501 of the advisory and administrative fee of Belcrest Capital.

6 Credit Facility
--------------------------------------------------------------------------------
  The Fund has obtained a $300,000,000 Credit Facility with a term of seven years from Merrill Lynch International Bank Limited. The Fund's obligations under the Credit Facility are secured by a pledge of its assets. Interest on borrowed funds is based on the prevailing LIBOR rate for the respective interest period plus a spread of 0.45% per annum. The Fund may borrow for interest periods of one month to five years. In addition, the Fund pays a commitment fee at a rate of 0.10% per annum on the unused amount of the loan commitment. Initial borrowings have been used to purchase qualifying assets (partnership preference units), pay selling commissions and organizational expenses, and to provide for the short-term liquidity needs of the Fund. Additional borrowings under the Credit Facility may be made in the future for these purposes. At December 31, 1998, amounts outstanding under the Credit Facility totaled $165,000,000.

7 Interest Rate Swap Agreements
--------------------------------------------------------------------------------
  The Fund may enter into interest rate swap agreements, in connection with its investments in partnership preference units and associated borrowings.
  The notional or contractual amounts of these instruments may not necessarily represent the amounts potentially subject to risk. The measurement of the risks associated with these investments is meaningful only when considered in conjunction with all related assets, liabilities and agreements. As of December 31, 1998, the Fund has entered into interest rate swap agreements with Merrill Lynch Capital Services, Inc. (MLCS) with respect to each of its holdings of partnership preference units and the associated borrowings. The Fund has the right to terminate the interest rate swap agreements beginning in the first half of 2003, at dates corresponding approximately to the initial call dates of the partnership preference units held by the Fund.

                                             Initial
                                             Optional     Final
 Effective   Notional    Fixed   Floating  Termination  Termination  Unrealized
   Date       Amount      Rate     Rate       Date         Date     Depreciation
--------------------------------------------------------------------------------
11/24/98    $20,644,750   6.33%  Libor+.45%   2/24/03    11/24/05    $167,420
11/24/98     68,750,000  6.225%  Libor+.45%  11/24/03    11/24/05      88,335
11/24/98     24,528,000  6.295%  Libor+.45%   5/24/03    11/24/05     106,755
11/24/98     41,368,190   6.31%  Libor+.45%   2/24/03    11/24/05     302,557

8 Indirect Investment in Portfolio
--------------------------------------------------------------------------------
  Belvedere Capital's interest in the Portfolio at December 31, 1998, was $3,771,343,746, representing 43.3% of the Portfolio's net assets. The Fund's investment in Belvedere Capital at December 31, 1998 was $551,199,008, representing 14.6% of Belvedere Capital's net assets.

  Investment income allocated to Belvedere Capital from the Portfolio for the period from the Fund's start of business, November 24, 1998, to December 31, 1998 totaled $4,704,826, of which $682,123 was allocated to the Fund. Expenses allocated to Belvedere Capital from the Portfolio for the period from the Fund's start of business, November 24, 1998, to December 31, 1998 totaled $1,792,438, of which $259,544 was allocated to the Fund. Belvedere Capital allocated additional expenses to the Fund of $95,891 for the period from the Fund's start of business, November 24, 1998, to December 31, 1998, representing $14,280 of operating expenses and $81,611 of service fees (see
  Note 5).

  A summary of the Portfolio's Statement of Assets and Liabilities, at December 31, 1998, and its operations for the period from the Fund's start of business, November 24, 1998 to December 31, 1998 follows:

  Investments, at value                                    $8,713,317,160
  Other Assets                                                  7,040,200
  -----------------------------------------------------------------------
  Total Assets                                             $8,720,357,360
  Total Liabilities                                            15,498,025
  -----------------------------------------------------------------------
  Net Assets                                               $8,704,859,335
  -----------------------------------------------------------------------
  Dividends and interest                                   $   10,687,029
  -----------------------------------------------------------------------
  Investment adviser fee (Note 5)                          $    3,881,728
  Other expenses                                                  188,122
  -----------------------------------------------------------------------
  Total expenses                                           $    4,069,850
  -----------------------------------------------------------------------
  Net investment income                                    $    6,617,179
  Net realized gains                                           12,024,862
  Net unrealized gains                                        412,336,223
  -----------------------------------------------------------------------
  Net increase in net assets from operations               $  430,978,264
  -----------------------------------------------------------------------

Tax-Managed Growth Portfolio as of December 31, 1998
----------------------------------------------------------------------------------------------
PORTFOLIO OF INVESTMENTS
----------------------------------------------------------------------------------------------

Common Stocks -- 94.7%

Security                                                         Shares           Value
----------------------------------------------------------------------------------------------

Advertising and Marketing Services -- 2.6%
----------------------------------------------------------------------------------------------
ACNielsen Corp.(1)                                                  45,668      $    1,290,121
Advo, Inc.(1)                                                      170,000           4,483,750
Harte-Hanks Communications, Inc.                                   144,604           4,121,214
Interpublic Group of Companies, Inc.                               582,138          46,425,506
Omnicom Group, Inc.                                              2,298,418         133,308,243
R.H. Donelley Corp.                                                  8,153             118,728
Snyder Communications, Inc.(1)(2)                                  442,500          14,929,397
Snyder Communications, Inc.(1)(2)                                   40,000           1,348,875
TMP Worldwide, Inc.(1)                                              43,000           1,806,000
True North Communications, Inc.                                     93,000           2,499,375
True North Communications, Inc.(2)                                 200,000           5,358,248
WPP Group PLC                                                      488,000           2,969,626
Young and Rubicam, Inc.(1)                                         186,000           6,021,750
----------------------------------------------------------------------------------------------
                                                                                $  224,680,833
----------------------------------------------------------------------------------------------

Aerospace and Defense -- 0.2%
----------------------------------------------------------------------------------------------
Allied Signal, Inc.                                                 25,000      $    1,107,813
Boeing Company (The)                                               228,127           7,442,643
Raytheon Co., Class B                                              213,564          11,372,283
----------------------------------------------------------------------------------------------
                                                                                $   19,922,739
----------------------------------------------------------------------------------------------

Apparel & Textiles -- 0.0%
----------------------------------------------------------------------------------------------
Unifi, Inc.                                                         50,000      $      978,125
----------------------------------------------------------------------------------------------
                                                                                $      978,125
----------------------------------------------------------------------------------------------

Auto and Parts -- 0.9%
----------------------------------------------------------------------------------------------
Aftermarket Technology Corp.(1)(2)                                  46,000      $      361,767
Borg-Warner Automotive, Inc.                                       225,000          12,557,813
DaimlerChrysler(1)                                                  19,952           1,916,639
Ford Motor Co.                                                      32,000           1,878,000
General Motors Corp.                                                 3,969             284,032
Genuine Parts Co.                                                  147,059           4,917,285
Harley-Davidson, Inc.                                                1,000              47,375
Magna International, Inc., Class A                                 875,000          54,250,000
Meritor Automotive, Inc.                                            61,133           1,295,255
SPX Corp.(1)                                                        47,862           3,206,754
TRW, Inc.                                                            2,000             112,375
----------------------------------------------------------------------------------------------
                                                                                $   80,827,295
----------------------------------------------------------------------------------------------

Banks - Money Center -- 0.1%
----------------------------------------------------------------------------------------------
Bank of Montreal                                                    36,650      $    1,470,581
Chase Manhattan Corp.                                               78,566           5,347,398
Morgan (J.P.) & Co., Inc.                                            1,000             105,063
National Westminster Bank PLC                                        8,753           1,037,231
----------------------------------------------------------------------------------------------
                                                                                $    7,960,273
----------------------------------------------------------------------------------------------

Banks - Regional -- 5.4%
----------------------------------------------------------------------------------------------
AmSouth Bancorporation                                              27,492      $    1,254,323
Bank of Granite Corp.                                               22,500             621,563
Bank of New York Co., Inc. (The)                                   245,144           9,867,046
Bank One Corp.                                                     839,254          42,854,407
Bank United Corp.                                                   65,000           2,551,250
BankAmerica Corp.                                                  611,569          36,770,586
BankBoston Corp.                                                 1,502,000          58,484,125
BB&T Corp.                                                          66,470           2,679,572
City National Corp.                                                100,000           4,162,500
Colonial Bancgroup, Inc. (The)                                     310,822           3,729,864
Comerica, Inc.                                                     100,779           6,871,868
Community First Bancshares, Inc.                                   296,000           6,234,500
Community First Bancshares, Inc.(2)                                 72,000           1,514,604
Compass Bancshares, Inc.                                           171,112           6,512,951
Crestar Financial Corp.                                             83,348           6,001,056
Fifth Third Bancorp                                                126,710           9,036,007
First Citizens BancShares, Inc.                                     47,900           4,311,000
First Tennessee National Corp.                                      33,488           1,274,637
First Union Corp.                                                1,054,655          64,136,206
Fleet Financial Group, Inc.                                        114,972           5,137,811
Golden West Financial Corp.                                          7,000             641,813
Keycorp                                                            422,594          13,523,008
Marshall and Ilsley Corp.                                           20,000           1,168,750
Mellon Bank Corp.                                                   16,000           1,100,000
Mercantile Bancorporation, Inc.                                    168,462           7,770,310
National City Corp.                                                 90,150           6,535,875
National Commerce Bancorporation(2)                                159,632           3,002,076
Northern Trust Corp.                                               181,898          15,881,969
Old Kent Financial Corp.                                            33,000           1,534,500
PNC Bank Corp.                                                      62,502           3,382,921
Regions Financial Corp.                                             49,300           1,987,406
Southwest Bancorporation of Texas, Inc.(1)                           7,688             137,423
Sovereign Bancorp., Inc.                                           366,000           5,215,500
Summit Bancorp.                                                     21,000             917,438
SunTrust Banks, Inc.                                                   480              36,720

                       See notes to financial statements
                                       28

Security                                                            Shares              Value
----------------------------------------------------------------------------------------------

Banks - Regional (continued)
----------------------------------------------------------------------------------------------
Synovus Financial                                                   41,776           1,018,290
U.S. Bancorp.                                                      155,474           5,519,327
Union Planters Corp.                                                56,875           2,577,148
Valley National Bancorp.                                           230,863           6,507,451
Wachovia Corp.                                                      37,199           3,252,588
Washington Mutual, Inc.                                            143,506           5,480,135
Wells Fargo & Co.                                                2,714,048         108,392,291
Westamerica Bancorporation                                          82,596           3,035,403
Zions Bancorporation                                                20,000           1,247,500
----------------------------------------------------------------------------------------------
                                                                                $  473,871,718
----------------------------------------------------------------------------------------------

Beverages -- 1.5%
----------------------------------------------------------------------------------------------
Anheuser-Busch Cos., Inc.                                          546,465      $   35,861,766
Coca-Cola Company (The)                                            612,666          40,972,039
PepsiCo, Inc.                                                    1,343,931          55,017,175
----------------------------------------------------------------------------------------------
                                                                                $  131,850,980
----------------------------------------------------------------------------------------------

Broadcasting and Cable -- 1.5%
----------------------------------------------------------------------------------------------
Clear Channel Communications, Inc.(1)                              108,600      $    5,918,700
Comcast Corp., Class A                                              62,500           3,667,969
Cox Communications, Inc., Class A(1)                               193,319          13,363,176
Infinity Broadcasting Corp.(1)                                      34,500             944,438
Liberty Media Group, Class A(1)                                     91,828           4,229,827
MediaOne Group, Inc.(1)                                          1,259,024          59,174,128
Tele-Communications, Inc., Series A(1)                             546,073          30,204,663
Univision Communications, Inc.(1)                                  200,649           7,260,986
Univision Communications, Inc.(1)(2)                               183,556           6,634,130
----------------------------------------------------------------------------------------------
                                                                                $  131,398,017
----------------------------------------------------------------------------------------------

Building Materials and Tools -- 0.5%
----------------------------------------------------------------------------------------------
American Standard Companies, Inc.(1)                               172,899      $    6,224,364
CRH PLC                                                            258,294           4,443,380
Interface, Inc.                                                    484,412           4,495,973
Masco Corp.                                                        228,662           6,574,033
Sherwin-Williams Co. (The)                                          44,670           1,312,181
Snap-On, Inc.                                                       44,444           1,547,207
Valspar Corp.                                                      620,000          23,133,750
Walter Industries, Inc.(1)                                           1,000              15,313
----------------------------------------------------------------------------------------------
                                                                                $   47,746,201
----------------------------------------------------------------------------------------------

Business Services - Miscellaneous -- 1.0%
----------------------------------------------------------------------------------------------
Cintas Corp.                                                       131,244      $    9,244,499
Corrections Corporation of America(1)                               97,310           1,715,089
Fair, Issac and Co., Inc.                                           88,828           4,102,743
Fair, Issac and Co., Inc.(2)                                       150,000           6,922,352
Half (Robert) International, Inc.(1)                                 1,800              80,438
Manpower, Inc.                                                     110,000           2,770,625
Metzler Group, Inc. (The)(1)                                       314,880          15,330,720
Metzler Group, Inc. (The)(1)(2)                                    273,312          13,291,353
Navigant International, Inc.(1)                                     59,631             458,413
Romac International, Inc.(1)(2)                                     45,546           1,013,061
ServiceMaster Co.                                                  515,201          11,366,622
Staff Leasing, Inc.(1)                                              78,125             908,203
Staff Leasing, Inc.(1)(2)                                           78,125             906,992
Sylvan Learning Systems, Inc.(1)                                   509,469          15,538,805
Viad Corp.                                                          40,314           1,224,538
----------------------------------------------------------------------------------------------
                                                                                $   84,874,453
----------------------------------------------------------------------------------------------

Chemicals -- 0.8%
----------------------------------------------------------------------------------------------
Bayer AG ADR                                                        40,000      $    1,670,348
Dow Chemical Co. (The)                                              21,318           1,938,606
DuPont (E.I.) de Nemours & Co.                                     223,800          11,875,388
Eastman Chemical Co.                                                   123               5,504
Monsanto Co.                                                     1,142,240          54,256,400
Octel Corp.(1)                                                       8,322             115,468
Solutia, Inc.                                                      200,336           4,482,518
----------------------------------------------------------------------------------------------
                                                                                $   74,344,232
----------------------------------------------------------------------------------------------

Communications Equipment -- 2.0%
----------------------------------------------------------------------------------------------
3Com Corp.(1)                                                      902,883      $   40,460,444
Ascend Communications, Inc.(1)                                      11,000             723,250
Comverse Technology, Inc.(1)                                       100,000           7,100,000
Dialogic Corp.(1)                                                   80,000           1,572,504
General Cable Corp.                                                  3,000              61,500
General Motors Corp., Class H(1)                                   300,000          11,906,250
L.M. Ericsson Telephone Co., ADR                                   452,000          10,819,750
Lucent Technologies, Inc.                                           19,369           2,130,590
Nokia Corp., Class A ADR                                           644,720          77,648,464
Northern Telecom Ltd. ADR                                          138,263           6,930,433
PairGain Technologies, Inc.(1)                                     350,581           2,695,091
Salient 3 Communications, Inc., Class A                             78,125             712,891
Tellabs, Inc.(1)                                                   151,623          10,395,652
----------------------------------------------------------------------------------------------
                                                                                $  173,156,819
----------------------------------------------------------------------------------------------

                       See notes to financial statements
                                       29

Communications Services -- 1.9%
----------------------------------------------------------------------------------------------
Airtouch Communications, Inc.(1)                                     1,420      $      102,418
Aliant Communications, Inc.                                         86,322           3,528,412
Alltel Corp.                                                        54,746           3,274,520
American Tower Corp., Class A(1)                                   149,451           4,418,145
Ameritech Corp.                                                     28,968           1,835,847
AT&T Corp.                                                          71,617           5,389,179
Bell Atlantic Corp.                                                  8,448             447,744
BellSouth Corp.                                                     43,912           2,190,111
Citizens Utilities Corp., Class B(1)                                45,311             368,154
Frontier Corp.                                                      32,129           1,092,386
GTE Corp.                                                           12,176             791,440
GTE Corp.(2)                                                        17,500           1,128,021
Intermedia Communications, Inc.(1)                                 113,637           1,960,238
ITC Deltacom, Inc.(1)(2)                                           628,773           9,536,050
IXC Communications, Inc.(1)                                        135,000           4,539,375
MCI Worldcom, Inc.(1)                                            1,422,741         102,081,666
McLeodUSA, Inc.(1)                                                  57,143           1,785,719
McLeodUSA, Inc.(1)(2)                                               36,000           1,124,625
Nextel Communications, Inc., Class A(1)                             75,830           1,791,484
Premiere Technologies, Inc.(1)                                      28,000             206,500
SBC Communications, Inc.                                            10,437             559,684
Sprint Corp.                                                         1,885             158,576
Sprint Corp. (PCS Group)(1)                                            942              21,784
Tel-Save Holdings, Inc.(1)                                         247,376           4,143,548
Telecom Corp. of New Zealand Ltd. ADR                                8,000             285,500
Teleglobe, Inc.                                                     88,500           3,186,000
Telephone & Data Systems, Inc.                                     131,756           5,920,785
US West, Inc.                                                       26,551           1,715,858
Winstar Communications, Inc.(1)                                     11,424             445,536
----------------------------------------------------------------------------------------------
                                                                                $  164,029,305
----------------------------------------------------------------------------------------------

Computer Software -- 2.9%
----------------------------------------------------------------------------------------------
Aspect Development, Inc.(1)(2)                                     100,000      $    4,417,439
Baan Co., NV ADR(1)                                                223,926           2,351,223
BMC Software, Inc.(1)                                                8,000             356,500
Boole and Babbage, Inc.(1)                                          40,000           1,177,500
Cadence Design Systems, Inc.(1)                                    506,000          15,053,500
Computer Associates International, Inc.                            854,500          36,423,063
Compuware Corp.(1)                                                   1,400             109,375
CSG Systems International, Inc.(1)                                  20,558           1,624,082
HNC Software, Inc.(1)                                              329,814          13,336,854
HNC Software, Inc.(1)(2)                                           147,980           5,981,448
Intuit, Inc.(1)                                                    285,917          20,728,983
Microsoft Corp.(1)                                                 281,755          39,075,897
Oracle Corp.(1)                                                  1,262,500          54,445,313
Parametric Technology Corp.(1)                                      94,600           1,537,250
PeopleSoft, Inc.(1)                                                354,174           6,707,170
Platinum Technology, Inc.(1)                                       155,000           2,964,375
Sapient Corp.(1)                                                   323,876          18,137,056
Security Dynamics Technologies, Inc.(1)                             40,000             920,000
Siebel Systems, Inc.(1)                                            118,000           4,004,625
Siebel Systems, Inc.(1)(2)                                         300,000          10,149,518
Sterling Commerce, Inc.(1)                                           2,388             107,460
Structural Dynamics Research Corp.(1)                              675,000          13,415,625
Wind River Systems, Inc.(1)                                         21,622           1,016,234
Wind River Systems, Inc.(1)(2)                                      13,000             610,796
----------------------------------------------------------------------------------------------
                                                                                $  254,651,286
----------------------------------------------------------------------------------------------

Computers and Business Equipment -- 7.6%
----------------------------------------------------------------------------------------------
Cabletron Systems, Inc.(1)                                          33,715          $  282,363
Cisco Systems, Inc.(1)                                           1,026,251          95,248,920
Compaq Computer Corp.                                               38,490           1,614,174
Dell Computer Corp.(1)                                               3,800             278,113
Dell Computer Corp.(1)(2)                                        1,500,000         109,744,655
Dell Computer Corp.(1)(2)                                          150,512          10,999,533
EMC Corp.(1)                                                        22,162           1,883,770
Fore Systems, Inc.(1)                                              222,250           4,069,953
Fore Systems, Inc.(1)(2)                                            38,466             703,528
Gateway 2000, Inc.(1)(2)                                           200,000          10,224,703
Gateway 2000, Inc.(1)(2)                                           200,000          10,190,578
Hewlett-Packard Co.                                                588,680          40,214,203
International Business Machines Corp.                              154,198          28,488,081
Lexmark International Group, Inc.(1)                             1,841,746         185,095,472
Seagate Technology, Inc.(1)                                         40,000           1,210,000
Sun Microsystems, Inc.(1)                                            3,500             299,688
Xerox Corp.                                                      1,334,000         157,411,999
----------------------------------------------------------------------------------------------
                                                                                $  657,959,733
----------------------------------------------------------------------------------------------

Conglomerates -- 1.4%
----------------------------------------------------------------------------------------------
General Electric Co.                                             1,066,342      $  108,833,529
General Electric Co.(2)                                             21,155           2,157,675
United Technologies Corp.                                           86,242           9,378,818
----------------------------------------------------------------------------------------------
                                                                                $  120,370,022
----------------------------------------------------------------------------------------------

                       See notes to financial statements
                                       30

Consumer Services -- 0.3%
----------------------------------------------------------------------------------------------
Block (H&R), Inc.                                                  366,177      $   16,477,965
Cendant Corp.(1)                                                   187,999           3,583,731
Service Corp. International                                        130,389           4,962,931
Stewart Enterprises, Inc.                                          153,992           3,426,322
----------------------------------------------------------------------------------------------
                                                                                $   28,450,949
----------------------------------------------------------------------------------------------

Containers and Packaging -- 0.2%
----------------------------------------------------------------------------------------------
Sealed Air Corp.(1)                                                325,000      $   16,595,313
Sonoco Products Co.                                                 78,571           2,327,666
----------------------------------------------------------------------------------------------
                                                                                $   18,922,979
----------------------------------------------------------------------------------------------

Distribution Services -- 1.6%
----------------------------------------------------------------------------------------------
Airgas, Inc.(1)                                                    536,219      $    4,792,457
Cardinal Health, Inc.                                              747,356          56,705,637
School Specialty, Inc.(1)                                           66,257           1,416,234
Sysco Corp.                                                      1,766,922          48,479,922
U.S. Foodservice, Inc.(1)                                          505,489          24,768,961
U.S. Foodservice, Inc.(1)(2)                                        66,438           3,252,749
US Office Products Co.(1)                                          149,077             577,674
Wilmar Industries, Inc.(1)                                          50,000           1,015,625
----------------------------------------------------------------------------------------------
                                                                                $  141,009,259
----------------------------------------------------------------------------------------------

Drugs -- 9.3%
----------------------------------------------------------------------------------------------
Abbott Laboratories                                              1,208,935      $   59,237,814
Agouron Pharmaceuticals, Inc.(1)                                   355,077          20,860,774
Allergan, Inc.                                                      50,000           3,237,500
American Home Products Corp.                                         4,600             259,038
Amgen, Inc.(1)                                                     405,532          42,403,440
Astra AB, Class A                                                1,074,400          21,937,207
Astra AB, Class B ADR                                              160,000           3,310,000
Bristol-Myers Squibb Co.                                           383,255          51,284,310
Covance, Inc.(1)                                                    81,250           2,366,406
Elan Corp., PLC ADR(1)                                             339,630          23,625,512
Genentech, Inc.(1)                                                  80,000           6,375,000
Genzyme Corp., Class A(1)                                          970,000          48,257,500
Incyte Pharmaceuticals, Inc.(1)(2)                                 577,571          21,582,639
Incyte Pharmaceuticals, Inc.(1)                                    150,856           5,638,243
Incyte Pharmaceuticals, Inc.(1)(2)                                 328,053          12,257,303
Lilly (Eli) & Co.                                                  825,448          73,361,690
Merck & Co., Inc.                                                  597,415          88,230,727
Parexel International Corp.(1)                                      35,000             875,000
Pfizer, Inc.                                                       881,021         110,513,071
Quintiles Transnational Corp.(1)                                   195,420          10,430,543
Schering-Plough Corp.                                              643,784          35,569,066
Sepracor, Inc.(1)                                                  440,000          38,775,000
SmithKline Beecham PLC ADR                                         301,940          20,984,830
Teva Pharmaceutical Industries Ltd. ADR(2)                         100,000           4,065,834
Vertex Pharmaceuticals, Inc.(1)                                     35,000           1,041,250
Warner-Lambert Co.                                                 716,032          53,836,656
Watson Pharmaceuticals, Inc.(1)                                    599,550          37,696,706
Watson Pharmaceuticals, Inc.(1)(2)                                 122,888           7,720,144
----------------------------------------------------------------------------------------------
                                                                                $  805,733,203
----------------------------------------------------------------------------------------------

Electric Utilities -- 0.2%
----------------------------------------------------------------------------------------------
Central and South West Corp.                                         1,600      $       43,900
Dominion Resources, Inc.                                            28,938           1,352,852
Duke Energy Corp.                                                    1,800             115,313
New England Electric System                                          2,700             129,938
Teco Energy, Inc.                                                   40,000           1,127,500
Texas Utilities Co.                                                250,196          11,681,026
----------------------------------------------------------------------------------------------
                                                                                $   14,450,529
----------------------------------------------------------------------------------------------

Electrical Equipment -- 0.5%
----------------------------------------------------------------------------------------------
American Power Conversion Corp.(1)                                 200,000      $    9,687,500
AMP, Inc.                                                          112,340           5,848,701
Emerson Electric Co.                                               159,148           9,628,454
Molex, Inc., Class A                                                90,066           2,870,854
Rockwell International Corp.                                       183,400           8,906,363
Sanmina Corp.(1)(2)                                                150,000           9,363,281
Thomas and Betts Corp.                                              22,963             994,585
----------------------------------------------------------------------------------------------
                                                                                $   47,299,738
----------------------------------------------------------------------------------------------

Electronics - Instruments -- 0.2%
----------------------------------------------------------------------------------------------
Dionex Corp.(1)                                                    362,140      $   13,263,378
Dionex Corp.(1)(2)                                                  40,000           1,460,434
Waters Corp.(1)                                                     29,580           2,580,855
X-Rite, Inc.                                                       310,000           2,402,500
X-Rite, Inc.(2)                                                    118,000             914,195
----------------------------------------------------------------------------------------------
                                                                                $   20,621,362
----------------------------------------------------------------------------------------------

                       See notes to financial statements
                                       31

Electronics - Semiconductors -- 2.6%
----------------------------------------------------------------------------------------------
Altera Corp.(1)                                                      3,600      $      219,150
Analog Devices, Inc.(1)                                          1,630,000          51,141,250
Burr-Brown Corp.(1)                                                600,000          14,062,500
Intel Corp.                                                        857,173         101,628,573
KLA-Tencor Corp.(1)                                                 36,000           1,561,500
Lam Research Corp.(1)                                              106,000           1,888,125
Level One Communications, Inc.(1)                                   31,129           1,105,080
Linear Technologies Corp.                                           66,000           5,911,125
Maxim Integrated Products Co.(1)(2)                                 20,664             895,311
Maxim Intergrated Products Co.(1)                                   40,000           1,747,500
Motorola, Inc.                                                     137,188           8,377,042
National Semiconductor Corp.(1)                                     79,368           1,071,468
Smart Modular Technologies, Inc.(1)                                 60,000           1,665,000
Speedfam International, Inc.(1)                                    221,000           3,784,625
Texas Instruments, Inc.                                            337,948          28,915,676
Ultratech Stepper, Inc.(1)                                         245,129           3,922,064
Uniphase Corp.(1)(2)                                                25,932           1,798,433
----------------------------------------------------------------------------------------------
                                                                                $  229,694,422
----------------------------------------------------------------------------------------------

Engineering and Construction -- 0.1%
----------------------------------------------------------------------------------------------
Jacobs Engineering Group, Inc.(1)                                  162,455      $    6,620,041
----------------------------------------------------------------------------------------------
                                                                                $    6,620,041
----------------------------------------------------------------------------------------------

Entertainment -- 0.6%
----------------------------------------------------------------------------------------------
Callaway Golf Co.(2)                                                35,715      $      365,932
Disney (Walt) Co.                                                   79,800           2,394,000
Fox Entertainment Group, Inc.(1)                                   275,500           6,939,156
Mattel, Inc.                                                        20,995             478,948
Time Warner Inc.(2)                                                 62,418           3,866,069
Time Warner Inc.                                                   501,368          31,116,152
Viacom, Inc., Class A(1)                                            10,727             789,105
Viacom, Inc., Class B(1)                                            80,105           5,927,770
Westwood One(1)(2)                                                  61,200           1,860,782
----------------------------------------------------------------------------------------------
                                                                                $   53,737,914
----------------------------------------------------------------------------------------------

Environmental Services -- 0.7%
----------------------------------------------------------------------------------------------
Allied Waste Industries, Inc.(1)                                   375,000      $    8,859,375
Browning-Ferris Industries, Inc.                                   423,906          12,054,827
Eastern Environmental Services(1)                                   83,552           2,475,228
U.S. Filter Corp.(1)                                               160,412           3,669,425
Waste Management, Inc.                                             741,981          34,594,864
----------------------------------------------------------------------------------------------
                                                                                $   61,653,719
----------------------------------------------------------------------------------------------

Financial Services - Miscellaneous -- 3.4%
----------------------------------------------------------------------------------------------
American Express Co.                                               616,648      $   63,052,257
Associates First Capital Corp.                                     600,000          25,425,000
Capital One Financial Corp.                                         73,411           8,442,265
Citigroup                                                        1,395,960          69,100,019
Fannie Mae                                                         940,805          69,619,569
FirstPlus Financial Group, Inc.(1)                                 120,000             330,000
Freddie Mac                                                        352,900          22,739,994
Household International, Inc.                                      339,293          13,444,485
Providian Financial Corp.                                          266,261          19,969,538
----------------------------------------------------------------------------------------------
                                                                                $  292,123,127
----------------------------------------------------------------------------------------------

Foods -- 3.4%
----------------------------------------------------------------------------------------------
Archer-Daniels-Midland Co.                                         143,775      $    2,471,133
Bestfoods                                                           22,400           1,192,800
Conagra, Inc.                                                      326,199          10,275,269
Dean Foods Co.                                                     150,944           6,160,402
Flowers Industries, Inc.                                           435,781          10,431,508
General Mills, Inc.                                                 24,850           1,932,088
Keebler Food Products Co.(1)                                        40,000           1,505,000
Keebler Food Products Co.(1)(2)                                     31,480           1,180,744
Kellogg Co.                                                         69,714           2,378,990
McCormick & Co., Inc.                                              623,058          21,067,149
Nabisco Holdings Corp., Class A                                    100,000           4,150,000
Pioneer Hi-Bred International, Inc.                                952,171          25,708,617
Quaker Oats Co. (The)                                               39,942           2,376,549
Ralston Purina Group                                                74,659           2,417,085
Riviana Foods, Inc.                                                150,000           3,703,125
Riviana Foods, Inc.(2)                                             100,000           2,465,664
Sara Lee Corp.                                                   1,155,944          32,583,172
Tyson Food, Inc.                                                   870,276          18,493,365
Unilever ADR                                                     1,652,000         137,012,749
Wrigley (Wm.) Jr. Co.                                              113,180          10,136,684
----------------------------------------------------------------------------------------------
                                                                                $  297,642,093
----------------------------------------------------------------------------------------------

Furniture and Appliances -- 0.5%
----------------------------------------------------------------------------------------------
HON Industries, Inc.                                             1,135,488       $  27,180,744
HON Industries, Inc.(2)                                            134,930           3,228,810
Leggett & Platt, Inc.                                              298,328           6,563,216
Miller (Herman), Inc.                                              120,000           3,225,000
----------------------------------------------------------------------------------------------
                                                                                $   40,197,770
----------------------------------------------------------------------------------------------

                       See notes to financial statements
                                       32

Health Services -- 0.7%
----------------------------------------------------------------------------------------------
Aetna, Inc.                                                         59,821      $    4,703,426
Beverly Enterprises, Inc.(1)                                       357,143           2,410,715
Concentra Managed Care, Inc.(1)                                    410,257           4,384,622
FPA Medical Management, Inc.(1)(3)                                 315,000               3,150
Genesis Health Ventures, Inc.(1)                                     4,000              35,000
Health Management Associates, Inc., Class A(1)                     361,170           7,810,301
HealthSouth Corp.(1)                                               146,000           2,253,875
Integrated Health Services, Inc.                                    50,000             706,250
Magellan Health Services, Inc.(1)                                   50,000             418,750
MedPartners, Inc.(1)                                                17,696              92,904
Omnicare, Inc.                                                      25,650             891,338
Orthodontic Centers of America, Inc.(1)                            100,000           1,943,750
Pacificare Health Systems, Inc., Class B(1)                         19,500           1,550,250
PhyCor, Inc.(1)                                                    312,500           2,128,906
Quest Diagnostics, Inc.(1)                                          15,625             278,320
Quorum Health Group, Inc.(1)                                        55,733             721,046
Renal Care Group, Inc.(1)                                          175,282           5,050,313
Renal Care Group, Inc.(1)(2)                                       196,225           5,646,195
Response Oncology, Inc.(1)                                          44,761             181,842
Sunrise Assisted Living, Inc.(1)                                   210,000          10,893,750
Sunrise Assisted Living, Inc.(1)(2)                                140,000           7,259,232
United HealthCare Corp.                                             20,000             861,250
Vencor, Inc.(1)                                                     25,600             115,200
----------------------------------------------------------------------------------------------
                                                                                $   60,340,385
----------------------------------------------------------------------------------------------

Household Products -- 2.7%
----------------------------------------------------------------------------------------------
Avon Products, Inc.                                                  8,700      $      384,975
Blyth Industries, Inc.(1)                                          522,000          16,312,500
Blyth Industries, Inc.(1)(2)                                        40,000           1,249,583
Blyth Industries, Inc.(1)(2)                                        20,000             624,167
Colgate-Palmolive Co.                                               54,337           5,046,549
Fortune Brands, Inc.                                                67,500           2,134,688
Gillette Co.                                                     2,632,556         127,185,361
Helen of Troy Ltd.(1)                                               65,000             954,688
Kimberly-Clark Corp.                                               551,168          30,038,656
Procter & Gamble Co.                                               410,462          37,480,311
Rubbermaid, Inc.                                                   463,920          14,584,485
----------------------------------------------------------------------------------------------
                                                                                $  235,995,963
----------------------------------------------------------------------------------------------

Industrial Equipment -- 0.7%
----------------------------------------------------------------------------------------------
Dover Corp.                                                        355,445       $  13,018,173
DT Industries, Inc.                                                 37,728             594,216
Federal Signal Corp.                                               283,471           7,760,019
Illinois Tool Works, Inc.                                          169,010           9,802,580
Parker-Hannifin Corp.                                              150,898           4,941,910
Regal Beloit Corp.                                                 265,000           6,095,000
Tecumseh Products Co., Class A                                     156,420           7,293,083
Tyco International Ltd.                                             98,730           7,447,944
----------------------------------------------------------------------------------------------
                                                                                $   56,952,925
----------------------------------------------------------------------------------------------

Information Services -- 4.7%
----------------------------------------------------------------------------------------------
Acxiom Corp.(1)                                                    407,088      $   12,619,728
America Online, Inc.(1)                                             21,600           3,456,000
At Home Corp., Series A(1)(2)                                       20,291           1,478,584
At Home Corp., Series A(1)(2)                                      100,000           7,373,953
Automatic Data Processing, Inc.                                  1,856,243         148,847,485
Aztec Technology Partners(1)                                       119,262             432,324
Bell and Howell Co.(1)                                             115,000           4,348,438
BISYS Group, Inc. (The)(1)                                          53,873           2,781,194
Ceridian Corp.(1)                                                   90,500           6,318,031
Computer Sciences Corp.                                            650,202          41,897,391
DST Systems, Inc.(1)(2)                                             93,000           5,302,390
Dun and Bradstreet Corp. (The)                                      40,768           1,286,740
Electronic Data Systems Corp.                                      155,000           7,788,750
Equifax, Inc.                                                       40,000           1,367,500
First Data Corp.                                                   282,761           8,959,989
HBO and Co.                                                         27,599             791,746
IDX Systems Corp.(1)(2)                                             35,000           1,538,717
IDX Systems Corp.(1)(2)                                             25,000           1,096,572
IMS Health, Inc.                                                   249,006          18,784,390
Lason, Inc.(1)(2)                                                  165,000           9,597,737
Lason, Inc.(1)(2)                                                  190,000          11,040,884
National Data Corp.                                                 81,333           3,959,900
Nielsen Media Research                                              83,002           1,494,036
Nova Corp.(1)                                                       75,758           2,627,856
Paychex, Inc.                                                       87,976           4,525,266
Reuters Holdings PLC ADR                                           273,945          17,361,264
Reynolds & Reynolds, Inc., Class A                                 235,989           5,412,998
Saville Systems PLC ADR(1)                                         320,000           6,080,000
Saville Systems PLC ADR(1)(2)                                       99,197           1,882,387
Saville Systems PLC ADR(1)(2)                                          297               5,635
SunGard Data Systems, Inc.(1)                                    1,732,319          68,751,409
----------------------------------------------------------------------------------------------
                                                                                $  409,209,294
----------------------------------------------------------------------------------------------

                        See notes to financial statements
                                       33

Insurance -- 6.6%
----------------------------------------------------------------------------------------------
20th Century Industries                                             70,700      $    1,639,356
Aegon, N.V. ADR                                                     96,504          11,797,614
Allmerica Financial Corp.                                            1,500              86,813
Allstate Corp. (The)                                               170,416           6,582,318
American General Corp.                                              91,153           7,109,934
American International Group, Inc.                                 427,911          41,346,901
AON Corp.                                                           78,949           4,371,801
Berkshire Hathaway, Inc., Class A(1)                                    80           5,600,000
Berkshire Hathaway, Inc., Class B(1)                                38,078          89,482,900
Chubb Corp.                                                        101,050           6,555,619
Conseco, Inc.(2)                                                   100,000           3,052,175
Delphi Financial Group, Inc.(1)                                     40,800           2,139,450
Gallagher (A.J.) and Co.                                            35,000           1,544,375
HSB Group, Inc.                                                     75,000           3,079,688
Jefferson-Pilot Corp.                                               38,267           2,870,025
Kansas City Life Insurance Co.                                      35,400           2,893,950
Lab Holdings, Inc.                                                  35,960             629,300
Marsh & McLennan Cos., Inc.                                      2,138,866         124,989,981
Mercury General Corp.                                                2,000              87,625
Mutual Risk Management Ltd.                                      1,043,500          40,826,938
Progressive Corp.                                                  190,000          32,181,250
Protective Life Corp.                                               64,346           2,561,775
Safeco Corp.                                                        12,122             520,488
St. Paul Cos., Inc. (The)                                          275,532           9,574,737
SunAmerica, Inc.                                                 1,810,644         146,888,494
Torchmark Corp.                                                    222,850           7,869,391
Transamerica Corp.                                                  52,304           6,041,112
UICI(1)                                                             57,257           1,402,797
UICI(1)                                                            180,000           4,410,000
UNUM Corp.                                                         152,200           8,884,675
----------------------------------------------------------------------------------------------
                                                                                $  577,021,482
----------------------------------------------------------------------------------------------

Investment Services -- 0.7%
----------------------------------------------------------------------------------------------
E*Trade Group, Inc.(1)(2)                                          100,000      $    4,634,268
Merrill Lynch & Co., Inc.                                          349,756          23,346,213
Morgan Stanley Dean Witter & Co.                                   300,431          21,330,601
Morgan Stanley Dean Witter & Co.(2)                                 52,000           3,687,385
Price (T. Rowe) Associates, Inc.                                    86,716           2,970,023
Schwab (Charles) and Co., Inc.                                      66,750           3,750,516
Waddell & Reed Financial, Inc., Class A                             12,680             300,358
Waddell & Reed Financial, Inc., Class B                             54,575           1,268,869
----------------------------------------------------------------------------------------------
                                                                                $   61,288,233
----------------------------------------------------------------------------------------------

Lodging and Gaming -- 0.2%
----------------------------------------------------------------------------------------------
Royal Caribbean Cruises Ltd.(2)                                    500,000      $   18,433,400
Sunterra Corp.(1)(2)                                                50,000             749,188
----------------------------------------------------------------------------------------------
                                                                                $   19,182,588
----------------------------------------------------------------------------------------------

Medical Products -- 5.8%
----------------------------------------------------------------------------------------------
Allegiance Corp.                                                    45,322      $    2,113,138
Ballard Medical Products                                           519,966          12,641,673
Bausch & Lomb, Inc.                                                115,804           6,948,240
Baxter International, Inc.                                       1,266,028          81,421,425
Becton, Dickinson and Co.                                            7,265             310,125
Becton, Dickinson and Co.(2)                                        28,980           1,236,589
Boston Scientific Corp.(1)                                       1,979,700          53,080,706
Dentsply International, Inc.                                        42,000           1,081,500
ESC Medical Systems Ltd.(1)                                         30,000             315,000
ESC Medical Systems Ltd.(1)(2)                                     150,000           1,571,063
Guidant Corp.                                                      100,000          11,025,000
Heartport, Inc.(1)                                                  41,026             241,028
Hillenbrand Industries, Inc.                                       647,898          36,849,199
Johnson & Johnson Co.                                            1,575,542         132,148,584
Medtronics, Inc.                                                 1,086,048          80,639,063
Schein (Henry) Corp.(1)(2)                                         271,494          12,100,759
Schein (Henry), Corp.(1)                                           555,700          24,867,575
Schein (Henry), Corp.(1)(2)                                         17,000             759,799
Schein (Henry), Corp.(1)(2)                                        281,000          12,557,984
Sofamor Danek Group, Inc.(1)                                       223,000          27,150,250
St. Jude Medical, Inc.(1)                                           42,144           1,166,862
Steris Corp.(1)                                                     78,394           2,229,329
----------------------------------------------------------------------------------------------
                                                                                $  502,454,891
----------------------------------------------------------------------------------------------

Metals - Gold -- 0.0%
----------------------------------------------------------------------------------------------
Freeport-McMoran Copper & Gold, Inc.                                 6,000      $       62,625
----------------------------------------------------------------------------------------------
                                                                                $       62,625
----------------------------------------------------------------------------------------------

Metals - Industrial -- 0.0%
----------------------------------------------------------------------------------------------
Cyprus Amax Minerals Co.                                            20,950      $      209,500
Nucor Corp.(2)                                                      22,648             979,199
----------------------------------------------------------------------------------------------
                                                                                $    1,188,699
----------------------------------------------------------------------------------------------

Minerals and Fertilizer -- 0.0%
----------------------------------------------------------------------------------------------
Mississippi Chemical Corp.                                         272,180      $    3,810,520
----------------------------------------------------------------------------------------------
                                                                                $    3,810,520
----------------------------------------------------------------------------------------------

                        See notes to financial statements
                                       34

Natural Gas Distribution -- 0.1%
----------------------------------------------------------------------------------------------
Columbia Energy Group                                                    1      $           29
Dynegy, Inc.                                                       290,000           3,171,875
KN Energy, Inc.                                                     20,000             727,500
National Fuel Gas Co.                                                2,000              90,375
Sonat, Inc.                                                        107,200           2,901,100
----------------------------------------------------------------------------------------------
                                                                                $    6,890,879
----------------------------------------------------------------------------------------------

Oil and Gas - Equipment and Services -- 1.1%
----------------------------------------------------------------------------------------------
Baker Hughes, Inc.                                                 739,234      $   13,075,201
Core Laboratories(1)(2)                                            560,000          10,668,767
Halliburton Co.                                                  1,501,550          44,483,419
National-Oilwell, Inc.(1)                                           50,000             559,375
National-Oilwell, Inc.(1)(2)                                       416,400           4,652,264
Newpark Resources, Inc.(1)                                         110,000             749,375
Noble Drilling, Inc.(1)                                            170,000           2,199,375
Patterson Energy, Inc.(1)                                          200,000             812,500
Schlumberger Ltd.                                                  367,470          16,949,554
Syntroleum Corp.(1)                                                  2,735              16,923
Weatherford International(1)                                        56,750           1,099,531
----------------------------------------------------------------------------------------------
                                                                                $   95,266,284
----------------------------------------------------------------------------------------------

Oil and Gas - Exploration and Production -- 1.0%
----------------------------------------------------------------------------------------------
Anadarko Petroleum Corp.                                         2,204,000      $   68,048,499
Apache Corp.                                                       127,003           3,214,763
Burlington Resources, Inc.                                         119,335           4,273,685
El Paso Energy Corp.                                                45,000           1,566,563
Oryx Energy Co.(1)                                                 369,103           4,959,822
Triton Energy, Ltd.(1)                                                 700               5,556
Union Pacific Resources Group, Inc.                                 79,795             723,142
USX-Marathon Group                                                  50,005           1,506,401
----------------------------------------------------------------------------------------------
                                                                                $   84,298,431
----------------------------------------------------------------------------------------------

Oil and Gas - Integrated -- 1.2%
----------------------------------------------------------------------------------------------
Amoco Corp.                                                        299,345      $   17,661,355
Atlantic Richfield Co.                                              41,766           2,725,232
British Petroleum Co. PLC ADR                                          512              48,640
Chevron Corp.                                                       55,600           4,611,325
Exxon Corp.                                                        222,963          16,304,169
Mobil Corp.                                                        450,645          39,262,446
Murphy Oil Corp.                                                    29,700           1,225,125
Pennzoil-Quaker State Co.                                           74,458           1,102,907
Royal Dutch Petroleum Co.                                           33,417           1,599,839
Texaco, Inc.                                                           700              37,013
Tosco Corp.(2)                                                     314,619           8,138,053
Tosco Corp.(2)                                                     300,000           7,738,307
----------------------------------------------------------------------------------------------
                                                                                $  100,454,411
----------------------------------------------------------------------------------------------

Paper and Forest Products -- 0.6%
----------------------------------------------------------------------------------------------
Caraustar Industries, Inc.                                         224,961      $    6,425,449
Champion International Corp.                                        20,203             818,222
Fort James Corp.                                                    56,401           2,256,040
Georgia-Pacific Corp. - G-P Group                                  305,098          17,867,302
Georgia-Pacific Corp. - G-P Group(2)                                14,133             826,974
Georgia-Pacific Corp. - Timber Group                               305,098           7,265,146
Louisiana Pacific Corp.                                             55,364           1,013,853
Mead Corporation (The)                                              38,768           1,136,387
Union Camp Corp.                                                    80,309           5,420,858
Weyerhaeuser Co.                                                   101,205           5,142,479
Willamette Industries, Inc.                                         53,000           1,775,500
----------------------------------------------------------------------------------------------
                                                                                $   49,948,210
----------------------------------------------------------------------------------------------

Photography -- 0.1%
----------------------------------------------------------------------------------------------
Eastman Kodak Co.                                                   64,225      $    4,624,200
----------------------------------------------------------------------------------------------
                                                                                $    4,624,200
----------------------------------------------------------------------------------------------

Printing and Business Products -- 0.7%
----------------------------------------------------------------------------------------------
American Business Products, Inc.                                   261,355      $    6,141,843
Avery Dennison Corp.                                               803,004          36,185,368
Bowne & Co., Inc.                                                  172,640           3,085,940
Consolidated Graphics, Inc.(1)                                      35,064           2,369,012
Consolidated Graphics, Inc.(1)(2)                                   35,151           2,367,488
Consolidated Graphics, Inc.(1)(2)                                   35,977           2,424,571
Corporate Express, Inc.(1)                                          92,486             479,771
Danka Business Systems, PLC ADR                                      1,000               4,188
Deluxe Corp.                                                        80,675           2,949,680
Donnelley (R.R.) & Sons Co.                                         32,896           1,441,256
Harland (John H.) Co.                                               51,540             814,976
Ikon Office Solutions, Inc.                                        115,500             988,969
Workflow Management, Inc.(1)                                        79,508             526,740
----------------------------------------------------------------------------------------------
                                                                                $   59,779,802
----------------------------------------------------------------------------------------------

                        See notes to financial statements
                                       35

Publishing -- 1.2%
----------------------------------------------------------------------------------------------
Belo (A.H.) Corp.                                                  110,220      $    2,197,511
Dow Jones & Co., Inc.                                              376,300          18,109,438
Gannett Co., Inc.                                                  280,900          18,118,050
Houghton Mifflin Co.                                                97,400           4,602,150
McGraw-Hill Companies, Inc. (The)                                  455,608          46,415,065
Meredith Corp.                                                     190,000           7,196,250
The MacClatchy Co., Class A                                         48,066           1,700,335
Times Mirror Co., Class A                                          151,670           8,493,520
----------------------------------------------------------------------------------------------
                                                                                $  106,832,319
----------------------------------------------------------------------------------------------

Real Estate -- 0.5%
----------------------------------------------------------------------------------------------
Avalonbay Communities, Inc.                                         55,000      $    1,883,750
Catellus Development Corp.(1)                                      290,000           4,150,625
Equity Office Properties Trust                                       2,812              67,488
Grubb and Ellis Co.(1)(2)                                          100,000             805,242
LaSalle Partners, Inc.(1)(2)                                       213,193           6,273,777
Patriot America Hospitality, Inc.                                  132,212             793,272
Redwood Trust, Inc.                                                 71,710           1,003,940
Rouse Co. (The)                                                    127,700           3,511,750
Trammell Crow Co.(1)(2)                                            876,098          24,500,081
Ventas, Inc.(1)                                                     25,600             312,000
----------------------------------------------------------------------------------------------
                                                                                $   43,301,925
----------------------------------------------------------------------------------------------

Restaurants -- 1.1%
----------------------------------------------------------------------------------------------
Bob Evans Farms, Inc.                                               48,193      $    1,256,030
Boston Chicken, Inc.(1)(3)                                          38,500                 385
Brinker International, Inc.(1)                                     435,034          12,561,607
CKE Restaurants, Inc.(2)                                           110,000           3,237,046
CKE Restaurants, Inc.(2)                                            11,000             323,381
Lone Star Steakhouse and Saloon, Inc.(1)                           145,981           1,341,200
Lone Star Steakhouse and Saloon, Inc.(1)(2)                        200,000           1,835,203
McDonald's Corp.                                                   270,607          20,735,261
Outback Steakhouse, Inc.(1)                                         77,101           3,074,402
Outback Steakhouse, Inc.(1)(2)                                     130,181           5,184,479
Outback Steakhouse, Inc.(1)(2)                                     250,000           9,955,458
Papa John's International, Inc.(1)                                  25,807           1,138,734
Papa John's International, Inc.(1)(2)                               51,744           2,280,350
Sonic Corp.(1)(2)                                                   47,338           1,176,061
Starbucks Corp.(1)                                                 342,000          19,194,750
Tricon Global Restaurants, Inc.(1)                                 175,767           8,810,321
----------------------------------------------------------------------------------------------
                                                                                $   92,104,668
----------------------------------------------------------------------------------------------

Retail - Food and Drug -- 4.6%
----------------------------------------------------------------------------------------------
Albertson's, Inc.                                                2,340,219      $  149,042,697
Albertson's, Inc.(2)                                                10,000             634,890
CVS Corp.                                                        2,176,571         119,711,404
General Nutrition Companies, Inc.(1)                                44,460             722,475
Hannaford Brothers Co.                                              30,849           1,634,997
Kroger Co. (The)(1)                                                 22,800           1,379,400
Rite Aid Corp.                                                       6,000             297,375
Safeway, Inc.(1)                                                 1,777,501         108,316,466
Walgreen Co.                                                        13,750             805,234
Whole Foods Market, Inc.(1)                                         90,000           4,353,750
Winn-Dixie Stores, Inc.                                            320,221          14,369,917
----------------------------------------------------------------------------------------------
                                                                                $  401,268,605
----------------------------------------------------------------------------------------------

Retail - General -- 1.8%
----------------------------------------------------------------------------------------------
99 Cents Only Stores(1)(2)                                         428,337       $  21,033,989
Casey's General Stores, Inc.(2)                                     75,000             976,529
Department 56, Inc.(1)                                             190,000           7,136,875
Department 56, Inc.(1)(2)                                           29,404           1,101,045
Dollar General Corp.                                                25,625             605,391
Dollar Tree Stores, Inc.(1)                                        292,500          12,778,594
Dollar Tree Stores, Inc.(1)(2)                                     247,792          10,821,805
Harcourt General, Inc.                                             216,416          11,510,626
May Department Stores Co. (The)                                    104,258           6,294,577
Nordstrom, Inc.                                                     27,610             957,722
Penney (J.C.) Company, Inc.                                      1,117,673          52,390,922
Wal-Mart Stores, Inc.                                              428,060          34,860,136
----------------------------------------------------------------------------------------------
                                                                                $  160,468,211
----------------------------------------------------------------------------------------------

Retail - Specialty and Apparel -- 2.8%
----------------------------------------------------------------------------------------------
Abercrombie and Fitch Co., Class A(1)                                2,802          $  198,242
Burlington Coat Factory Warehouse Corp.                            543,600           8,867,475
Home Depot, Inc. (The)                                           2,517,746         154,054,582
Limited, Inc. (The)                                                205,000           5,970,625
Lowe's Companies                                                    60,000           3,071,250
Office Depot, Inc.(1)                                              140,000           5,171,250
OfficeMax, Inc.(1)                                                 672,867           8,242,621
Pep Boys - Manny, Moe & Jack (The)                                  35,476             556,530
Pep Boys - Manny, Moe & Jack (The)(2)                               62,500             980,142
Pier 1 Imports, Inc.(2)                                            150,000           1,451,914
Pier 1 Imports, Inc.(2)                                             75,000             725,654
Pier 1 Imports, Inc.(2)                                            125,000           1,207,163
Republic Industries, Inc.(1)                                     2,719,023          40,105,589
Staples, Inc.(1)                                                   150,000           6,553,125
Tandy Corp.                                                         60,000           2,471,250
Tiffany and Co.                                                     22,000           1,141,250
TJX Companies, Inc. (The)                                           50,000           1,450,000
Toys "R" Us, Inc.(1)                                                73,255           1,236,178
----------------------------------------------------------------------------------------------
                                                                                $  243,454,840
----------------------------------------------------------------------------------------------

                        See notes to financial statements
                                       36

Specialty Chemicals and Materials -- 1.3%
----------------------------------------------------------------------------------------------
Corning, Inc.                                                      130,000        $  5,850,000
Dexter Corp. (The)                                                  36,139           1,136,120
Ecolab, Inc.                                                     2,063,536          74,674,208
International Flavors & Fragrances, Inc.                           148,101           6,544,213
International Specialty Products, Inc.(1)                           59,000             800,188
MacDermid, Inc.                                                     30,000           1,173,750
Millipore Corp.                                                    101,440           2,884,700
Minnesota Mining & Manufacturing Co.                                42,731           3,039,242
Morton International, Inc.                                          34,000             833,000
Nalco Chemical Co.                                                 224,852           6,970,412
Pall Corp.                                                         216,000           5,467,500
RPM, Inc.                                                           70,138           1,122,208
----------------------------------------------------------------------------------------------
                                                                                $  110,495,541
----------------------------------------------------------------------------------------------

Tobacco -- 0.2%
----------------------------------------------------------------------------------------------
Philip Morris Cos., Inc.                                           249,706      $   13,359,271
----------------------------------------------------------------------------------------------
                                                                                $   13,359,271
----------------------------------------------------------------------------------------------

Transportation -- 0.4%
----------------------------------------------------------------------------------------------
Arnold Industries, Inc.                                            148,543      $    2,395,256
Burlington Northern Santa Fe Corp.                                 188,799           6,371,966
Coach USA, Inc.(1)                                                 168,889           5,858,337
Coach USA, Inc.(1)(2)                                              185,676           6,438,704
FDX Corp.(1)                                                        93,723           8,341,347
Heartland Express, Inc.(1)                                         250,000           4,375,000
Union Pacific Corp.                                                 92,081           4,149,400
----------------------------------------------------------------------------------------------
                                                                                $   37,930,010
----------------------------------------------------------------------------------------------

Trucks and Parts -- 0.0%
----------------------------------------------------------------------------------------------
Paccar, Inc.                                                        46,602      $    1,916,507
----------------------------------------------------------------------------------------------
                                                                                $    1,916,507
----------------------------------------------------------------------------------------------
Total Common Stocks
  (identified cost $5,715,068,624)                                              $8,246,680,855
----------------------------------------------------------------------------------------------

Put Options Purchased -- 0.0%
Security                                                           Shares       Value
----------------------------------------------------------------------------------------------
Computers and Business Equipment -- 0.0%
----------------------------------------------------------------------------------------------
Dell Computer, Expires 1/16/99, Strike Price 45                    250,000      $       31,250
Dell Computer, Expires 1/16/99, Strike Price 50                    250,000              15,625
Dell Computer, Expires 2/20/99, Strike Price 50                    250,000             195,313
Dell Computer, Expires 2/20/99, Strike Price 55                    500,000             562,500
----------------------------------------------------------------------------------------------
                                                                                $      804,688
----------------------------------------------------------------------------------------------
Total Put Options Purchased
  (identified cost $5,771,939)                                                  $      804,688
----------------------------------------------------------------------------------------------

Rights -- 0.0%

Oil and Gas - Exploration and Production -- 0.0%
----------------------------------------------------------------------------------------------
Triton Energy, Ltd.(1)                                                  51      $            0
----------------------------------------------------------------------------------------------
                                                                                $            0
----------------------------------------------------------------------------------------------
Total Rights
  (identified cost $0)                                                          $            0
----------------------------------------------------------------------------------------------

Convertible Preferred Stocks -- 0.4%

Entertainment -- 0.4%
----------------------------------------------------------------------------------------------
Time Warner Inc., Series J(3)                                      100,187      $   26,526,391
Time Warner Inc., Series J(2)(3)                                    21,410           5,657,362
----------------------------------------------------------------------------------------------
                                                                                $   32,183,753
----------------------------------------------------------------------------------------------

Financial - Miscellaneous -- 0.0%
----------------------------------------------------------------------------------------------
American General Corp., Series D                                    21,474      $    1,406,547
----------------------------------------------------------------------------------------------
                                                                                $    1,406,547
----------------------------------------------------------------------------------------------

Insurance -- 0.0%
----------------------------------------------------------------------------------------------
Aetna, Inc., Series C                                                  449      $       34,152
----------------------------------------------------------------------------------------------
                                                                                $       34,152
----------------------------------------------------------------------------------------------

Total Convertible Preferred Stocks
  (identified cost $14,428,021)                                                  $  33,624,452
----------------------------------------------------------------------------------------------
                        See notes to financial statements
                                       37

Commercial Paper -- 4.3%
                                                            Face Amount
Name of Company                                             (000's omitted)     Value
----------------------------------------------------------------------------------------------
American Express Credit Corp.,
6.00%, 1/8/99                                                      $76,827      $   76,737,368
Associates Corp. of North America,
5.25%, 1/4/99                                                       37,141          37,124,751
Corporate Receivables Corp.,
5.50%, 1/8/99                                                       30,000          29,967,917
Ford Motor Credit Co.,
5.53%, 1/8/99                                                       77,696          77,612,455
General Electric Capital Co.,
5.50%, 1/4/99                                                       56,607          56,581,055
Prudential Funding Corp.,
5.80%, 1/8/99                                                       95,000          94,892,861
----------------------------------------------------------------------------------------------

Total Commercial Paper
  (identified cost $372,916,407)                                                $  372,916,407
----------------------------------------------------------------------------------------------

Short-Term Investments -- 0.7%
----------------------------------------------------------------------------------------------
Federal Home Loan Mortgage Corp.,
4.50%, 1/4/99                                                      $59,313      $   59,290,758
----------------------------------------------------------------------------------------------

Total Short-Term Investments
  (identified cost $59,290,758)                                                 $   59,290,758
----------------------------------------------------------------------------------------------

Total Investments -- 100.1%
  (identified cost $6,167,475,749)                                              $8,713,317,160
----------------------------------------------------------------------------------------------

Other Assets, Less Liabilities -- (0.1)%                                        $   (8,457,825)
----------------------------------------------------------------------------------------------

Net Assets -- 100.0%
                                                                                $8,704,859,335
----------------------------------------------------------------------------------------------
ADR -- American Depositary Receipt.

(1) Non-income producing security.
(2) Security restricted from resale for a period not exceeding one year. At December 31, 1998, the value of these securities totaled $565,804,292 or 6.5% of net assets.
(3) Security valued at fair value using methods determined in good faith by or at the direction of the Trustees.

                        See notes to financial statements
                                       38

Belcrest Capital Fund LLC and Subsidiary as of December 31, 1998
-------------------------------------------------------------------------------
INDEPENDENT AUDITORS' REPORT
-------------------------------------------------------------------------------


To the Shareholders of
Belcrest Capital Fund LLC
-------------------------------------------------------------------------------

We have audited the accompanying consolidated statement of assets and liabilities, including the portfolio of investments, of Belcrest Capital Fund LLC and Belcrest Realty Corporation (collectively, the "Fund"), as of December 31, 1998, and the related consolidated statements of operations, changes in net assets and cash flows for the period from the start of business, November 24, 1998, to December 31, 1998. These financial statements are the responsibility of the Fund's management. Our responsibility is to express an opinion on the financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our procedures included confirmation of securities owned at December 31, 1998, by correspondence with the custodian; for certain securities that were out for registration, we confirmed such securities with the agent processing the registration. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the consolidated financial position of the Fund at December 31, 1998, the results of its consolidated operations, the consolidated changes in its net assets and its consolidated cash flows for the period from the start of business, November 24, 1998, to December 31, 1998 in conformity with generally accepted accounting principles.

DELOITTE & TOUCHE LLP
Boston, Massachusetts
February 12, 1999

BELCREST CAPITAL FUND LLC AS OF DECEMBER 31, 1999

PORTFOLIO OF INVESTMENTS

INVESTMENT IN BELVEDERE CAPITAL FUND

COMPANY LLC -- 81.1%

SECURITY                          SHARES          VALUE
----------------------------------------------------------------

Investment in Belvedere
Capital Fund Company LLC
(Belvedere Capital)               23,617,752      $4,080,817,015
----------------------------------------------------------------
Total Investment in
  Belvedere Capital
  (identified cost
  $3,563,746,498)                                 $4,080,817,015
----------------------------------------------------------------

PARTNERSHIP PREFERENCE UNITS -- 18.9%

SECURITY                          UNITS           VALUE
----------------------------------------------------------------
AMB Property II, L.P.
(Delaware Limited
Partnership affiliate of AMB
Property Corporation), 8.75%
Series C Cumulative
Redeemable Preferred Units,
Callable from 11/24/03+            1,400,000      $   62,076,000
Bradley Operating Limited
Partnership (Delaware
Limited Partnership
affiliate of Bradley Real
Estate, Inc.), 8.875%
Series B Cumulative
Redeemable Perpetual
Preferred Units, Callable
from 2/23/04+                      1,726,608          35,827,116
Cabot Industrial Properties,
L.P. (Delaware Limited
Partnership affiliate of
Cabot Industrial Trust),
8.625% Series B Cumulative
Redeemable Preferred Units,
Callable from 4/29/04+               740,000          31,073,340
Camden Operating, L.P.
(Delaware Limited
Partnership affiliate of
Camden Property Trust),
8.50% Series B Cumulative
Redeemable Perpetual
Preferred Units, Callable
from 2/23/04+                      2,855,000          59,815,105
CP Limited Partnership
(Maryland Limited
Partnership affiliate of
Chateau Communities, Inc.),
8.125% Series A Cumulative
Redeemable Preferred Units,
Callable from 4/20/03+               930,000          36,517,380
Colonial Realty Limited
Partnership (Delaware
Limited Partnership
affiliate of Colonial
Properties Trust), 8.875%
Series B Cumulative
Redeemable Perpetual
Preferred Units, Callable
from 2/23/04+                      1,430,000          59,343,570
Essex Portfolio, L.P.
(California Limited
Partnership affiliate of
Essex Property
Trust, Inc.), 7.875%
Series B Cumulative
Redeemable Preferred Units,
Callable from 2/6/03+                623,000          22,966,895
Essex Portfolio, L.P.
(California Limited
Partnership affiliate of
Essex Property
Trust, Inc.),9.125%
Series C Cumulative
Redeemable Preferred Units,
Callable from 11/24/03+              420,000          17,909,640
SECURITY                          UNITS           VALUE
----------------------------------------------------------------
Essex Portfolio,
L.P.(California Limited
Partnership affiliate of
Essex Property Trust, Inc.),
9.30% Series D Cumulative
Redeemable Preferred Units,
Callable from 7/28/04+             1,692,000      $   36,870,372
Kilroy Realty, L.P.
(Delaware Limited
Partnership affiliate of
Kilroy Realty Corporation),
8.075% Series A Cumulative
Redeemable Preferred Units,
Callable from 2/6/03+                624,000          23,407,488
Kilroy Realty, L.P.
(Delaware Limited
Partnership affiliate of
Kilroy Realty Corporation),
9.375% Series C Cumulative
Redeemable Preferred Units,
Callable from 11/24/03+              700,000          30,431,800
Liberty Property L.P.
(Pennsylvania Limited
Partnership affiliate of
Liberty Property Trust),
9.25% Series B Cumulative
Redeemable Preferred Units,
Callable from 7/28/04+             2,565,000          56,314,575
MHC Operating Limited
Partnership (Illinois
Limited Partnership
affiliate of Manufactured
Home Communities, Inc.), 9%
Series D Cumulative
Redeemable Perpetual
Preference Units, Callable
from 9/29/04+                      3,000,000          62,790,000
National Golf Operating
Partnership, L.P. (Delaware
Limited Partnership
affiliate of National Golf
Properties, Inc.), 8%
Series A Cumulative
Redeemable Preferred Units,
Callable from 3/4/03+                760,000          28,138,240
National Golf Operating
Partnership, L.P. (Delaware
Limited Partnership
affiliate of National Golf
Properties, Inc.), 9.30%
Series B Cumulative
Redeemable Preferred Units,
Callable from 7/28/04+             1,200,000          25,849,200
Prentiss Properties
Acquisition Partners, L.P.
(Delaware Limited
Partnership affiliate of
Prentiss Properties Trust),
8.30% Series B Cumulative
Redeemable Perpetual
Preferred Units, Callable
from 6/25/03+                      1,215,000          46,047,285
Prentiss Properties
Acquisition Partners, L.P.
(Delaware Limited
Partnership affiliate of
Prentiss Properties Trust),
9.45% Series C Cumulative
Redeemable Perpetual
Preferred Units, Callable
from 9/17/04+                      1,400,000          30,553,600
Price Development Company,
L.P. (Maryland Limited
Partnership affiliate of
J.P. Realty, Inc.), 8.95%
Series B Cumulative
Redeemable Preferred
Partnership Interests,
Callable from 7/28/04+             2,575,000          55,975,350
Regency Centers,
L.P.(Delaware Limited
Partnership affiliate of
Regency Realty Corporation),
8.125% Series A Cumulative
Redeemable Preferred Units,
Callable from 6/25/03+               447,000          17,234,979

                        SEE NOTES TO FINANCIAL STATEMENTS

BELCREST CAPITAL FUND LLC AS OF DECEMBER 31, 1999

PORTFOLIO OF INVESTMENTS CONT'D

SECURITY                          UNITS           VALUE
----------------------------------------------------------------
Regency Centers,
L.P.(Delaware Limited
Partnership affiliate of
Regency Realty Corporation),
9.125% Series D Cumulative
Redeemable Preferred Units,
Callable from 9/29/04+               500,000      $   43,382,000
Spieker Properties, L.P.
(California Limited
Partnership affiliate of
Spieker Properties, Inc.),
7.6875% Series D Cumulative
Redeemable Preferred Units,
Callable from 4/20/03+               990,000          37,806,120
Summit Properties
Partnership, L.P. (Delaware
Limited Partnership
affiliate of Summit
Properties, Inc.), 8.95%
Series B Cumulative
Redeemable Perpetual
Preferred Units, Callable
from 4/29/04+                      2,215,000          46,351,090
Sun Communities Operating
L. P. (Michigan Limited
Partnership affiliate of Sun
Communities, Inc.), 9.125%
Series A Cumulative
Redeemable Perpetual
Preferred Units, Callable
from 9/29/04+                      1,400,000          30,601,200
Urban Shopping Centers, L.P.
(Illinois Limited
Partnership affiliate of
Urban Shopping
Centers, Inc.), 9.45%
Series D Cumulative
Redeemable Perpetual
Preferred Units, Callable
from 10/1/04+                      2,400,000          50,652,000
----------------------------------------------------------------
Total Partnership Preference Units
   (identified cost $1,114,776,992)               $  947,934,345
----------------------------------------------------------------
Total Investments -- 100.0%
   (identified cost $4,678,523,490)               $5,028,751,360
----------------------------------------------------------------

(+)                  Security exempt from registration under the Securities
                     Act of 1933. At December 31, 1999, the value of these securities totaled $947,934,345, or 24.1% of net assets.

                       SEE NOTES TO FINANCIAL STATEMENTS

BELCREST CAPITAL FUND LLC AS OF DECEMBER 31, 1999

CONSOLIDATED FINANCIAL STATEMENTS

CONSOLIDATED STATEMENT OF ASSETS AND LIABILITIES

AS OF DECEMBER 31, 1999
Assets
----------------------------------------------------------
Investments, at value
   (identified cost $4,678,523,490)         $5,028,751,360
Cash                                             5,028,304
Receivable for open swap contracts              31,185,750
Swap interest receivable                           327,250
Dividends receivable                             1,516,719
----------------------------------------------------------
TOTAL ASSETS                                $5,066,809,383
----------------------------------------------------------
Liabilities
----------------------------------------------------------
Loan payable                                $1,130,000,000
Payable for Fund shares redeemed                 2,479,636
Payable to affiliate for distribution fees         312,417
Accrued expenses:
   Interest expense                             13,009,314
   Other accrued expenses                          187,485
Minority interest                                  208,000
----------------------------------------------------------
TOTAL LIABILITIES                           $1,146,196,852
----------------------------------------------------------
NET ASSETS FOR 33,007,386 SHARES
   OUTSTANDING                              $3,920,612,531
----------------------------------------------------------
Shareholders' Capital
----------------------------------------------------------
SHAREHOLDERS' CAPITAL                       $3,920,612,531
----------------------------------------------------------
Net Asset Value and Redemption Price Per Share
----------------------------------------------------------
   ($3,920,612,531 DIVIDED BY 33,007,386
      SHARES OUTSTANDING)                     $     118.78
----------------------------------------------------------

CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 1999
Investment Income
-----------------------------------------------------------
Dividends allocated from Belvedere
   Capital
   (net of foreign taxes, $134,087)           $  19,664,989
Interest allocated from Belvedere
   Capital                                        5,917,082
Expenses allocated from Belvedere
   Capital                                      (13,038,482)
-----------------------------------------------------------
Net investment income allocated from
   Belvedere Capital                          $  12,543,589
Dividends from partnership preference
   units                                         56,625,243
Interest                                            229,309
-----------------------------------------------------------
TOTAL INVESTMENT INCOME                       $  69,398,141
-----------------------------------------------------------

Expenses
-----------------------------------------------------------
Investment advisory and administrative
   fee                                        $   6,963,463
Distribution and servicing fee                    3,042,580
Interest expense                                 39,181,865
Interest expense on swap contracts                4,302,849
Legal and accounting services                     1,507,681
Amortization of offering expenses                   352,266
Printing and postage                                 82,972
Custodian and transfer agent fees                    68,677
Miscellaneous                                        60,246
-----------------------------------------------------------
TOTAL EXPENSES                                $  55,562,599
-----------------------------------------------------------
Reduction of investment adviser and
   administrative fee                         $  (2,075,525)
-----------------------------------------------------------
NET EXPENSES                                  $  53,487,074
-----------------------------------------------------------

NET INVESTMENT INCOME                         $  15,911,067
-----------------------------------------------------------

Realized and Unrealized Gain (Loss)
-----------------------------------------------------------
Net realized gain (loss) --
   Investment transactions from
      Belvedere Capital
      (identified cost basis)                 $ (20,032,514)
-----------------------------------------------------------
NET REALIZED LOSS                             $ (20,032,514)
-----------------------------------------------------------
Change in unrealized appreciation
   (depreciation) --
   Investment in Belvedere Capital
      (identified cost basis)                 $ 489,973,890
   Investments in partnership
      preference units
      (identified cost basis)                  (170,823,417)
   Interest rate swap contracts                  31,850,817
-----------------------------------------------------------
NET CHANGE IN UNREALIZED APPRECIATION
   (DEPRECIATION)                             $ 351,001,290
-----------------------------------------------------------

NET REALIZED AND UNREALIZED GAIN              $ 330,968,776
-----------------------------------------------------------

NET INCREASE IN NET ASSETS FROM
   OPERATIONS                                 $ 346,879,843
-----------------------------------------------------------

                       SEE NOTES TO FINANCIAL STATEMENTS

BELCREST CAPITAL FUND LLC AS OF DECEMBER 31, 1999

CONSOLIDATED FINANCIAL STATEMENTS CONT'D

CONSOLIDATED STATEMENTS OF CHANGES IN NET ASSETS

INCREASE (DECREASE)          YEAR ENDED          PERIOD ENDED
IN NET ASSETS                DECEMBER 31, 1999   DECEMBER 31, 1998*
-------------------------------------------------------------------
Net investment income (loss)   $  15,911,067       $     (614,852)
Net realized loss on
   investment transactions       (20,032,514)            (233,937)
Net change in unrealized
   appreciation
   of investments                351,001,290           30,412,330
-------------------------------------------------------------------
NET INCREASE IN NET ASSETS
   FROM OPERATIONS             $ 346,879,843       $   29,563,541
-------------------------------------------------------------------
Transactions in Fund shares
   --
   Investment securities
      contributed              $3,128,396,402      $  517,599,932
   Less -- Selling
      commissions                (11,854,961)          (2,577,428)
-------------------------------------------------------------------
Net contributions              $3,116,541,441      $  515,022,504
Net asset value of shares
   issued
   to Shareholders in
   payment of
   distributions declared         14,142,044              142,355
Net asset value of shares
   redeemed                      (71,057,947)            (278,288)
-------------------------------------------------------------------
NET INCREASE IN NET ASSETS
   FROM FUND
   SHARE TRANSACTIONS          $3,059,625,538      $  514,886,571
-------------------------------------------------------------------
Distributions to
   Shareholders
   Belcrest Capital Fund       $ (30,079,045)      $     (257,377)
   Preferred Shareholders of
      BRC                            (16,640)                  --
-------------------------------------------------------------------
TOTAL DISTRIBUTIONS            $ (30,095,685)      $     (257,377)
-------------------------------------------------------------------

NET INCREASE IN NET ASSETS     $3,376,409,696      $  544,192,735
-------------------------------------------------------------------

Net Assets
-------------------------------------------------------------------
At beginning of year           $ 544,202,835       $       10,100
-------------------------------------------------------------------
AT END OF YEAR                 $3,920,612,531      $  544,202,835
-------------------------------------------------------------------

* For the period from the start of business, November 24, 1998, to December 31, 1998.

CONSOLIDATED STATEMENT OF CASH FLOWS

                                           YEAR ENDED
INCREASE (DECREASE) IN CASH                DECEMBER 31, 1999
------------------------------------------------------------
Cash Flows From (For) Operating
   Activities --
   Net investment income                     $  15,911,067
Adjustment to reconcile net investment
   income to net cash flows used for
   operating activity --
   Amortization of offering expenses               352,266
   Net investment income allocated from
      Belvedere Capital                        (12,543,589)
   Payment of organization and offering
      expenses                                    (326,898)
   Increase in dividends receivable             (1,084,297)
   Increase in accrued interest and
      accrued operating expenses                12,419,915
   Decrease in interest payable for open
      swap contracts                              (467,830)
   Purchase of partner preference units       (959,486,052)
   Net decrease in investment in
      Belvedere Capital                         39,182,353
------------------------------------------------------------
NET CASH FLOWS USED FOR OPERATING
   ACTIVITIES                                $(906,043,065)
------------------------------------------------------------
Cash Flows From (For) Financing
   Activities --
   Proceeds of loan                          $ 965,000,000
   Payments on behalf of investors
      (selling commissions)                    (11,854,961)
   Payments for Fund shares redeemed           (26,497,304)
   Distributions paid                          (15,953,641)
------------------------------------------------------------
NET CASH FLOWS FROM FINANCING ACTIVITIES     $ 910,694,094
------------------------------------------------------------

NET INCREASE IN CASH                         $   4,651,029
------------------------------------------------------------

CASH AT BEGINNING OF YEAR                    $     377,275
------------------------------------------------------------

CASH AT END OF YEAR                          $   5,028,304
------------------------------------------------------------

Supplemental Disclosure and Non-cash
Investing and Financing Activities
------------------------------------------------------------
Securities contributed by Shareholders,
   invested in Belvedere Capital             $3,128,396,402
Unrealized appreciation of investments
   and open swap contracts                   $ 381,413,620
Interest paid for loan                       $  27,165,301
Interest paid for swap contracts             $   4,770,679
Market value of securities distributed in
   payment of redemptions                    $  42,081,007
------------------------------------------------------------

                       SEE NOTES TO FINANCIAL STATEMENTS

BELCREST CAPITAL FUND LLC AS OF DECEMBER 31, 1999

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1 Significant Accounting Policies
-------------------------------------------
   Belcrest Capital Fund LLC (Belcrest Capital) is a Massachusetts limited liability company established to offer diversification and tax-sensitive investment management to persons holding large and concentrated positions in equity securities of selected publicly-traded companies. The investment objective of Belcrest Capital is to achieve long-term, after-tax returns for shareholders. Belcrest Capital pursues this objective primarily by investing indirectly in Tax-Managed Growth Portfolio (the Portfolio), a diversified, open-end management investment company registered under the Investment Company Act of 1940, as amended. The Portfolio is organized as a trust under the laws of the state of New York. Belcrest Capital maintains its investment in the Portfolio by investing in Belvedere Capital Fund Company LLC (Belvedere Capital), a separate Massachusetts limited liability company that invests exclusively in the Portfolio. The performance of Belcrest Capital and Belvedere Capital are directly and substantially affected by the performance of the Portfolio. Separate from its investment in the Portfolio through Belvedere Capital, Belcrest Capital invests indirectly in income-producing preferred equity interests in real estate operating partnerships (partnership preference units) affiliated with publicly-traded real estate investment trusts (REITs). Belcrest Capital's investment in partnership preference units is achieved through its investment in Belcrest Realty Corporation (BRC). BRC is a Delaware corporation that has been organized and intends to operate in such a manner as to qualify for taxation as a REIT under the Internal Revenue Code. At December 31, 1999, Belcrest Capital owned 100% of the common stock issued by BRC and intends to hold all of BRC's common stock at all times.

   On the initial closing date of Belcrest Capital, Belcrest Capital acquired 2,100 shares of Class A preferred stock (the "preferred stock") issued by BRC. For BRC to qualify as a REIT, it must be beneficially owned in the aggregate by 100 or more persons. BRC has satisfied this requirement as a result of Belcrest Capital donating 20 shares of BRC preferred stock to each of approximately 105 (currently 104) charitable organizations. The charitable organizations' interest in the preferred stock has been recorded as a minority interest on the Statement of Assets and Liabilities.

   The preferred stock has a par value of $.01 per share and is redeemable by BRC at a redemption price of $100 after the occurrence of certain tax events or after December 31, 2004. Dividends on the preferred stock will be cumulative and will be payable annually in arrears on December 30 of each year (or the immediately preceding business day) equal to $8 per share per annum (representing an annual dividend yield of 8%).

   The accompanying consolidated financial statements include the accounts of Belcrest Capital and BRC (collectively, the Fund). All material intercompany accounts and transactions have been eliminated.

   Financial statements of the Portfolio, including the portfolio of investments, are included elsewhere in this report and should be read in conjunction with the Fund's financial statements.

   The following is a summary of significant accounting policies consistently followed by the Fund in the preparation of its financial statements. The policies are in conformity with generally accepted accounting principles.

 A Investment Security Costs -- The Fund's investment assets were principally acquired during 1998 and 1999 through contributions of common stock by shareholders in exchange for Shares of the Fund and in private purchases of partnership preference units. The Fund immediately exchanged the contributed securities into Belvedere Capital for shares thereof, and Belvedere Capital, in turn, immediately thereafter exchanged the contributed securities into the Portfolio for an interest in the Portfolio. The cost at which the Fund's investments are carried on the books and in the financial statements is the value of the contributed securities as of the close of business on the day prior to their contribution to the Fund and, in the case of purchased securities, the acquisition price thereof. The initial tax basis of the Fund's investment in the Portfolio through Belvedere Capital is the same as the contributing shareholders' basis in securities and cash contributed to the Fund. The initial tax basis of securities purchased by the Fund is the purchase cost. As of December 31, 1999, the aggregate tax basis of the Fund's investments was $1,453,297,592.

 B Investment Valuations -- The Fund's investments consist of partnership preference units and shares of Belvedere Capital. Belvedere Capital's exclusive investment is an interest in the Portfolio, the value of which is derived from a proportional interest therein. Additionally, the Fund has entered into interest rate swap contracts (see Note 7). The valuation policy that follows is applicable to the assets of the Fund, Belvedere Capital and the Portfolio.

   Marketable securities, including options, that are listed on foreign or U.S. securities exchanges or in the NASDAQ National Market System are valued at closing sale prices, on the exchange where such securities are principally traded. Futures positions on securities or currencies are generally valued at closing settlement prices. Unlisted or listed securities for which closing sale prices are not

BELCREST CAPITAL FUND LLC AS OF DECEMBER 31, 1999

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS CONT'D

   available are valued at the mean between the latest bid and asked prices. Short-term debt securities with a remaining maturity of 60 days or less are valued at amortized cost, which approximates value. Other fixed income and debt securities, including listed securities and securities for which price quotations are available, will normally be valued on the basis of valuations furnished by a pricing service. Investments held by the Portfolio for which valuations or market quotations are unavailable are valued at fair value using methods determined in good faith by or at the direction of the Trustees. Investments held by the Fund for which valuations or market quotations are unavailable are valued at fair value using methods determined in good faith by the Investment Adviser. Interest rate swap contracts are valued by obtaining dealer or counterparty quotes.

 C Income -- Dividend income is recorded on the ex-dividend date and interest income is recorded on the accrual basis. Belvedere Capital's net investment income or loss consists of Belvedere Capital's pro-rata share of the net investment income of the Portfolio, less all actual or accrued expenses of Belvedere Capital, determined in accordance with generally accepted accounting principles. The Fund's net investment income or loss consists of the Fund's pro-rata share of the net investment income of Belvedere Capital, plus all income earned on the Fund's direct investments, less all actual and accrued expenses of the Fund determined in accordance with generally accepted accounting principles.

 D Income Taxes -- Belcrest Capital, Belvedere Capital and the Portfolio are treated as partnerships for federal income tax purposes. As a result, Belcrest Capital, Belvedere Capital and the Portfolio do not incur federal income tax liability, and the shareholders and partners thereof are individually responsible for taxes on items of partnership income, gain, loss, and deduction. BRC's policy is to comply with the Internal Revenue Code applicable to REITs. Belcrest Realty will generally not be subject to federal income tax to the extent that it distributes its earnings to its stockholders and maintains its qualification as a REIT.

 E Organization Costs and Deferred Offering Expenses -- Costs incurred by the
  Fund in connection with its organization have been expensed as incurred. Costs incurred by the Fund in connection with its offering were amortized over the Fund's offering period.

 F Interest Rate Swaps -- The Fund has entered into interest rate swap agreements with respect to its borrowings and investments in fixed-rate partnership preference units. Pursuant to these agreements, the Fund will make quarterly payments to the counterparty at predetermined fixed rates, in exchange for floating-rate payments from the counterparty at a predetermined spread to three-month LIBOR, based on notional values approximately equal to the Fund's acquisition cost for the fixed-rate partnership preference units. During the terms of the outstanding swap agreements, changes in the underlying values of the swaps are recorded as unrealized gains or losses. The Fund is exposed to credit loss in the event of non-performance by the swap counterparty. However, the Fund does not anticipate non-performance by the counterparty.

 G Written Options -- The Portfolio and the Fund may write listed and over-the-counter call options on individual securities, on baskets of securities and on stock market indices. Upon the writing of a call option, an amount equal to the premium received by the Portfolio or Fund is included in the Statement of Assets and Liabilities as a liability. The amount of the liability is subsequently marked-to-market to reflect the current value of the option written in accordance with the investment valuation policies discussed above. Premiums received from writing options that expire are treated as realized gains. Premiums received from writing options that are exercised or are closed are added to or offset against the proceeds or amount paid on the transaction to determine the realized gain or loss. The Portfolio or Fund as a writer of an option may have no control over whether the underlying securities may be sold and as a result bears the market risk of an unfavorable change in the price of the securities underlying the written option.

 H Purchased Options -- Upon the purchase of a put option, the premium paid by the Portfolio or Fund is included in the Statement of Assets and Liabilities as an investment. The amount of the investment is subsequently marked-to-market to reflect the current market value of the option purchased, in accordance with the investment valuation policies discussed above. If an option which the Portfolio or Fund has purchased expires on the stipulated expiration date, the Portfolio or Fund will realize a loss in the amount of the cost of the option. If the Portfolio or Fund enters into a closing sale transaction, the Portfolio or Fund will realize a gain or loss, depending on whether the sales proceeds from the closing sale transaction are greater or less than the cost of the option. If the Portfolio or Fund exercises a put option, it will realize a gain or loss from the sale of the underlying security and the proceeds from such sale will be decreased by the premium originally paid.

BELCREST CAPITAL FUND LLC AS OF DECEMBER 31, 1999

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS CONT'D

 I Other -- Investment transactions are accounted for on a trade date basis.

 J Use of Estimates -- The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of income and expense during the reporting period. Actual results could differ from those estimates.

2 Distributions to Shareholders
-------------------------------------------
   The Fund intends to distribute at the end of each year all of its net investment income for the year, if any, and approximately 22% of its net realized capital gains for such year, if any, other than precontribution gains allocated to a shareholder in connection with a tender offer or other extraordinary corporate event with respect to a security contributed by such shareholder, for which no capital gain distribution is made. In addition, whenever a distribution in respect of a precontribution gain is made, the Fund makes a supplemental distribution to compensate shareholders receiving such distributions for taxes that may be due in connection with the precontribution gain and supplemental distributions.

3 Shareholder Transactions
-------------------------------------------
   The Fund may issue an unlimited number of full and fractional shares. Transactions in Fund shares, including contributions of securities and cash in exchange for shares of the Fund, were as follows:

                             YEAR ENDED            PERIOD ENDED
                             DECEMBER 31, 1999     DECEMBER 31, 1998*
    ------------------------------------------------------------------
    Issued at Fund
     closings                     28,369,256              5,150,225
    Issued to
     shareholders
     electing to receive
     payment of
     distributions in
     Fund Shares                     127,006                  1,360
    Redemptions                     (637,734)                (2,828)
    ------------------------------------------------------------------
    NET INCREASE                  27,858,528              5,148,757
    ------------------------------------------------------------------

    * For the period from the start of business, November 24, 1998, to December 31, 1998.

   Redemptions of shares held less than three years are generally subject to a redemption fee of 1% of the net asset value of shares redeemed. The redemption fee is paid to the Investment Adviser by the Fund on behalf of the redeeming shareholder. No charge is levied on redemptions of shares acquired through the reinvestment of distributions, shares redeemed in connection with a Tender Security or shares redeemed following the death of all of the initial holders of the shares redeemed. In addition, no fee applies to redemptions by a shareholder, who, during any 12-month period, redeems less than 8% of the total number of shares held by the shareholder as of the beginning of the 12-month period. For the year ended December 31, 1999, the Investment Adviser received $287,414 in redemption fees.

   In connection with the offering of shares, Eaton Vance Distributors, Inc.
   (EVD), the Placement Agent, received $14,432,389 in selling commissions paid by the Fund on behalf of shareholders, since inception of the Fund. EVD, in turn, paid this amount to the applicable subagent on behalf of shareholders investing in the Fund through such subagent. In addition, EVD made payments to subagents from its own resources totaling $36,433,844 equal to 1.0% of the value of investments in the Fund made through subagents since inception of the Fund.

4 Investment Transactions
-------------------------------------------
   Increases and decreases of the Fund's investment in Belvedere Capital for the year ended December 31, 1999 aggregated $3,193,177,310 and $146,044,268, respectively. Purchases of other investments (partnership preference units) aggregated $959,486,052. There were no sales of partnership preference units during the year.

5 Management Fee and Other Transactions with Affiliates
-------------------------------------------
   The Fund and the Portfolio have engaged Boston Management and Research (BMR), a wholly-owned subsidiary of Eaton Vance Management (EVM) as investment adviser. Under the terms of the advisory agreement with the Portfolio, BMR receives a monthly fee of 5/96 of 1% (0.625% annually) of the average daily net assets of the Portfolio up to $500,000,000 and at reduced rates as daily net assets exceed that level. For the year ended December 31, 1999, the advisory fee applicable to the Portfolio was 0.45% of average net assets. Belvedere Capital's allocated portion of the advisory fee totaled $24,247,975 of which $9,380,632 was allocated to the Fund for the year ended
   December 31, 1999. In addition, Belcrest Capital pays BMR a monthly advisory and administrative fee of 1/20 of 1% (0.60% annually) of the average daily gross investment assets of Belcrest Capital (including the value of all assets of Belcrest Capital other than Belcrest Capital's investment in BRC, minus the sum of Belcrest Capital's liabilities other than the principal

BELCREST CAPITAL FUND LLC AS OF DECEMBER 31, 1999

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS CONT'D

   amount of money borrowed) and BRC pays BMR a monthly management fee at a rate of 1/20th of 1% (equivalent to 0.60% annually) of the average daily gross investment assets of BRC (including the value of all assets of BRC, minus the sum of BRC's liabilities other than any BRC liability with respect to Belcrest Capital's Credit Facility). The advisory fee payable by the Portfolio in respect of Belcrest Capital's indirect investment in the Portfolio is credited toward Belcrest Capital's advisory and administrative fee payment. For the year ended December 31, 1999, the advisory and administrative fee payable to BMR by the Fund, less the Fund's allocated share of the Portfolio's advisory fee, totaled $6,963,463.

   Eaton Vance Management (EVM) serves as manager of Belcrest Capital and receives no separate compensation for services provided in such capacity.

   Pursuant to a servicing agreement between Belvedere Capital and Eaton Vance Distributors, Inc. (EVD), Belvedere Capital pays a servicing fee to EVD for providing certain services and information to shareholders. The servicing fee is paid on a quarterly basis at an annual rate of 0.15% of Belvedere Capital's average daily net assets and totaled $8,158,220 for the year ended December 31, 1999, of which $3,186,480 was allocated to Belcrest Capital. Pursuant to a servicing agreement between Belcrest Capital and EVD, Belcrest Capital pays a servicing fee to EVD on a quarterly basis at an annual rate of 0.20% of Belcrest Capital's average daily net assets, less Belcrest Capital's allocated share of the servicing fee payable by Belvedere Capital. For the year ended December 31, 1999, the servicing fee paid directly by Belcrest Capital totaled $967,055. Of the amounts allocated to and incurred by the Fund, $149,554 was paid to subagents.

   As compensation for its services as placement agent, Belcrest Capital pays EVD a monthly distribution fee at an annual rate of 0.10% of the average daily net assets of Belcrest Capital. For the year ended December 31, 1999, Belcrest Capital's distribution fees paid or accrued to EVD totaled $2,075,525. BMR has agreed to waive a portion of the monthly advisory and administrative fee payable by Belcrest Capital to the extent that such fee, together with the monthly distribution fee to EVD, exceeds an annual rate of 0.60% of the average daily gross investment assets of Belcrest Capital, reduced by that portion of the monthly advisory fee for such month payable by the Portfolio which is attributable to the value of Belcrest Capital's investment in Belvedere Capital. For the year ended December 31, 1999, BMR has waived $2,075,525 of the advisory and administrative fee of Belcrest Capital.

6 Credit Facility
-------------------------------------------
   The Fund has obtained a $1,150,000,000 Credit Facility with a term of seven years from Merrill Lynch International Bank Limited. The Fund's obligations under the Credit Facility are secured by a pledge of its assets. Interest on borrowed funds is based on the prevailing LIBOR rate for the respective interest period plus a spread of 0.45% per annum. The Fund may borrow for interest periods of one month to five years. In addition, the Fund pays a commitment fee at a rate of 0.10% per annum on the unused amount of the loan commitment. Initial borrowings have been used to purchase qualifying assets (partnership preference units), pay selling commissions and organizational expenses, and to provide for the short-term liquidity needs of the Fund. Additional borrowings under the Credit Facility may be made in the future for these purposes. At December 31, 1999, amounts outstanding under the Credit Facility totaled $1,130,000,000.

7 Cancelable Interest Rate Swap Agreements
-------------------------------------------
   The Fund may enter into cancelable interest rate swap agreements, in connection with its investments in partnership preference units and associated borrowings. The notional or contractual amounts of these instruments may not necessarily represent the amounts potentially subject to risk. The measurement of the risks associated with these investments is meaningful only when considered in conjunction with all related assets, liabilities and agreements. As of December 31, 1999, the Fund has entered into cancelable interest rate swap agreements with Merrill Lynch Capital Services, Inc. (MLCS) with respect to each of its holdings of partnership preference units and the associated borrowings. The Fund has the right to terminate the interest rate swap agreements beginning in the first half of 2003, at dates corresponding approximately to the initial call dates of the partnership preference units held by the Fund.

BELCREST CAPITAL FUND LLC AS OF DECEMBER 31, 1999

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS CONT'D

                                                     INITIAL
                                                    OPTIONAL        FINAL      UNREALIZED
    EFFECTIVE     NOTIONAL      FIXED    FLOATING  TERMINATION   TERMINATION  APPRECIATION
    DATE           AMOUNT       RATE     RATE         DATE          DATE     (DEPRECIATION)
    ---------------------------------------------------------------------------------------
    11/24/98    $ 20,644,750     6.330%  Libor + .45%   02/24/03   11/24/05    $ 1,265,451

    11/24/98      68,750,000     6.225%  Libor + .45%   11/24/03   11/24/05      4,445,740

    11/24/98      24,528,000     6.295%  Libor + .45%   05/24/03   11/24/05      1,526,923

    11/24/98      41,368,190     6.310%  Libor + .45%   02/24/03   11/24/05      2,562,785

    02/23/99      40,035,410     6.545%  Libor + .45%   02/06/03   11/24/05      2,079,543

    02/23/99       9,029,600     6.505%  Libor + .45%   03/04/03   11/24/05        483,072

    02/23/99      21,995,694     6.497%  Libor + .45%   04/20/03   11/24/05      1,174,226

    02/23/99      12,970,800     6.495%  Libor + .45%   06/25/03   11/24/05        688,760

    02/23/99      20,017,740     6.439%  Libor + .45%   11/24/03   11/24/05      1,094,309

    02/23/99     111,000,000     6.407%  Libor + .45%   02/23/04   11/24/05      6,182,680

    04/29/99      80,000,000     6.555%  Libor + .45%   04/28/04   11/24/05      3,868,250

    04/29/99      16,467,960     6.720%  Libor + .45%   02/06/03   11/24/05        731,149

    04/29/99       4,018,230     6.716%  Libor + .45%   03/04/03   11/24/05        178,049

    04/29/99       7,844,872     6.700%  Libor + .45%   04/20/03   11/24/05        350,225

    04/29/99       8,701,753     6.692%  Libor + .45%   06/25/03   11/24/05        387,326

    04/29/99      12,671,063     6.618%  Libor + .45%   11/24/03   11/24/05        590,442

    04/29/99      15,105,450     6.590%  Libor + .45%   02/23/04   11/24/05        713,143

    07/28/99      26,516,250     7.308%  Libor + .45%   11/24/03   11/24/05        420,202

    07/28/99      40,193,165     7.301%  Libor + .45%   02/23/04   11/24/05        602,342

    07/28/99      10,108,570     7.237%  Libor + .45%   04/29/04   11/24/05        171,715

    07/28/99     155,000,000     7.231%  Libor + .45%   07/28/04   11/24/05      2,501,920

    07/28/99      13,199,520     7.442%  Libor + .45%   04/20/03   11/24/05        174,318

    07/28/99       5,080,903     7.349%  Libor + .45%   06/25/03   11/24/05         81,759

    09/07/99      17,673,796     7.700%  Libor + .45%   02/23/04   11/24/05        (45,650)

    09/07/99       9,833,200     7.635%  Libor + .45%   07/28/04   11/24/05        (23,163)

    09/07/99       5,062,185     7.840%  Libor + .45%   06/25/03   11/24/05        (20,784)

    09/17/99      43,000,000    7.6525%  Libor + .45%   09/17/04   11/24/05       (169,629)

    09/28/99      35,023,620     7.644%  Libor + .45%   07/28/04   11/24/05        (96,962)

    09/28/99      20,009,642     7.885%  Libor + .45%   06/25/03   11/24/05       (118,788)

    09/28/99       5,019,578     7.915%  Libor + .45%   04/20/03   11/24/05        (29,122)

    09/28/99     212,000,000    7.6224%  Libor + .45%   09/28/04   11/24/05       (587,812)

    09/29/99       1,907,052     7.580%  Libor + .45%   04/29/04   11/24/05          3,331
    ---------------------------------------------------------------------------------------
       TOTAL                                                                   $31,185,750
    ---------------------------------------------------------------------------------------

8 Indirect Investment in Portfolio
-------------------------------------------
   Belvedere Capital's interest in the Portfolio at December 31, 1999, was $7,695,912,318, representing 50.9% of the Portfolio's net assets. The Fund's investment in Belvedere Capital at December 31, 1999, was $4,080,817,015, representing 53.0% of Belvedere Capital's net assets.

   Investment income allocated to Belvedere Capital from the Portfolio for the year ended December 31, 1999, totaled $64,529,911, of which $25,582,071 was allocated to the Fund. Expenses allocated to Belvedere Capital from the Portfolio for the year ended December 31, 1999, totaled $25,044,679, of which $9,735,929 was allocated to the Fund. Belvedere Capital allocated additional expenses to the Fund of $3,302,553 for the year ended December 31, 1999, representing $116,073 of operating expenses and $3,186,480 of service fees (see Note 5).

9 Subsequent Event
-------------------------------------------
   The Fund has indirectly acquired real property through a newly created wholly-owned subsidiary of BRC, Bel Santa Ana LLC. The property, two suburban office buildings in Santa Ana, California, is leased to a single investment-grade rated tenant under a triple net lease. The property carries secured, non-recourse fixed-rate financing from GMAC Commercial Mortgage Corporation.

BELCREST CAPITAL FUND LLC AS OF DECEMBER 31, 1999

INDEPENDENT AUDITORS' REPORT

TO THE SHAREHOLDERS
OF BELCREST CAPITAL FUND LLC
---------------------------------------------

We have audited the accompanying consolidated statement of assets and liabilities, including the portfolio of investments, of Belcrest Capital Fund LLC and Belcrest Realty Corporation, (collectively, the Fund) as of
December 31, 1999, and the related consolidated statement of operations and cash flows for the year then ended and the consolidated statement of changes in net assets for the year then ended and for the period from the start of business, November 24, 1998, to December 31, 1998. These financial statements are the responsibility of the Fund's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our procedures included confirmation of securities owned as of December 31, 1999 by correspondence with the custodian. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of the Fund as of December 31, 1999, the results of its consolidated operations and its consolidated cash flows for the year then ended, and the consolidated changes in its net assets for year then ended and the period from the start of business, November 24, 1998, to December 31, 1998, in conformity with generally accepted accounting principles.

DELOITTE & TOUCHE LLP
Boston, Massachusetts
February 11, 2000

TAX-MANAGED GROWTH PORTFOLIO AS OF DECEMBER 31, 1999

PORTFOLIO OF INVESTMENTS

COMMON STOCKS -- 95.4%

SECURITY                       SHARES            VALUE
----------------------------------------------------------------
Advertising and Marketing Services -- 4.0%
----------------------------------------------------------------
ACNielsen Corp.(1)                   45,668      $     1,124,573
Advo, Inc.(1)                       170,000            4,037,500
Catalina Marketing Corp.(1)          20,000            2,315,000
Harte-Hanks Communications,
Inc.                                135,487            2,946,842
IMS Health, Inc.                    498,012           13,539,701
Interpublic Group of
Companies, Inc.                   2,397,899          138,328,799
Lamar Advertising Co.(1)            100,000            6,056,250
Lamar Advertising
Co.(1)(2)(3)                        400,000           24,216,521
Lamar Advertising
Co.(1)(2)(3)                        250,000           15,126,998
Navigant Consulting,
Inc.(1)                             496,795            5,402,646
Navigant International,
Inc.(1)                              59,630              696,926
Omnicom Group, Inc.               2,899,018          289,901,800
R.H. Donelley Corp.(1)                8,153              153,888
Snyder Communications,
Inc.(1)                             482,500            9,288,125
TMP Worldwide, Inc.(1)               59,790            8,490,180
True North Communications,
Inc.                                513,715           22,956,639
Valassis Communications,
Inc.(1)                             975,000           41,193,750
Ventiv Health, Inc.(1)              160,833            1,477,653
WPP Group PLC                       488,000            7,715,670
Young and Rubicam, Inc.             186,000           13,159,500
----------------------------------------------------------------
                                                 $   608,128,961
----------------------------------------------------------------
Aerospace and Defense -- 0.2%
----------------------------------------------------------------
Boeing Company (The)                284,081      $    11,807,117
Honeywell International,
Inc.                                119,536            6,895,733
Raytheon Co., Class B               213,564            5,672,794
Teledyne Technologies,
Inc.(1)                              16,830              158,833
----------------------------------------------------------------
                                                 $    24,534,477
----------------------------------------------------------------
Apparel and Textiles -- 0.0%
----------------------------------------------------------------
Shaw Industries, Inc.(2)(3)         325,000      $     5,014,261
Unifi, Inc.(1)                       50,000              615,625
----------------------------------------------------------------
                                                 $     5,629,886
----------------------------------------------------------------
Auto and Parts -- 0.4%
----------------------------------------------------------------
Aftermarket Technology
Corp.(1)                             46,000      $       549,125
Borg-Warner Automotive,
Inc.                                230,270            9,325,935
DaimlerChrysler                      19,952            1,561,244
Dana Corp.                           46,137            1,381,226
SECURITY                       SHARES            VALUE
----------------------------------------------------------------

Auto and Parts (continued)
----------------------------------------------------------------
Delphi Automotive Systems             5,290      $        83,318
Ford Motor Co.                      152,609            8,155,043
General Motors Corp.                 10,996              799,272
Genuine Parts Co.                   147,059            3,648,901
Harley-Davidson, Inc.                21,000            1,345,312
Honda Motor Co. Ltd. ADR              5,000              382,500
Magna International, Inc.,
Class A                             815,000           34,535,625
Meritor Automotive, Inc.             71,799            1,391,106
SPX Corp.(1)                         47,862            3,867,848
TRW, Inc.                             2,000              103,875
----------------------------------------------------------------
                                                 $    67,130,330
----------------------------------------------------------------
Banks - Money Center -- 0.1%
----------------------------------------------------------------
Bank of Montreal                     73,412      $     2,496,008
Chase Manhattan Corp.               123,458            9,591,143
Morgan (J.P.) & Co., Inc.            18,780            2,378,018
National Westminster Bank
PLC                                   8,753            1,131,325
----------------------------------------------------------------
                                                 $    15,596,494
----------------------------------------------------------------
Banks - Regional -- 5.5%
----------------------------------------------------------------
AmSouth Bancorporation              609,824      $    11,777,226
Associated Banc-Corp.               568,111           19,457,802
Bank of America Corp.             1,157,235           58,078,732
Bank of Granite Corp.                22,500              483,750
Bank of New York Co., Inc.
(The)                               313,144           12,525,760
Bank One Corp.                    1,146,258           36,751,897
Bank One Corp.(2)(3)                 51,299            1,643,815
Bank United Corp.                   102,072            2,781,462
BB&T Corp.                          362,198            9,915,170
City National Corp.                 100,000            3,293,750
Colonial Bancgroup, Inc.
(The)                               449,424            4,662,774
Comerica, Inc.                      155,041            7,238,477
Commerce Bancshares, Inc.            70,356            2,383,309
Community First Bancshares,
Inc.                                418,000            6,583,500
Compass Bancshares, Inc.            306,668            6,842,530
Fifth Third Bancorp                 244,512           17,941,068
First Citizens BancShares,
Inc.                                 65,900            4,596,525
First Financial Bancorp.             54,529            1,165,557
First Midwest Bancorp, Inc.         225,353            5,971,841
First Security Corp.                 39,200            1,000,827
First Tennessee National
Corp.                                33,488              954,408

                       SEE NOTES TO FINANCIAL STATEMENTS

TAX-MANAGED GROWTH PORTFOLIO AS OF DECEMBER 31, 1999

PORTFOLIO OF INVESTMENTS CONT'D

SECURITY                       SHARES            VALUE
----------------------------------------------------------------

Banks - Regional (continued)
----------------------------------------------------------------
First Union Corp.                 1,216,405      $    39,913,289
Firstar Corp.                     1,550,874           32,762,213
FleetBoston Financial Corp.       3,395,973          118,222,310
Golden West Financial Corp.          55,467            1,858,144
Keycorp                             500,764           11,079,404
M&T Bank Corp.                        2,000              828,500
Marshall and Ilsley Corp.            70,410            4,422,628
Mellon Financial Corp.              206,912            7,047,940
National City Corp.                 444,035           10,518,079
National Commerce
Bancorporation                      252,894            5,737,533
National Commerce
Bancorporation(2)(3)                670,000           15,191,758
National Commerce
Bancorporation(2)(3)                150,000            3,397,808
Northern Trust Corp.              1,363,796           72,281,188
Old Kent Financial Corp.            103,786            3,671,430
Peoples Heritage Financial
Group, Inc.                          55,720              839,282
PNC Bank Corp.                      141,615            6,301,867
Popular, Inc.                           716               20,003
Regions Financial Corp.           1,276,273           32,066,359
S&T Bancorp, Inc.                   100,000            2,318,750
SouthTrust Corp.                    476,101           18,002,569
Southwest Bancorporation of
Texas, Inc.(1)                        7,688              152,318
Sovereign Bancorporation,
Inc.                                442,584            3,298,623
State Street Corp.                   64,000            4,676,000
Summit Bancorp.                     177,812            5,445,492
SunTrust Banks, Inc.                178,600           12,289,913
Synovus Financial                   634,329           12,607,289
U.S. Bancorp.                       411,190            9,791,462
Union Planters Corp.                 87,070            3,433,823
Valley National Bancorp.            290,706            8,139,768
Wachovia Corp.                      118,714            8,072,552
Washington Mutual, Inc.             163,506            4,251,156
Wells Fargo & Co.                 3,349,981          135,464,857
Westamerica Bancorporation          266,506            7,445,511
Whitney Holding Corp.               145,180            5,380,734
Whitney Holding Corp.(2)(3)          89,741            3,324,862
Whitney Holding Corp.(2)(3)          30,011            1,110,948
Zions Bancorporation                 20,000            1,183,750
----------------------------------------------------------------
                                                 $   828,600,292
----------------------------------------------------------------
Beverages -- 2.1%
----------------------------------------------------------------
Anheuser-Busch Cos., Inc.         1,364,418      $    96,703,126
Coca-Cola Company (The)           2,126,331          123,858,781
SECURITY                       SHARES            VALUE
----------------------------------------------------------------

Beverages (continued)
----------------------------------------------------------------
Coca-Cola Company
(The)(2)(3)                         264,724      $     5,327,198
Panamerican Beverages,
Inc., Class A                        80,000            1,645,000
PepsiCo, Inc.                     2,476,847           87,308,857
----------------------------------------------------------------
                                                 $   314,842,962
----------------------------------------------------------------
Broadcasting and Cable -- 2.1%
----------------------------------------------------------------
AMFM, Inc.(1)                       200,000      $    15,650,000
AT&T Corp. - Liberty Media
Group(1)                            484,974           27,522,274
AT&T Corp. - Liberty Media
Group, Class B(1)                    16,438            1,130,112
CBS Corp.(1)                        117,340            7,502,426
Clear Channel
Communications, Inc.(1)              10,000              891,429
Clear Channel
Communications,
Inc.(1)(2)(3)                       340,609           30,399,353
Comcast Corp., Class A              175,000            8,848,437
Cox Communications, Inc.,
Class A(1)                          508,036           26,163,854
Gaylord Entertainment Co.           315,332            9,440,252
General Motors Corp., Class
H(1)                                391,754           37,608,384
Infinity Broadcasting
Corp.(1)                             34,500            1,248,469
MediaOne Group, Inc.(1)           1,461,694          112,276,370
Univision Communications,
Inc.(1)                             384,205           39,260,948
Westwood One, Inc.(1)                61,200            4,651,200
----------------------------------------------------------------
                                                 $   322,593,508
----------------------------------------------------------------
Building Materials and Tools -- 0.4%
----------------------------------------------------------------
American Standard
Companies, Inc.(1)                  172,899      $     7,931,742
CRH PLC                             261,114            5,574,523
Interface, Inc.                     434,412            2,497,869
Masco Corp.                         253,662            6,436,673
Sherwin-Williams Co. (The)           80,069            1,681,449
Snap-On, Inc.                        71,795            1,907,055
Valspar Corp.                       620,000           25,962,500
Vulcan Materials Co.                 26,500            1,058,344
----------------------------------------------------------------
                                                 $    53,050,155
----------------------------------------------------------------
Business Services - Miscellaneous -- 0.6%
----------------------------------------------------------------
Century Business Services,
Inc.(1)                             400,000      $     3,375,000
Cintas Corp.                        665,716           35,366,163
Concord EFS, Inc.(1)                113,905            2,933,041
Fair, Issac and Co., Inc.           238,828           12,657,884
Gartner Group, Inc.(1)               31,000              472,750
Gartner Group, Inc., Class
B(1)                                 64,841              895,616
Half (Robert)
International, Inc.(1)                1,800               51,412

                       SEE NOTES TO FINANCIAL STATEMENTS

TAX-MANAGED GROWTH PORTFOLIO AS OF DECEMBER 31, 1999

PORTFOLIO OF INVESTMENTS CONT'D

SECURITY                       SHARES            VALUE
----------------------------------------------------------------

Business Services - Miscellaneous (continued)
----------------------------------------------------------------
Interim Services, Inc.(1)            90,000      $     2,227,500
Manpower, Inc.                      110,000            4,138,750
National Data Corp.                  81,333            2,760,239
NFO Worldwide, Inc.(1)               18,000              402,750
ServiceMaster Co.                   695,430            8,562,482
Staff Leasing, Inc.(1)              156,250            1,484,375
Sylvan Learning Systems,
Inc.(1)                             815,396           10,600,148
United Rentals, Inc.(1)             453,283            7,762,471
Viad Corp.                           40,314            1,123,753
----------------------------------------------------------------
                                                 $    94,814,334
----------------------------------------------------------------
Chemicals -- 1.1%
----------------------------------------------------------------
Ashland, Inc.                        46,784      $     1,540,948
Ashland, Inc.(2)(3)                  59,890            1,971,894
Bayer AG ADR                         40,000            1,884,332
Dow Chemical Co. (The)               27,517            3,676,959
DuPont (E.I.) de Nemours &
Co.                               1,119,502           73,747,194
Eastman Chemical Co.                    148                7,058
Monsanto Co.                      2,331,780           83,069,662
Octel Corp.(1)                        3,322               34,466
Rohm and Haas Co.                     9,083              369,565
Solutia, Inc.                       220,629            3,405,960
----------------------------------------------------------------
                                                 $   169,708,038
----------------------------------------------------------------
Communications Equipment -- 4.4%
----------------------------------------------------------------
3Com Corp.(1)                       870,186      $    40,898,742
ADC Telecommunications,
Inc.(1)                             150,178           10,897,291
CIENA Corp.(1)                      351,013           20,183,247
Comverse Technology,
Inc.(1)                             150,000           21,712,500
JDS Uniphase Corp.(1)               133,040           21,461,015
L.M. Ericsson Telephone
Co., ADR                            454,000           29,822,125
Lucent Technologies, Inc.           685,475           51,282,098
Motorola, Inc.                      559,130           82,331,892
Nokia Corp., Class A, ADR         1,273,935          242,047,650
Nortel Networks Corp.               523,526           52,876,126
Nortel Networks Corp.(2)(3)          10,000            1,009,499
PairGain Technologies,
Inc.(1)                             241,198            3,421,997
Qualcomm, Inc.(1)                   182,112           32,074,476
Qualcomm, Inc.(1)(2)(3)             162,000           28,515,606
Salient 3 Communications,
Inc., Class A(1)                     78,125              546,875
SECURITY                       SHARES            VALUE
----------------------------------------------------------------

Communications Equipment (continued)
----------------------------------------------------------------
Tellabs, Inc.(1)                    314,454      $    20,184,016
----------------------------------------------------------------
                                                 $   659,265,155
----------------------------------------------------------------
Communications Services -- 5.6%
----------------------------------------------------------------
Alltel Corp.                        885,395      $    73,211,099
Alltel Corp.(2)(3)                  164,000           13,559,801
Alltel Corp.(2)(3)                   96,978            8,006,840
American Tower Corp., Class
A(1)                                149,451            4,567,596
AT&T Corp.                        1,346,252           68,322,289
Bell Atlantic Corp.                 269,848           16,612,518
BellSouth Corp.                     216,429           10,131,583
Broadwing, Inc.                     326,991           12,057,781
CapRock Communications
Corp.(1)(2)(3)                      207,590            6,725,620
Citizens Utilities Corp.,
Class B(1)                           45,311              642,850
Global Crossing Ltd.(1)             124,289            6,214,450
GTE Corp.                         1,683,801          118,813,208
Intermedia Communications,
Inc.(1)                             153,275            5,948,986
ITC Deltacom, Inc.(1)               628,773           17,369,854
ITC Deltacom, Inc.(1)(2)(3)          50,416            1,391,535
ITC Deltacom, Inc.(1)(2)(3)         438,852           12,116,215
MCI Worldcom, Inc.(1)             2,930,489          155,499,046
McLeodUSA, Inc.(1)                  383,918           22,603,172
McLeodUSA, Inc.(1)(2)(3)             60,000            3,530,439
Nextel Communications,
Inc., Class A(1)                    110,891           11,435,634
NTL, Inc.(1)(2)(3)                  156,250           19,428,229
NTL, Inc.(1)(2)(3)                  164,063           20,397,350
Premiere Technologies,
Inc.(1)                              28,000              196,000
RSL Communications Ltd.,
Class A(1)(2)(3)                    247,161            4,230,163
RSL Communications Ltd.,
Class A(1)(2)(3)                    500,000            8,549,121
SBC Communications, Inc.          2,121,704          103,433,070
Sprint Corp.                      1,253,920           84,404,490
Sprint Corp. (PCS Group)(1)           7,877              807,392
Talk.com, Inc.(1)                   247,376            4,390,924
Telecom Corp. of New
Zealand Ltd. ADR                      8,000              308,000
Teleglobe, Inc.                      88,500            2,007,844
Telephone & Data Systems,
Inc.                                131,756           16,601,256
US West, Inc.                        33,935            2,443,320
Vodafone AirTouch PLC ADR            58,345            2,888,077
Winstar Communications,
Inc.(1)                              11,424              859,656
----------------------------------------------------------------
                                                 $   839,705,408
----------------------------------------------------------------

                       SEE NOTES TO FINANCIAL STATEMENTS

TAX-MANAGED GROWTH PORTFOLIO AS OF DECEMBER 31, 1999

PORTFOLIO OF INVESTMENTS CONT'D

SECURITY                       SHARES            VALUE
----------------------------------------------------------------
Computer Software -- 5.3%
----------------------------------------------------------------
Adobe Systems, Inc.                 114,368      $     7,691,248
Aspect Development, Inc.(1)         100,000            6,850,000
Baan Co., NV ADR(1)                 223,926            3,162,955
BMC Software, Inc.(1)                35,000            2,797,812
Cadence Design Systems,
Inc.(1)                             956,000           22,944,000
Cognos, Inc.(1)                      38,500            1,775,812
Computer Associates
International, Inc.                 522,500           36,542,344
Compuware Corp.(1)                    2,800              104,300
CSG Systems International,
Inc.(1)                              41,116            1,639,500
HNC Software, Inc.(1)               477,794           50,526,715
I2 Technologies, Inc.(1)             35,795            6,980,025
Intuit, Inc.(1)                     857,751           51,411,451
J.D. Edwards & Co.(1)               592,758           17,708,645
J.D. Edwards & Co.(1)(2)(3)         299,086            8,924,472
Microsoft Corp.(1)                  921,005          107,527,334
Oracle Corp.(1)                   1,985,822          222,536,178
Parametric Technology
Corp.(1)                             94,600            2,560,112
PeopleSoft, Inc.(1)                 448,770            9,564,411
Sapient Corp.(1)                    991,752          139,775,047
Sapient Corp.(1)(2)(3)               33,162            4,619,242
Siebel Systems, Inc.(1)           1,146,640           96,317,760
Siebel Systems,
Inc.(1)(2)(3)                        30,000            2,516,976
Sterling Commerce, Inc.(1)            2,388               81,341
Structural Dynamics
Research Corp.(1)                    55,882              712,495
Wind River Systems, Inc.(1)          51,933            1,902,046
----------------------------------------------------------------
                                                 $   807,172,221
----------------------------------------------------------------
Computers and Business Equipment -- 7.6%
----------------------------------------------------------------
Cabletron Systems, Inc.(1)           89,660      $     2,331,160
Cisco Systems, Inc.(1)            2,357,101          252,504,445
Compaq Computer Corp.                74,841            2,025,385
Dell Computer Corp.(1)            3,308,624          168,739,824
Dell Computer
Corp.(1)(2)(3)                      202,519           10,319,173
EMC Corp.(1)                        187,265           20,458,701
Gateway, Inc.(1)                    800,000           57,650,000
Gateway, Inc.(1)(2)(3)              250,000           18,009,320
Hewlett-Packard Co.                 558,461           63,629,650
IDX Systems Corp.(1)                 60,000            1,875,000
International Business
Machines Corp.                      839,117           90,624,636
Jabil Circuit,
Inc.(1)(2)(3)                        22,979            1,676,488
Lexmark International
Group, Inc.(1)                    3,760,641          340,338,010
SECURITY                       SHARES            VALUE
----------------------------------------------------------------

Computers and Business Equipment (continued)
----------------------------------------------------------------
Network Appliance, Inc.(1)          244,000      $    20,267,250
Pitney Bowes, Inc.                   19,486              941,417
Seagate Technology, Inc.(1)         168,215            7,832,511
Solectron Corp.(1)                   75,950            7,224,744
Sun Microsystems, Inc.(1)           119,000            9,215,062
Xerox Corp.                       3,080,142           69,880,722
Zebra Technologies Corp.(1)           6,000              351,000
----------------------------------------------------------------
                                                 $ 1,145,894,498
----------------------------------------------------------------
Conglomerates -- 1.9%
----------------------------------------------------------------
General Electric Co.              1,527,079      $   236,315,475
Tyco International Ltd.           1,166,995           45,366,931
United Technologies Corp.           191,354           12,438,010
----------------------------------------------------------------
                                                 $   294,120,416
----------------------------------------------------------------
Consumer Services -- 0.1%
----------------------------------------------------------------
Block (H&R), Inc.                   366,177      $    16,020,244
Cendant Corp.(1)                    187,999            4,993,723
Service Corp. International         145,389            1,008,636
Stewart Enterprises, Inc.           153,992              731,462
----------------------------------------------------------------
                                                 $    22,754,065
----------------------------------------------------------------
Containers and Packaging -- 0.2%
----------------------------------------------------------------
Sealed Air Corp.(1)                 440,750      $    22,836,359
Sonoco Products Co.                 122,135            2,778,571
----------------------------------------------------------------
                                                 $    25,614,930
----------------------------------------------------------------
Distribution Services -- 1.0%
----------------------------------------------------------------
Airgas, Inc.(1)                     536,219      $     5,094,080
Arrow Electronics, Inc.(1)            8,750              222,031
Cardinal Health, Inc.               550,151           26,338,479
McKesson HBOC, Inc.                 105,734            2,385,623
MSC Industrial Direct
Co.(1)                                5,000               66,250
School Specialty, Inc.(1)            66,255            1,002,107
Sysco Corp.                       2,236,922           88,498,227
U.S. Foodservice, Inc.(1)         1,143,854           19,159,554
US Office Products Co.(1)           149,077              465,866
Wilmar Industries, Inc.(1)           50,000              868,750
----------------------------------------------------------------
                                                 $   144,100,967
----------------------------------------------------------------

                       SEE NOTES TO FINANCIAL STATEMENTS

TAX-MANAGED GROWTH PORTFOLIO AS OF DECEMBER 31, 1999

PORTFOLIO OF INVESTMENTS CONT'D

SECURITY                       SHARES            VALUE
----------------------------------------------------------------
Drugs -- 6.5%
----------------------------------------------------------------
Abbott Laboratories               2,920,381      $   106,046,335
Allergan, Inc.                          840               41,790
American Home Products
Corp.                               498,733           19,668,783
Amgen, Inc.(1)                    1,723,928          103,543,426
AstraZeneca PLC                     542,035           22,841,138
AstraZeneca PLC ADR                  80,720            3,370,060
Bristol-Myers Squibb Co.          1,151,622           73,919,737
Covance, Inc.(1)                     81,250              878,516
Elan Corp., PLC ADR(1)              539,036           15,901,562
Genzyme Corp., Class A(1)           800,000           36,000,000
Gilead Sciences, Inc.(1)             34,043            1,842,577
Incyte Pharmaceuticals,
Inc.(1)                           1,012,257           60,735,420
Incyte Pharmaceuticals,
Inc.(1)(2)(3)                       365,570           21,926,523
Lilly (Eli) & Co.                 1,009,301           67,118,516
Merck & Co., Inc.                 1,331,598           89,300,291
Novo Nordisk ADR                    116,911            7,555,373
Parexel International
Corp.(1)                             35,000              413,437
Pfizer, Inc.                      3,205,678          103,984,180
Pharmacia & Upjohn, Inc.             22,617            1,017,765
Quintiles Transnational
Corp.(1)                            517,372            9,668,389
Quintiles Transnational
Corp.(1)(2)(3)                       23,400              437,134
Schering-Plough Corp.               867,580           36,601,031
Schering-Plough Corp.(2)(3)         126,720            5,342,881
Sepracor, Inc.(1)                   442,000           43,840,875
SmithKline Beecham PLC ADR          520,254           33,523,867
Teva Pharmaceutical
Industries Ltd. ADR                 100,000            7,168,750
Teva Pharmaceutical
Industries Ltd. ADR(2)(3)            50,000            3,581,567
Vertex Pharmaceuticals,
Inc.(1)                              35,000            1,225,000
Warner-Lambert Co.                  906,711           74,293,633
Watson Pharmaceuticals,
Inc.(1)                             981,781           35,160,032
----------------------------------------------------------------
                                                 $   986,948,588
----------------------------------------------------------------
Electric Power -- 0.1%
----------------------------------------------------------------
AES Corp.(1)                         11,542      $       862,764
Ameren Corp.                          5,000              163,750
Central and South West
Corp.                                 1,600               32,000
Dominion Resources, Inc.             28,938            1,135,816
Duke Energy Corp.                     1,800               90,225
P G & E Corp.                        47,705              977,952
Teco Energy, Inc.                    40,000              742,500
Texas Utilities Co.                 250,196            8,897,595
SECURITY                       SHARES            VALUE
----------------------------------------------------------------

Electric Power (continued)
----------------------------------------------------------------
Wisconsin Energy Corp.                9,576      $       184,338
----------------------------------------------------------------
                                                 $    13,086,940
----------------------------------------------------------------
Electrical Equipment -- 0.6%
----------------------------------------------------------------
American Power Conversion
Corp.(1)                            400,000      $    10,550,000
Baldor Electric Co.                 149,060            2,701,713
Emerson Electric Co.                337,467           19,362,169
Molex, Inc., Class A                 90,066            4,075,486
Rockwell International
Corp.                               203,032            9,720,157
Sanmina Corp.(1)                    222,860           22,258,142
Sanmina Corp.(1)(2)(3)              130,609           13,028,920
Thomas and Betts Corp.              110,263            3,514,633
----------------------------------------------------------------
                                                 $    85,211,220
----------------------------------------------------------------
Electronics - Instruments -- 0.3%
----------------------------------------------------------------
Dionex Corp.(1)                     402,140      $    16,563,141
National Instruments
Corp.(1)(2)(3)                      466,603           17,837,154
PerkinElmer, Inc.                   100,000            4,168,750
Waters Corp.(1)                      99,160            5,255,480
X-Rite, Inc.                        428,000            2,675,000
----------------------------------------------------------------
                                                 $    46,499,525
----------------------------------------------------------------
Electronics - Semiconductors and Related -- 4.2%
----------------------------------------------------------------
Altera Corp.(1)                      40,258      $     1,995,287
Analog Devices, Inc.(1)           2,034,150          189,175,950
Applied Materials, Inc.(1)            1,000              126,687
Applied Materials,
Inc.(1)(2)(3)                        28,106            3,556,406
Broadcom Corp., Class
A(1)(2)(3)                          117,000           31,839,194
Burr-Brown Corp.(1)                 900,000           32,512,500
Conexant Systems(1)                 317,574           21,078,974
Intel Corp.                       2,386,485          196,437,547
Intel Corp.(2)(3)                   430,000           35,366,649
KLA-Tencor Corp.(1)                  50,749            5,652,170
Lam Research Corp.(1)               106,000           11,825,625
Linear Technologies Corp.           132,000            9,446,250
Maxim Integrated Products
Co.(1)                              161,328            7,612,665
Maxim Integrated Products
Co.(1)(2)(3)                         80,000            3,772,169
National Semiconductor
Corp.(1)                             79,368            3,397,942
SpeedFam-IPEC, Inc.(1)              221,000            2,859,187
Teradyne, Inc.(1)                    25,400            1,676,400
Texas Instruments, Inc.             706,204           68,413,512

                       SEE NOTES TO FINANCIAL STATEMENTS

TAX-MANAGED GROWTH PORTFOLIO AS OF DECEMBER 31, 1999

PORTFOLIO OF INVESTMENTS CONT'D

SECURITY                       SHARES            VALUE
----------------------------------------------------------------

Electronics - Semiconductors and Related (continued)
----------------------------------------------------------------
Ultratech Stepper, Inc.(1)          245,129      $     3,952,705
Xilinx, Inc.(1)                      48,856            2,221,424
----------------------------------------------------------------
                                                 $   632,919,243
----------------------------------------------------------------
Engineering and Construction -- 0.0%
----------------------------------------------------------------
Dycom Industries(1)                  50,000      $     2,203,125
Jacobs Engineering Group,
Inc.(1)                             162,455            5,279,787
----------------------------------------------------------------
                                                 $     7,482,912
----------------------------------------------------------------
Entertainment -- 0.6%
----------------------------------------------------------------
Callaway Golf Co.                    35,715      $       631,709
Disney (Walt) Co.                   419,395           12,267,304
Fox Entertainment Group,
Inc.(1)                             275,500            6,870,281
Mattel, Inc.                         22,091              289,944
Time Warner Inc.                    873,162           63,249,672
Viacom, Inc., Class A(1)             21,774            1,315,966
Viacom, Inc., Class B(1)            162,724            9,834,632
----------------------------------------------------------------
                                                 $    94,459,508
----------------------------------------------------------------
Environmental Services -- 0.2%
----------------------------------------------------------------
Allied Waste Industries,
Inc.(1)                           1,075,000      $     9,473,437
Waste Management, Inc.            1,342,447           23,073,308
----------------------------------------------------------------
                                                 $    32,546,745
----------------------------------------------------------------
Financial Services - Miscellaneous -- 3.2%
----------------------------------------------------------------
American Express Co.                641,762      $   106,692,932
Associates First Capital
Corp.                             2,093,830           57,449,461
Capital One Financial Corp.         364,830           17,580,246
Citigroup                         2,409,208          133,861,620
Fannie Mae                          944,640           58,980,960
Finova Group, Inc.                  175,587            6,233,338
FirstPlus Financial Group,
Inc.(1)                             120,000                9,000
Freddie Mac                         364,900           17,173,106
GreenPoint Financial Corp.          100,000            2,381,250
Household International,
Inc.                              1,147,679           42,751,043
ING Groep NV ADR                    102,622            6,259,942
MGIC Investment Corp.                80,000            4,815,000
Providian Financial Corp.           370,378           33,727,547
----------------------------------------------------------------
                                                 $   487,915,445
----------------------------------------------------------------
SECURITY                       SHARES            VALUE
----------------------------------------------------------------
Foods -- 1.8%
----------------------------------------------------------------
Archer-Daniels-Midland Co.          385,946      $     4,703,717
Bestfoods                            19,370            1,018,136
Campbell Soup Co.                       336               12,999
Conagra, Inc.                       748,125           16,879,570
Dean Foods Co.                      150,944            6,000,024
Flowers Industries, Inc.            708,601           11,293,328
General Mills, Inc.                 125,784            4,496,778
H J Heinz Co.                        80,713            3,213,386
Hershey Foods Corp.               1,615,406           76,731,785
Keebler Food Products
Co.(1)                              121,798            3,425,569
Kellogg Co.                          97,974            3,018,824
McCormick & Co., Inc.               458,058           13,627,225
Nabisco Holdings Corp.,
Class A                             100,000            3,162,500
Quaker Oats Co. (The)               113,114            7,423,106
Ralston Purina Group                277,878            7,745,849
Riviana Foods, Inc.                 250,000            4,437,500
Sara Lee Corp.                    1,571,388           34,668,748
Smithfield Foods,
Inc.(1)(2)(3)                       490,191           11,758,702
Tyson Food, Inc.                  1,127,235           18,317,569
Unilever ADR                        400,000           21,775,000
Wrigley (Wm.) Jr. Co.               171,469           14,221,210
----------------------------------------------------------------
                                                 $   267,931,525
----------------------------------------------------------------
Furniture and Appliances -- 0.3%
----------------------------------------------------------------
HON Industries, Inc.              1,270,418      $    27,869,795
Leggett & Platt, Inc.               593,654           12,726,458
Miller (Herman), Inc.               420,000            9,660,000
Steelcase, Inc., Class A            123,000            1,476,000
----------------------------------------------------------------
                                                 $    51,732,253
----------------------------------------------------------------
Health Services -- 0.2%
----------------------------------------------------------------
Aetna, Inc.                          60,189      $     3,359,299
Beverly Enterprises,
Inc.(1)                             357,143            1,562,501
Caremark Rx, Inc.(1)                 17,696               89,586
FPA Medical Management,
Inc.(1)(3)                          315,000                3,150
Health Management
Associates, Inc.,
Class A(1)                          161,170            2,155,649
HealthSouth Corp.(1)                122,699              659,507
Integrated Health Services,
Inc.(1)(3)                           50,000                  500
LabOne, Inc.                         53,940              370,837
Magellan Health Services,
Inc.(1)                              50,000              315,625
Orthodontic Centers of
America, Inc.(1)                    100,000            1,193,750

                       SEE NOTES TO FINANCIAL STATEMENTS

TAX-MANAGED GROWTH PORTFOLIO AS OF DECEMBER 31, 1999

PORTFOLIO OF INVESTMENTS CONT'D

SECURITY                       SHARES            VALUE
----------------------------------------------------------------

Health Services (continued)
----------------------------------------------------------------
Pacificare Health Systems,
Inc., Class A(1)                     19,500      $     1,033,500
PhyCor, Inc.(1)                     312,500              585,937
Quest Diagnostics, Inc.(1)           15,625              477,539
Quorum Health Group,
Inc.(1)                               6,893               64,191
Renal Care Group, Inc.(1)           371,507            8,683,976
Response Oncology, Inc.(1)           44,761               50,356
Sunrise Assisted Living,
Inc.(1)                             354,000            4,867,500
United HealthCare Corp.              52,286            2,777,694
----------------------------------------------------------------
                                                 $    28,251,097
----------------------------------------------------------------
Household Products -- 2.7%
----------------------------------------------------------------
Avon Products, Inc.                  34,700      $     1,145,100
Blyth Industries, Inc.(1)           824,000           20,239,500
Blyth Industries,
Inc.(1)(2)(3)                        50,000            1,227,695
Blyth Industries,
Inc.(1)(2)(3)                        35,068              860,324
Clorox Co.                        1,021,344           51,450,204
Colgate-Palmolive Co.               348,851           22,675,315
Estee Lauder Co.(2)(3)            1,563,248           78,806,898
Estee Lauder Co.(2)(3)              529,064           26,661,539
Fortune Brands, Inc.                 69,838            2,309,019
Gillette Co.                      1,450,706           59,750,953
Helen of Troy Ltd.(1)                20,000              145,000
Kimberly-Clark Corp.                975,191           63,631,213
Newell Rubbermaid, Inc.             367,678           10,662,662
Procter & Gamble Co.                635,352           69,610,754
Water Pik Technologies,
Inc.(1)                               5,890               56,323
----------------------------------------------------------------
                                                 $   409,232,499
----------------------------------------------------------------
Industrial Equipment -- 0.5%
----------------------------------------------------------------
Dover Corp.                         385,445      $    17,489,567
DT Industries, Inc.                  37,728              297,108
Federal Signal Corp.                283,471            4,553,253
Illinois Tool Works, Inc.           353,210           23,863,751
Johnson Controls                     13,571              771,851
Nordson Corp.                        50,000            2,412,500
Parker-Hannifin Corp.               150,898            7,742,954
PPG Industries, Inc.                 21,680            1,356,355
Regal Beloit Corp.                  265,000            5,465,625
Tecumseh Products Co.,
Class A                             156,420            7,381,069
Westinghouse Air Brake Co.          250,000            4,437,500
----------------------------------------------------------------
                                                 $    75,771,533
----------------------------------------------------------------
SECURITY                       SHARES            VALUE
----------------------------------------------------------------
Information Services -- 3.9%
----------------------------------------------------------------
Acxiom Corp.(1)                     829,019      $    19,896,456
America Online, Inc.(1)             196,852           14,850,023
At Home Corp., Series A(1)          248,582           10,657,953
Automatic Data Processing,
Inc.                              4,497,232          242,288,374
Aztec Technology
Partners(1)                         119,261              544,128
Bell and Howell Co.(1)              115,000            3,658,438
BISYS Group, Inc. (The)(1)           53,873            3,515,213
CareInsite, Inc.(1)                  50,000            4,025,000
Ceridian Corp.(1)                   181,000            3,902,813
Check Point Software
Technology(1)                        26,000            5,167,500
Circle.com(1)                       120,625            1,485,195
Computer Sciences Corp.(1)        1,400,202          132,494,114
DST Systems, Inc.(1)                 93,000            7,097,063
DST Systems, Inc.(1)(2)(3)           91,517            6,981,447
Dun and Bradstreet Corp.
(The)                                15,503              457,339
Electronic Data Systems
Corp.                               157,612           10,550,153
Equifax, Inc.                        80,000            1,885,000
First Data Corp.                    780,662           38,496,395
Keane, Inc.(1)                      200,000            6,350,000
Lason, Inc.(1)                      355,000            3,905,000
Momentum Business
Applications(1)                       7,083               55,779
NOVA Corp.(1)                       104,965            3,312,958
Paychex, Inc.                       131,964            5,278,560
Perot Systems Corp., Class
A(1)                                275,000            5,225,000
Reuters Holdings PLC ADR            275,331           22,250,186
Reynolds & Reynolds, Inc.,
Class A                             451,043           10,148,468
RSA Security, Inc.(1)                40,000            3,100,000
SunGard Data Systems,
Inc.(1)                           1,058,119           25,130,326
----------------------------------------------------------------
                                                 $   592,708,881
----------------------------------------------------------------
Insurance -- 6.0%
----------------------------------------------------------------
20th Century Industries              70,700      $     1,365,394
Aegon, NV ADR                     1,315,749          125,654,030
Aflac Corp.                         117,990            5,567,653
Allmerica Financial Corp.             1,500               83,438
Allstate Corp. (The)                 40,426              970,224
American General Corp.               96,733            7,339,616
American International
Group, Inc.                       3,258,756          352,352,993
AON Corp.                           644,100           25,764,000
Berkshire Hathaway, Inc.(1)             127            7,124,700
Berkshire Hathaway, Inc.,
Class B(1)                           39,077           71,510,910
Chubb Corp.                         101,050            5,690,378

                       SEE NOTES TO FINANCIAL STATEMENTS

TAX-MANAGED GROWTH PORTFOLIO AS OF DECEMBER 31, 1999

PORTFOLIO OF INVESTMENTS CONT'D

SECURITY                       SHARES            VALUE
----------------------------------------------------------------

Insurance (continued)
----------------------------------------------------------------
Commerce Group, Inc.                120,000      $     3,135,000
Conseco, Inc.                       100,000            1,787,500
Delphi Financial Group,
Inc.(1)                               6,448              193,450
Enhance Finance Service
Group, Inc.(2)(3)                    70,000            1,137,045
Gallagher (A.J.) and Co.            115,000            7,446,250
Hartford Financial Services
Group                                   304               14,402
HSB Group, Inc.                      75,000            2,535,938
Jefferson-Pilot Corp.                80,726            5,509,550
Kansas City Life Insurance
Co.                                  70,800            2,389,500
Marsh & McLennan Cos., Inc.       2,439,897          233,467,644
Mercury General Corp.                 2,000               44,500
Mutual Risk Management Ltd.         406,500            6,834,281
Progressive Corp.                   181,111           13,243,742
Protective Life Corp.                43,381            1,380,058
Reliastar Financial Corp.            87,000            3,409,313
Safeco Corp.                         28,255              702,843
St. Paul Cos., Inc. (The)           305,212           10,281,829
Torchmark Corp.                     222,850            6,476,578
UICI(1)                             280,854            2,966,520
UnumProvident Corp.                   2,200               70,538
----------------------------------------------------------------
                                                 $   906,449,817
----------------------------------------------------------------
Investment Services -- 2.5%
----------------------------------------------------------------
E*Trade Group, Inc.(1)              688,290      $    17,981,576
E*Trade Group,
Inc.(1)(2)(3)                        82,958            2,164,713
Federated Investors, Inc.           318,085            6,381,580
Federated Investors, Inc.,
Class B(2)(3)                       267,880            5,369,506
Franklin Resources, Inc.            755,539           24,224,469
John Nuveen Co., Class A
(The)                                50,000            1,803,125
Merrill Lynch & Co., Inc.         1,167,161           97,457,944
Morgan Stanley Dean Witter
& Co.                               764,905          109,190,189
Morgan Stanley Dean Witter
& Co.(2)(3)                          75,000           10,702,503
Morgan Stanley Dean Witter
& Co.(2)(3)                          28,750            4,102,421
Morgan Stanley Dean Witter
& Co.(2)(3)                         519,327           74,090,684
Morgan Stanley Dean Witter
& Co.(2)(3)                          21,000            2,994,153
Price (T. Rowe) Associates,
Inc.                                 86,716            3,203,072
Schwab (Charles) and Co.,
Inc.                                387,500           14,870,313
Waddell & Reed Financial,
Inc., Class A                        12,680              343,945
Waddell & Reed Financial,
Inc., Class B                        54,575            1,371,197
----------------------------------------------------------------
                                                 $   376,251,390
----------------------------------------------------------------
SECURITY                       SHARES            VALUE
----------------------------------------------------------------
Lodging and Gaming -- 0.2%
----------------------------------------------------------------
Interstate Hotels Corp.(1)            4,407      $        14,323
Marriott International,
Inc., Class A                        29,245              923,045
Marriott International,
Inc., Class A(2)(3)                  26,685              842,034
Marriott International,
Inc., Class A(2)(3)                  31,276              986,754
Royal Caribbean Cruises
Ltd.                                500,000           24,656,250
Sunterra Corp.(1)                    50,000              575,000
Wyndham International,
Class A(1)                          132,212              388,373
----------------------------------------------------------------
                                                 $    28,385,779
----------------------------------------------------------------
Medical Products -- 3.3%
----------------------------------------------------------------
Bausch & Lomb, Inc.                 145,054      $     9,927,133
Baxter International, Inc.        1,328,572           83,450,929
Becton, Dickinson and Co.            36,245              969,554
Boston Scientific Corp.(1)        1,080,300           23,631,563
Boston Scientific
Corp.(1)(2)(3)                      137,500            3,006,058
Boston Scientific
Corp.(1)(2)(3)                       59,844            1,307,517
Dentsply International,
Inc.                                 42,000              992,250
ESC Medical Systems Ltd.(1)         180,000            1,721,250
Genzyme Surgical
Products(1)                         143,208              832,397
Guidant Corp.(1)                    202,000            9,494,000
Guidant Corp.(1)(2)(3)               23,816            1,118,904
Heartport, Inc.(1)                   41,026              194,874
Hillenbrand Industries,
Inc.                                647,898           20,530,268
Johnson & Johnson Co.             2,032,744          189,299,285
Medtronic, Inc.                   3,185,670          116,077,851
MiniMed, Inc.(1)(2)(3)              202,600           14,822,641
Schein (Henry), Corp.(1)          1,125,194           14,979,145
St. Jude Medical, Inc.(1)            42,144            1,293,294
Steris Corp.(1)                      78,394              808,438
VISX, Inc.(1)                        50,000            2,587,500
----------------------------------------------------------------
                                                 $   497,044,851
----------------------------------------------------------------
Metals - Industrial -- 0.1%
----------------------------------------------------------------
Allegheny Technologies,
Inc.                                 58,908      $     1,321,748
Nucor Corp.                         221,462           12,138,886
Phelps Dodge Corp.                    7,332              492,161
Steel Dynamics, Inc.(1)             291,800            4,650,563
Steel Dynamics,
Inc.(1)(2)(3)                        20,000              318,463
Worthington Industries              147,466            2,442,406
----------------------------------------------------------------
                                                 $    21,364,227
----------------------------------------------------------------

                       SEE NOTES TO FINANCIAL STATEMENTS

TAX-MANAGED GROWTH PORTFOLIO AS OF DECEMBER 31, 1999

PORTFOLIO OF INVESTMENTS CONT'D

SECURITY                       SHARES            VALUE
----------------------------------------------------------------
Minerals and Fertilizer -- 0.0%
----------------------------------------------------------------
Mississippi Chemical Corp.          217,070      $     1,343,121
----------------------------------------------------------------
                                                 $     1,343,121
----------------------------------------------------------------
Natural Gas Distribution -- 0.2%
----------------------------------------------------------------
Dynegy, Inc.                        290,000      $     7,050,625
Kinder Morgan, Inc.               1,230,000           24,830,625
National Fuel Gas Co.                 2,000               93,000
----------------------------------------------------------------
                                                 $    31,974,250
----------------------------------------------------------------
Oil and Gas - Equipment and Services -- 1.7%
----------------------------------------------------------------
Baker Hughes, Inc.                  746,804      $    15,729,559
Core Laboratories NV(1)           1,049,214           21,049,856
Halliburton Co.                   2,662,050          107,147,513
Nabors Industries,
Inc.(1)(2)(3)                       400,000           12,360,150
National-Oilwell, Inc.(1)           398,417            6,250,167
National-Oilwell,
Inc.(1)(2)(3)                       115,645            1,812,911
National-Oilwell,
Inc.(1)(2)(3)                       127,137            1,992,721
Newpark Resources, Inc.(1)          110,000              673,750
Noble Drilling, Inc.(1)             170,000            5,567,500
Patterson Energy, Inc.(1)           200,000            2,600,000
Schlumberger Ltd.                 1,226,532           68,992,425
Syntroleum Corp.(1)                   2,735               22,222
Transocean Sedco Forex,
Inc.                                237,457            7,999,319
Valero Energy Corp.                  51,510            1,023,761
Weatherford International            49,861            1,991,324
Weatherford
International(2)(3)                  65,679            2,619,827
----------------------------------------------------------------
                                                 $   257,833,005
----------------------------------------------------------------
Oil and Gas - Exploration and Production -- 0.8%
----------------------------------------------------------------
Anadarko Petroleum Corp.          2,554,000      $    87,155,250
Apache Corp.                        200,003            7,387,611
Burlington Resources, Inc.          428,629           14,171,546
El Paso Energy Corp.                173,830            6,746,777
Kerr - McGee Corp.                  136,199            8,444,338
Newfield Exploration
Co.(1)(2)(3)                         60,000            1,602,492
Union Pacific Resources
Group, Inc.                          79,795            1,017,386
USX-Marathon Group                   50,000            1,234,375
----------------------------------------------------------------
                                                 $   127,759,775
----------------------------------------------------------------
Oil and Gas - Integrated -- 1.1%
----------------------------------------------------------------
Atlantic Richfield Co.               55,366      $     4,789,159
SECURITY                       SHARES            VALUE
----------------------------------------------------------------

Oil and Gas - Integrated (continued)
----------------------------------------------------------------
BP Amoco PLC ADR                    954,222      $    56,597,292
Chevron Corp.                        94,909            8,221,492
Exxon Mobil Corp.                   965,231           77,761,461
Murphy Oil Corp.                     29,700            1,704,038
Pennzoil-Quaker State Co.            74,457              758,531
Phillips Petroleum Co.               18,407              865,129
Royal Dutch Petroleum Co.            48,037            2,903,236
Texaco, Inc.                          2,500              135,781
Tosco Corp.                         614,619           16,709,954
----------------------------------------------------------------
                                                 $   170,446,073
----------------------------------------------------------------
Paper and Forest Products -- 0.5%
----------------------------------------------------------------
Caraustar Industries, Inc.          264,862      $     6,356,688
Champion International
Corp.                                21,089            1,306,200
Fort James Corp.                     56,401            1,543,977
Georgia-Pacific Corp. - G-P
Group                               647,827           32,877,220
Georgia-Pacific Corp. -
Timber Group                        305,098            7,513,038
International Paper Co.             144,526            8,156,686
Louisiana Pacific Corp.              70,750            1,008,188
Mead Corporation (The)               38,768            1,683,985
Temple Inland, Inc.                  12,632              832,923
Weyerhaeuser Co.                    119,608            8,589,350
Willamette Industries, Inc.         151,412            7,031,195
----------------------------------------------------------------
                                                 $    76,899,450
----------------------------------------------------------------
Photography -- 0.1%
----------------------------------------------------------------
Eastman Kodak Co.                   122,529      $     8,117,546
----------------------------------------------------------------
                                                 $     8,117,546
----------------------------------------------------------------
Printing and Business Products -- 0.8%
----------------------------------------------------------------
American Business Products,
Inc.                                261,355      $     3,054,587
Avery Dennison Corp.              1,361,504           99,219,604
Avery Dennison Corp.(2)(3)           40,000            2,913,980
Banta Corp.                          42,341              955,319
Bowne & Co., Inc.                   172,640            2,330,640
Consolidated Graphics,
Inc.(1)                              70,215            1,048,837
Day Runner, Inc.(1)                   8,000               31,250
Deluxe Corp.                         80,675            2,213,520
Donnelley (R.R.) & Sons Co.          32,896              816,232
Harland (John H.) Co.                51,540              943,826
Ikon Office Solutions, Inc.         166,094            1,131,515

                       SEE NOTES TO FINANCIAL STATEMENTS

TAX-MANAGED GROWTH PORTFOLIO AS OF DECEMBER 31, 1999

PORTFOLIO OF INVESTMENTS CONT'D

SECURITY                       SHARES            VALUE
----------------------------------------------------------------

Printing and Business Products (continued)
----------------------------------------------------------------
Workflow Management,
Inc.(1)                              79,507      $     2,275,888
----------------------------------------------------------------
                                                 $   116,935,198
----------------------------------------------------------------
Publishing -- 1.3%
----------------------------------------------------------------
Belo (A.H.) Corp.                   542,924      $    10,349,489
Dow Jones & Co., Inc.               376,300           25,588,400
Gannett Co., Inc.                   297,800           24,289,313
Houghton Mifflin Co.                 97,400            4,109,063
McGraw-Hill Companies, Inc.
(The)                             1,311,216           80,803,686
McGraw-Hill Companies, Inc.
(The)(2)(3)                         178,948           11,023,811
Meredith Corp.                      190,000            7,920,625
New York Times Co., Class A
(The)                               278,000           13,656,750
The MacClatchy Co., Class A          48,066            2,078,855
Times Mirror Co., Class A           151,670           10,161,890
Tribune Co.                          26,200            1,442,638
Washington Post Co., Class
B (The)                               3,600            2,001,150
----------------------------------------------------------------
                                                 $   193,425,670
----------------------------------------------------------------
Real Estate -- 0.2%
----------------------------------------------------------------
Avalonbay Communities, Inc.          55,000      $     1,887,188
Catellus Development
Corp.(1)                            415,722            5,326,438
Equity Office Properties
Trust                                 2,812               69,246
Jones Lang Lasalle, Inc.(1)         213,193            2,531,667
Prison Realty Corp.                  85,146              431,052
Redwood Trust, Inc.                  71,710              896,375
Rouse Co. (The)                     127,700            2,713,625
Trammell Crow Co.(1)                876,098           10,184,639
Ventas, Inc.(1)                      25,600              107,200
----------------------------------------------------------------
                                                 $    24,147,430
----------------------------------------------------------------
Restaurants -- 1.1%
----------------------------------------------------------------
Bob Evans Farms, Inc.                48,193      $       743,979
Boston Chicken, Inc.(1)(3)           38,500                  385
Brinker International,
Inc.(1)                             435,034           10,440,816
CBRL Group, Inc.                     62,047              602,048
CKE Restaurants, Inc.               126,522              743,317
Jack in the Box, Inc.(1)            500,000           10,343,750
Lone Star Steakhouse and
Saloon, Inc.(1)                     345,981            3,086,808
McDonald's Corp.                  2,152,592           86,776,365
Outback Steakhouse, Inc.(1)         685,923           17,791,128
Papa John's International,
Inc.(1)                              77,551            2,021,173
SECURITY                       SHARES            VALUE
----------------------------------------------------------------

Restaurants (continued)
----------------------------------------------------------------
Papa John's International,
Inc.(1)(2)(3)                        47,649      $     1,241,417
Papa John's International,
Inc.(1)(2)(3)                        23,000              599,088
Papa John's International,
Inc.(1)(2)(3)                        49,046            1,276,727
Sonic Corp.(1)                       47,338            1,349,133
Starbucks Corp.(1)                  684,000           16,587,000
Tricon Global Restaurants,
Inc.(1)                             219,121            8,463,549
----------------------------------------------------------------
                                                 $   162,066,683
----------------------------------------------------------------
Retail - Food and Drug -- 2.0%
----------------------------------------------------------------
Albertson's, Inc.                 2,192,341      $    70,702,997
CVS Corp.                         1,831,571           73,148,367
Hannaford Brothers Co.               96,349            6,678,190
Kroger Co. (The)(1)                  52,440              989,805
Rite Aid Corp.                        6,000               67,125
Safeway, Inc.(1)                  3,355,233          119,320,474
Walgreen Co.                        127,500            3,729,375
Whole Foods Market, Inc.(1)          90,000            4,173,750
Winn-Dixie Stores, Inc.             729,899           17,471,957
----------------------------------------------------------------
                                                 $   296,282,040
----------------------------------------------------------------
Retail - General -- 1.5%
----------------------------------------------------------------
99 Cents Only Stores(1)             428,337      $    16,383,890
Casey's General Stores,
Inc.                                 75,000              782,813
Department 56, Inc.(1)              219,404            4,964,016
Department 56,
Inc.(1)(2)(3)                        35,758              808,701
Dollar General Corp.                199,987            4,549,704
Dollar Tree Stores, Inc.(1)         770,178           37,305,497
Dollar Tree Stores,
Inc.(1)(2)(3)                       154,032            7,457,941
Dollar Tree Stores,
Inc.(1)(2)(3)                        87,961            4,256,776
Family Dollar Stores                757,718           12,360,275
Family Dollar Stores(2)(3)          345,987            5,641,655
Family Dollar Stores(2)(3)        1,259,373           20,528,114
May Department Stores Co.
(The)                               562,886           18,153,074
Nordstrom, Inc.                      27,610              723,037
Penney (J.C.) Company, Inc.       1,068,960           21,312,390
Sears Roebuck & Co.                  15,750              479,391
Wal-Mart Stores, Inc.             1,003,281           69,351,799
----------------------------------------------------------------
                                                 $   225,059,073
----------------------------------------------------------------
Retail - Specialty and Apparel -- 2.7%
----------------------------------------------------------------
Abercrombie and Fitch Co.,
Class A(1)                            5,604      $       149,557

                       SEE NOTES TO FINANCIAL STATEMENTS

TAX-MANAGED GROWTH PORTFOLIO AS OF DECEMBER 31, 1999

PORTFOLIO OF INVESTMENTS CONT'D

SECURITY                       SHARES            VALUE
----------------------------------------------------------------

Retail - Specialty and Apparel (continued)
----------------------------------------------------------------
Autonation, Inc.(1)               5,695,785      $    52,686,011
Burlington Coat Factory
Warehouse Corp.                     628,228            8,716,664
Circuit City Stores-Circuit
City Group                           16,000              721,000
Circuit City Stores-Circut
City Group(2)(3)                    200,000            9,001,685
Gap, Inc. (The)                      41,776            1,921,696
Harcourt General, Inc.              216,416            8,710,744
Home Depot, Inc. (The)            3,714,168          254,652,644
Intimate Brands,
Inc.(1)(2)(3)                        26,500            1,141,441
Limited, Inc. (The)                 302,250           13,091,203
Lowe's Companies                     60,000            3,585,000
Neiman Marcus Group, Inc.,
Class B (The)(1)                     65,206            1,756,487
Office Depot, Inc.(1)               303,219            3,316,458
OfficeMax, Inc.(1)                  912,117            5,016,644
Payless Shoesource, Inc.(1)           7,700              361,900
Pep Boys - Manny, Moe &
Jack (The)                           97,976              894,031
Pier 1 Imports, Inc.                350,000            2,231,250
Tandy Corp.                         443,401           21,809,787
Tiffany and Co.                      44,000            3,927,000
TJX Companies, Inc. (The)           500,000           10,218,750
Too, Inc.(1)                         39,087              674,251
Toys 'R' Us, Inc.(1)                 56,355              806,581
----------------------------------------------------------------
                                                 $   405,390,784
----------------------------------------------------------------
Specialty Chemicals and Materials -- 1.1%
----------------------------------------------------------------
Arch Chemicals, Inc.                  4,950      $       103,641
Corning, Inc.                       336,282           43,359,360
Dexter Corp. (The)                   36,139            1,436,525
Ecolab, Inc.                      2,043,736           79,961,171
International Flavors &
Fragrances, Inc.                    148,101            5,590,813
International Specialty
Products, Inc.(1)                    59,000              542,063
MacDermid, Inc.                      61,937            2,543,288
Millipore Corp.                     101,440            3,918,120
Minnesota Mining &
Manufacturing Co.                   114,851           11,241,042
Olin Corp.                            9,900              196,144
Pall Corp.                          216,000            4,657,500
RPM, Inc.                           470,138            4,789,531
Sigma Aldrich Corp.                 195,000            5,862,188
----------------------------------------------------------------
                                                 $   164,201,386
----------------------------------------------------------------
SECURITY                       SHARES            VALUE
----------------------------------------------------------------
Tobacco -- 0.1%
----------------------------------------------------------------
Philip Morris Co., Inc.             481,024      $    11,153,744
----------------------------------------------------------------
                                                 $    11,153,744
----------------------------------------------------------------
Transportation -- 0.4%
----------------------------------------------------------------
Arnold Industries, Inc.             148,543      $     2,088,886
Burlington Northern Santa
Fe Corp.                            212,295            5,148,154
C.H. Robinson Worldwide,
Inc.                                 87,672            3,484,962
C.H. Robinson Worldwide,
Inc.(2)(3)                          121,000            4,803,978
CSX Corp.                            36,496            1,145,062
FDX Corp.(1)                        695,106           28,455,902
Florida East Coast
Industries, Inc.                    122,888            5,130,574
Heartland Express, Inc.(1)          250,000            3,937,500
Kansas City Southern
Industries, Inc.                     16,800            1,253,700
Norfolk Southern Corp.                  390                7,995
Union Pacific Corp.                  92,081            4,017,034
United Parcel Service,
Inc., Class B                        25,700            1,773,300
----------------------------------------------------------------
                                                 $    61,247,047
----------------------------------------------------------------
Trucks and Parts -- 0.0%
----------------------------------------------------------------
Paccar, Inc.                         12,894      $       571,365
----------------------------------------------------------------
                                                 $       571,365
----------------------------------------------------------------
Total Common Stocks
   (identified cost $9,942,958,016)              $14,420,304,715
----------------------------------------------------------------

CONVERTIBLE PREFERRED STOCKS -- 0.2%

SECURITY                       SHARES            VALUE
----------------------------------------------------------------
Entertainment -- 0.2%
----------------------------------------------------------------
Time Warner Inc., Series
J(3)                                121,597      $    36,851,256
----------------------------------------------------------------
                                                 $    36,851,256
----------------------------------------------------------------
Financial - Miscellaneous -- 0.0%
----------------------------------------------------------------
American General Corp.,
Series D                              5,673      $       354,562
----------------------------------------------------------------
                                                 $       354,562
----------------------------------------------------------------
Total Convertible Preferred Stocks
   (identified cost $13,737,810)                 $    37,205,818
----------------------------------------------------------------

                       SEE NOTES TO FINANCIAL STATEMENTS

TAX-MANAGED GROWTH PORTFOLIO AS OF DECEMBER 31, 1999

PORTFOLIO OF INVESTMENTS CONT'D

RIGHTS -- 0.0%

SECURITY                       SHARES            VALUE
----------------------------------------------------------------
Communications Services -- 0.0%
----------------------------------------------------------------
Talk.com, Inc.(1)                    12,369      $         9,277
----------------------------------------------------------------
                                                 $         9,277
----------------------------------------------------------------
Total Rights
   (identified cost $0)                          $         9,277
----------------------------------------------------------------

COMMERCIAL PAPER -- 3.7%

                               PRINCIPAL
                               AMOUNT
                               (000'S
SECURITY                       OMITTED)          VALUE
----------------------------------------------------------------
American General Corp.,
4.50%, 1/3/00                  $     28,300      $    28,292,925
Ciesco LP, 6.00%, 1/20/00           100,000           99,683,333
CIT Group, Inc., 5.99%,
1/27/00                             100,000           99,567,389
Corporate Receivables Corp.
(144A), 6.05%, 1/19/00               35,471           35,363,700
General Electric Capital
Corp., 6.01%, 1/28/00                80,402           80,039,588
Panasonic Finance,
5.45%, 1/5/00                        40,000           39,975,778
Prudential Funding Corp.,
5.99%, 2/7/00                       150,000          149,076,542
SBC Communications, Inc.,
4.45%, 1/3/00                        20,000           19,995,056
----------------------------------------------------------------
Total Commercial Paper
   (at amortized cost, $551,994,311)             $   551,994,311
----------------------------------------------------------------
Total Investments -- 99.3%
   (identified cost $10,508,690,137)             $15,009,514,121
----------------------------------------------------------------
Other Assets, Less Liabilities -- 0.7%           $   105,134,838
----------------------------------------------------------------
Net Assets -- 100.0%                             $15,114,648,959
----------------------------------------------------------------

ADR-American Depositary Receipt
(1)  Non-income producing security.
(2) Security restricted from resale for a period not exceeding one year. At December 31, 1999, the value of these securities totaled $757,283,521 or 5.0% of net assets.
(3) Security valued at fair value using methods determined in good faith by or at the direction of the Trustees.

                       SEE NOTES TO FINANCIAL STATEMENTS

TAX-MANAGED GROWTH PORTFOLIO AS OF DECEMBER 31, 1999

FINANCIAL STATEMENTS

STATEMENT OF ASSETS AND LIABILITIES

AS OF DECEMBER 31, 1999
Assets
------------------------------------------------------------
Investments, at value
(identified cost, $10,508,690,137)           $15,009,514,121
Cash                                              90,699,036
Receivable for investments sold                    2,374,878
Interest and dividends receivable                 11,946,129
Other assets                                         353,771
Tax reclaim receivable                                28,687
Deferred organization expenses                         1,989
------------------------------------------------------------
TOTAL ASSETS                                 $15,114,918,611
------------------------------------------------------------

Liabilities
------------------------------------------------------------
Payable to affiliate for Trustees' fees      $         8,443
Accrued expenses                                     261,209
------------------------------------------------------------
TOTAL LIABILITIES                            $       269,652
------------------------------------------------------------
NET ASSETS APPLICABLE TO INVESTORS'
   INTEREST IN PORTFOLIO                     $15,114,648,959
------------------------------------------------------------

Sources of Net Assets
------------------------------------------------------------
Net proceeds from capital contributions
   and withdrawals                           $10,613,825,235
Net unrealized appreciation (computed on
   the basis of identified cost)               4,500,823,724
------------------------------------------------------------
TOTAL                                        $15,114,648,959
------------------------------------------------------------

STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 1999
Investment Income
------------------------------------------------------------
Dividends (net of foreign taxes,
   $824,260)                                 $   104,816,227
Interest                                          30,978,859
------------------------------------------------------------
TOTAL INVESTMENT INCOME                      $   135,795,086
------------------------------------------------------------

Expenses
------------------------------------------------------------
Investment adviser fee                       $    51,368,943
Trustees fees and expenses                            40,972
Custodian fee                                      1,332,208
Legal and accounting services                        118,905
Amortization of organization expenses                  2,176
Miscellaneous                                        105,614
------------------------------------------------------------
TOTAL EXPENSES                               $    52,968,818
------------------------------------------------------------

NET INVESTMENT INCOME                        $    82,826,268
------------------------------------------------------------

Realized and Unrealized Gain (Loss)
------------------------------------------------------------
Net realized gain (loss) --
   Investment transactions (identified
      cost basis)                            $    19,286,893
   Foreign currency transactions                      (5,306)
------------------------------------------------------------
NET REALIZED GAIN                            $    19,281,587
------------------------------------------------------------
Change in unrealized appreciation
   (depreciation) --
   Investments (identified cost basis)       $ 1,954,982,573
   Foreign currency                                     (260)
------------------------------------------------------------
NET CHANGE IN UNREALIZED APPRECIATION
   (DEPRECIATION)                            $ 1,954,982,313
------------------------------------------------------------

NET REALIZED AND UNREALIZED GAIN             $ 1,974,263,900
------------------------------------------------------------

NET INCREASE IN NET ASSETS FROM
   OPERATIONS                                $ 2,057,090,168
------------------------------------------------------------

                       SEE NOTES TO FINANCIAL STATEMENTS

TAX-MANAGED GROWTH PORTFOLIO AS OF DECEMBER 31, 1999

FINANCIAL STATEMENTS CONT'D

STATEMENTS OF CHANGES IN NET ASSETS

INCREASE (DECREASE)                         YEAR ENDED              PERIOD ENDED               YEAR ENDED
IN NET ASSETS                               DECEMBER 31, 1999       DECEMBER 31, 1998(1)       OCTOBER 31, 1998
---------------------------------------------------------------------------------------------------------------
From operations --
   Net investment income                     $    82,826,268           $    9,404,648           $   40,322,702
   Net realized gain (loss)                       19,281,587               21,475,026              (88,268,073)
   Net change in unrealized appreciation
      (depreciation)                           1,954,982,313              950,828,792              540,179,532
---------------------------------------------------------------------------------------------------------------
NET INCREASE IN NET ASSETS FROM OPERATIONS   $ 2,057,090,168           $  981,708,466           $  492,234,161
---------------------------------------------------------------------------------------------------------------
Capital transactions --
   Contributions                             $ 5,393,615,110           $  858,758,546           $4,084,235,841
   Withdrawals                                (1,040,915,654)            (121,286,161)            (462,237,336)
---------------------------------------------------------------------------------------------------------------
NET INCREASE IN NET ASSETS FROM CAPITAL
   TRANSACTIONS                              $ 4,352,699,456           $  737,472,385           $3,621,998,505
---------------------------------------------------------------------------------------------------------------
NET INCREASE IN NET ASSETS                   $ 6,409,789,624           $1,719,180,851           $4,114,232,666
---------------------------------------------------------------------------------------------------------------

Net Assets
---------------------------------------------------------------------------------------------------------------
At beginning of year                         $ 8,704,859,335           $6,985,678,484           $2,871,445,818
---------------------------------------------------------------------------------------------------------------
AT END OF YEAR                               $15,114,648,959           $8,704,859,335           $6,985,678,484
---------------------------------------------------------------------------------------------------------------

(1)      For the two-month period ended December 31, 1998.

                       SEE NOTES TO FINANCIAL STATEMENTS

TAX-MANAGED GROWTH PORTFOLIO AS OF DECEMBER 31, 1999

FINANCIAL STATEMENTS CONT'D

SUPPLEMENTARY DATA

                                                                                   YEAR ENDED OCTOBER 31,
                                    YEAR ENDED          PERIOD ENDED         -----------------------------------
                                    DECEMBER 31, 1999   DECEMBER 31, 1998(1)    1998        1997       1996(2)
----------------------------------------------------------------------------------------------------------------
Ratios to average daily net assets
----------------------------------------------------------------------------------------------------------------
Expenses                                      0.46%                0.48%(3)        0.50%       0.56%      0.66%(3)
Net investment income                         0.72%                0.72%(3)        0.78%       0.81%      0.91%(3)
Portfolio Turnover                              11%                   3%             12%         14%         6%
----------------------------------------------------------------------------------------------------------------
NET ASSETS, END OF YEAR (000'S
   OMITTED)                            $15,114,649           $8,704,859      $6,985,678  $2,871,446   $936,800
----------------------------------------------------------------------------------------------------------------

(1)      For the two-month period ended December 31, 1998.
(2) For the period form the start of business, December 1, 1995, to October 31, 1996.
(3)      Annualized.

                       SEE NOTES TO FINANCIAL STATEMENTS

TAX-MANAGED GROWTH PORTFOLIO AS OF DECEMBER 31, 1999

NOTES TO FINANCIAL STATEMENTS

1 Significant Accounting Policies
-------------------------------------------
   Tax-Managed Growth Portfolio (the Portfolio) is registered under the Investment Company Act of 1940, as amended, as a diversified, open-end management investment company. The Portfolio, which was organized as a trust under the laws of the State of New York on December 1, 1995, seeks to provide long-term after-tax returns by investing in a diversified portfolio of equity securities. The Declaration of Trust permits the Trustees to issue interests in the Portfolio. The following is a summary of significant accounting policies consistently followed by the Portfolio in the preparation of its financial statements. The policies are in conformity with generally accepted accounting principles.

 A Investment Valuations -- Marketable securities, including options, that are listed on foreign or U.S. securities exchanges or in the NASDAQ National Market System are valued at closing sale prices, on the exchange where such securities are principally traded. Futures positions on securities or currencies are generally valued at closing settlement prices. Unlisted or listed securities for which closing sale prices are not available are generally valued at the mean between the latest bid and asked prices. Short-term debt securities with a remaining maturity of 60 days or less are valued at amortized cost, which approximates value. Other fixed income and debt securities, including listed securities and securities for which price quotations are available, will normally be valued on the basis of valuations furnished by a pricing service. Over-the counter options are normally valued at the mean between the latest bid and asked price. Investments for which valuations or market quotations are unavailable are valued at fair value using methods determined in good faith by or at the direction of the Trustees.

 B Income Taxes -- The Portfolio is treated as a partnership for federal tax purposes. No provision is made by the Portfolio for federal or state taxes on any taxable income of the Portfolio because each investor in the Portfolio is ultimately responsible for the payment of any taxes on its share of such taxable income. Since some of the Portfolio's investors are regulated investment companies that invest all or substantially all of their assets in the Portfolio, the Portfolio normally must satisfy the applicable source of income and diversification requirements (under the Internal Revenue Code) in order for its investors to satisfy them. The Portfolio will allocate, at least annually among its investors, each investor's distributive share of the Portfolio's net investment income, net realized capital gains, and any other items of income, gain, loss, deduction or credit.

 C Deferred Organization Expenses -- Costs incurred by the Portfolio in connection with its organization are being amortized on the straight-line basis over five years.

 D Futures Contracts -- Upon the entering of a financial futures contract, the Portfolio is required to deposit either in cash or securities an amount (initial margin) equal to a certain percentage of the purchase price indicated in the financial futures contract. Subsequent payments are made or received by the Portfolio (margin maintenance) each day, dependent on daily fluctuations in the value of the underlying security, and are recorded for book purposes as unrealized gains or losses by the Portfolio. The Portfolio's investment in financial futures contracts is designed to hedge against anticipated future changes in price of current or anticipated portfolio positions. Should prices move unexpectedly, the Portfolio may not achieve the anticipated benefits of the financial futures contracts and may realize a loss.

 E Put Options -- Upon the purchase of a put option by the Portfolio, the premium paid is recorded as an investment, the value of which is marked-to-market daily. When a purchased option expires, the Portfolio will realize a loss in the amount of the cost of the option. When the Portfolio enters into a closing sale transaction, the Portfolio will realize a gain or loss depending on whether the sales proceeds from the closing sale transaction are greater or less than the cost of the option. When the Portfolio exercises a put option, settlement is made in cash. The risk associated with purchasing options is limited to the premium originally paid.

 F Securities Sold Short -- The Portfolio may sell securities it does not own in anticipation of a decline in the market price of the securities or in order to hedge portfolio positions. The Portfolio will generally borrow the security sold in order to make delivery to the buyer. Upon executing the transaction, the Portfolio records the proceeds as deposits with brokers in the Statement of Assets and Liabilities and establishes an offsetting payable for securities sold short for the securities due on settlement. The proceeds are retained by the broker as collateral for the short position. The liability is marked to market and the Portfolio is required to pay the lending broker any dividend or interest income earned while the short position is open. A gain or loss is recorded when the security is delivered to the broker. The Portfolio may

TAX-MANAGED GROWTH PORTFOLIO AS OF DECEMBER 31, 1999

NOTES TO FINANCIAL STATEMENTS CONT'D

   recognize a loss on the transaction if the market value of the securities sold increases before the securities are delivered.

 G Other -- Investment transactions are accounted for on the date the securities are purchased or sold. Dividend income is recorded on the ex-dividend date. However, if the ex-dividend date has passed, certain dividends from foreign securities are recorded as the Portfolio is informed of the ex-dividend date. Interest income is recorded on the accrual basis.

 H Use of Estimates -- The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of income and expense during the reporting period. Actual results could differ from those estimates.

2 Investment Adviser Fee and Other Transactions with Affiliates
-------------------------------------------
   The investment adviser fee is earned by Boston Management and Research (BMR), a wholly-owned subsidiary of Eaton Vance Management (EVM), as compensation for management and investment advisory services rendered to the Portfolio. Under the advisory agreement, BMR receives a monthly advisory fee of 5/96 of 1% (0.625% annually) of the average daily net assets of the Portfolio up to $500,000,000, and at reduced rates as daily net assets exceed that level. For the year ended December 31, 1999, the adviser fee was 0.45% of the Portfolio's average net assets. Except for Trustees of the Portfolio who are not members of EVM's or BMR's organization, officers and Trustees receive remuneration for their services to the Portfolio out of such investment adviser fee. Trustees of the Portfolio that are not affiliated with the Investment Adviser may elect to defer receipt of all or a percentage of their annual fees in accordance with the terms of the Trustees Deferred Compensation Plan. For the year ended December 31, 1999, no significant amounts have been deferred.

   Certain officers and Trustees of the Portfolio are officers of the above organizations.

3 Investment Transactions
-------------------------------------------
   For the year ended December 31, 1999, purchases and sales of investments, other than short-term obligations, aggregated $2,189,568,246 and $1,178,444,732, respectively. In addition, investments having an aggregate market value of $323,735,434 at dates of withdrawal were distributed in payment for capital withdrawals. During the year ended December 31, 1999, investors contributed securities with a value of $3,191,016,822.

4 Federal Income Tax Basis of Investments
-------------------------------------------
   The cost and unrealized appreciation (depreciation) in value of the investments owned at December 31, 1999 as computed on a federal income tax basis, were as follows:

    AGGREGATE COST                            $ 4,733,822,312
    ---------------------------------------------------------
    Gross unrealized appreciation             $10,362,747,476
    Gross unrealized depreciation                 (87,055,667)
    ---------------------------------------------------------
    NET UNREALIZED APPRECIATION               $10,275,691,809
    ---------------------------------------------------------

5 Financial Instruments
-------------------------------------------
   The Portfolio may trade in financial instruments with off-balance sheet risk in the normal course of its investing activities to assist in managing exposure to various market risks. These financial instruments include written options, forward foreign currency exchange contracts and financial futures contracts and may involve, to a varying degree, elements of risk in excess of the amounts recognized for financial statement purposes.

   The notional or contractual amounts of these instruments represent the investment the Portfolio has in particular classes of financial instruments and does not necessarily represent the amounts potentially subject to risk. The measurement of the risks associated with these instruments is meaningful only when all related and offsetting transactions are considered.

   The Portfolio did not have any open obligations under these financial instruments at December 31, 1999.

6 Line of Credit
-------------------------------------------
   The Portfolio participates with other portfolios and funds managed by BMR and EVM and its affiliates in a $150 million unsecured line of credit agreement with a group of banks. The Portfolio may temporarily borrow from the line of credit to satisfy redemption requests or settle investment transactions. Interest is charged to each portfolio or fund based on its borrowings at an amount above the Eurodollar rate or federal funds rate. In addition, a fee computed at an annual rate of 0.10% on the daily unused portion of the line of credit is allocated among the participating portfolios

TAX-MANAGED GROWTH PORTFOLIO AS OF DECEMBER 31, 1999

NOTES TO FINANCIAL STATEMENTS CONT'D

   and funds at the end of each quarter. The Portfolio did not have any significant borrowings or allocated fees during the year ended December 31, 1999.

7 Fiscal Year End Change
-------------------------------------------
   Effective November 1, 1998, the Portfolio changed its fiscal year-end to December 31.

TAX-MANAGED GROWTH PORTFOLIO AS OF DECEMBER 31, 1999

INDEPENDENT AUDITORS' REPORT

TO THE TRUSTEES AND INVESTORS
OF TAX-MANAGED GROWTH PORTFOLIO:
---------------------------------------------

We have audited the accompanying statement of assets and liabilities, including the portfolio of investments, of Tax-Managed Growth Portfolio (the Portfolio) as of December 31, 1999, and the related statement of operations for the year then ended, the statements of changes in net assets for the year ended December 31, 1999, the two-month period ended December 31, 1998 and for the year ended October 31, 1998, and the supplementary data for the year ended December 31, 1999, the two-month period ended December 31, 1998 and for each of the years in the two-year period ended October 31, 1998 and for the period from the start of business, December 1, 1995 to October 31, 1996. These financial statements and supplementary data are the responsibility of the Portfolio's management. Our responsibility is to express an opinion on these financial statements and supplementary data based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and supplementary data are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our procedures included confirmation of securities owned as of December 31, 1999 by correspondence with the custodian. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such financial statements and supplementary data referred to above present fairly, in all material respects, the financial position of the Portfolio as of December 31, 1999, and the results of its operations, the changes in its net assets and its supplementary data for the respective stated periods in conformity with generally accepted accounting principles.

DELOITTE & TOUCHE LLP
Boston, Massachusetts
February 11, 2000

                                    SIGNATURE


     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned officer of its Manager, Eaton Vance Management, thereunto duly authorized.

                                       BELCREST CAPITAL FUND LLC
                                       (Registrant)

                                       By:  EATON VANCE MANAGEMENT, its Manager



                                       By:  /s/ Alan R. Dynner
                                       -----------------------
                                         Alan R. Dynner
                                         Vice President and Chief Legal Officer

Date:  April 27, 2000

                                  EXHIBIT INDEX

EXHIBIT NO.         DESCRIPTION
-----------         -----------

3 Copy of Amended and Restated Operating Agreement of the Fund dated November 24, 1998 and First Amendment thereto dated September 1, 1999. (Note: the Operating Agreement also defines the rights of the holders of Shares of the Fund)

4 Copy of Loan and Security Agreement dated as of November 24, 1998, First Amendment thereto dated as of February 23, 1999; Second Amendment thereto dated as of April 28, 1999; Third Amendment thereto dated as of July 28, 1999, and Fourth
                    Amendment  thereto  dated as of  September  1,  1999,  Fifth
                    Amendment thereto dated as of September 29, 1999; Sixth Amendment thereto dated as of March 8, 2000.

9                   Not applicable and not filed.

10(1) Copy of Investment Advisory and Administration Agreement between the Fund and Boston Management and Research dated November 24, 1998.

10(2)               Copy  of  Management   Agreement   between  Belcrest  Realty
                    Corporation   and  Boston   Management  and  Research  dated
                    November 24, 1998.

10(3) Copy of Investor Servicing Agreement between the Fund and Eaton Vance Distributors, Inc. dated August 14, 1998.

10(4) Copy of Custody and Transfer Agency Agreement between the Fund and Investors Bank & Trust Company dated August 14, 1998.

11                  Not applicable and not filed.

12                  Not applicable and not filed.

21                  List of Subsidiaries of the Fund.

24                  Not applicable and not filed.

27(1)               Financial Data Schedule for 12/31/98

27(2)               Financial Data Schedule for 12/31/99

99 Form N-SAR of Eaton Vance Tax-Managed Growth Portfolio (File No. 811-7409) for its fiscal year ended December 31, 1999 filed electronically with the Securities and Exchange Commission under the Investment Company Act of 1940 on February 17, 2000 (Accession No. 0000940394-00-000073)
                    (incorporated herein by reference pursuant to Rule 12b-32).